Filed Pursuant to Rule 424(b)(5)
Registration No. 333-233938

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is not an offer to sell the securities and is not soliciting offers to buy the securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 7, 2021

Preliminary Prospectus Supplement

(To Prospectus dated September 25, 2019)

Trip.com Group Limited

31,635,600 Ordinary Shares

We are offering 31,635,600 ordinary shares, par value US$0.00125 per share, as part of a global offering, or the Global Offering, consisting of an international offering of 29,421,100 ordinary shares offered hereby, and a Hong Kong public offering of 2,214,500 ordinary shares. The public offering price for the international offering and the Hong Kong public offering is HK$        per ordinary share, or approximately US$         per ordinary share based on an exchange rate of HK$7.7534 to US$1.00.

Our ADSs are listed on the Nasdaq Global Select Market, or Nasdaq, under the symbol “TCOM.” On April 6, 2021, the last reported trading price of our ADSs on Nasdaq was US$40.18 per ADS, or HK$311.53 per ordinary share, based upon an exchange rate of HK$7.7534 to US$1.00. Each ADS represents one ordinary share.

We will determine the offer price for both the international offering and the Hong Kong public offering by reference to, among other factors, the closing price of our ADSs on the last trading day before the pricing of the Global Offering, which is expected to be on or about April 13, 2021. The maximum offer price for the Hong Kong public offering is HK$333.00, or US$42.95, per ordinary share (equivalent to US$42.95 per ADS).

The allocation of ordinary shares between the international offering and the Hong Kong public offering is subject to reallocation. For more information, see “Underwriting” beginning on page S-42 of this prospectus supplement. The public offering price for the international offering may differ from the public offering price for the Hong Kong public offering. See “Underwriting—Pricing.” The international offering contemplated herein consists of a U.S. offering and a non-U.S. offering made outside the United States in compliance with applicable law. We are paying a registration fee for ordinary shares sold in the United States, as well as for ordinary shares initially offered and sold outside the United States in the Global Offering that may be resold from time to time into the United States.

We have applied to list our ordinary shares on the Hong Kong Stock Exchange pursuant to Chapter 19C of the Hong Kong Stock Exchange Listing Rules under the stock code “9961.”

See “Risk Factors” beginning on page S-15 of this prospectus and in any documents incorporated by reference into this prospectus for a discussion of certain risks that should be considered in connection with an investment in our ordinary shares.

Neither the United States Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

PRICE HK$         PER ORDINARY SHARE

	Per Ordinary Share		Total
Public offering price	HK$	(1)	HK$
Underwriting discounts and commissions(2)	HK$		HK$
Proceeds to us (before expenses)(3)	HK$		HK$

(1)

Equivalent to US$        per ADS, based upon each ADS representing one ordinary share and an exchange rate of HK$7.7534 to US$1.00 as of December 31, 2020, as set forth in the H.10 statistical release of The Board of Governors of the Federal Reserve System.

(2)	See “Underwriting” beginning on page S-42 of this prospectus supplement for additional information regarding total underwriting compensation.
(3)	Includes estimated net proceeds of HK$ from the sale of 2,214,500 ordinary shares in the Hong Kong public offering.

We have granted the international underwriters the option, exercisable by the Joint Representatives, for themselves and on behalf of the international underwriters, to purchase up to an additional 4,745,300 ordinary shares at the public offering price until 30 days after the last day for the lodging of applications under the Hong Kong public offering. J.P. Morgan Securities plc expects to enter into a borrowing arrangement with Baidu Holdings Limited to facilitate the settlement of over-allocations. J.P. Morgan Securities plc is obligated to return ordinary shares to Baidu Holdings Limited by exercising the option to purchase additional ordinary shares from us or by making purchases in the open market. No fees or other remuneration will be paid by the underwriters to us or Baidu Holdings Limited for the loan of these ordinary shares.

The underwriters expect to deliver the ordinary shares against payment therefor through the facilities of the Central Clearing and Settlement System on or around                 , 2021.

Joint Sponsors, Joint Global Coordinators, Joint Bookrunners and Joint Lead Managers

J.P.Morgan	CICC	Goldman Sachs (Asia) L.L.C.

Joint Global Coordinators, Joint Bookrunners and Joint Lead Managers

HSBC	CMBI

Joint Bookrunners and Joint Lead Managers

ICBCI	BOCI	CCBI	ABCI	DBS	Mizuho Securities	Haitong International	Nomura

Prospectus supplement dated                 , 2021.

Prospectus Supplement

Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, or any other offering materials we file with the SEC. We have not, Baidu Holdings Limited has not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. None of the underwriters, Baidu Holdings Limited, or us is making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of each of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or the underwriter to subscribe for and purchase, any of the ordinary shares and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of the Global Offering and other matters relating to us and our financial condition. The second part, the base prospectus, presents more general information about this offering. The base prospectus was included in the registration statement on Form F-3 (File No. 333-233938) that we filed with the SEC on September 25, 2019 and has been updated since that time with additional information that is incorporated by reference. Generally, when we refer only to the “prospectus,” we are referring to both parts combined, and when we refer to the “accompanying prospectus,” we are referring to the base prospectus as updated through incorporation by reference.

If information in this prospectus supplement differs from information in the accompanying prospectus, you should rely on the information in this prospectus supplement.

Other than the Hong Kong public offering, no action is being taken in any jurisdiction outside the United States to permit a public offering of the ordinary shares, and no action is being taken in any jurisdiction outside the United States to permit the possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to the Global Offering (as defined in the prospectus supplement under the caption “Underwriting”) and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.

You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisors for legal, tax, business, financial and related advice regarding the purchase of any of the securities offered by this prospectus supplement.

In this prospectus supplement, unless otherwise indicated or unless the context otherwise requires,

•	“ADSs” refers to American depositary shares, each of which represents one ordinary share;

•	“Analysys” refers to ANALYSYS LTD;

•

“China” or “PRC” refers to the People’s Republic of China, excluding, solely for the purpose of this prospectus supplement, Hong Kong, the Macao Special Administrative Region of the People’s Republic of China, and Taiwan, except where the context requires otherwise;

•	“Deposit Agreement” refers to the deposit agreement, dated as of December 8, 2003, as amended, among us, The Bank of New York Mellon and ADS holders and beneficial owners from time to time;

•	“domestic travel” refers to visits within a country by travelers who are residents of that country;

•	“GMV” refers to gross merchandise volume, the total value of merchandise sold through our platform during a given period;

•	“Latest Practicable Date” refers to March 31, 2021, being the latest practicable date for ascertaining certain information in this document before its publication;

•

“our platform” or “our one-stop travel platform” refers to mobile applications, other mobile access channels, multi-lingual websites, offline stores, and customer service centers through which we provide a wide range of products, service, and content offerings to our users;

•	“outbound travel” refers to visits by residents of a country outside that country;

•

“Qunar” refers to Qunar Cayman Islands Limited, a Cayman Islands company incorporated on July 31, 2006, and unless the context requires otherwise, includes its predecessor entities and consolidated subsidiaries and consolidated affiliated Chinese entities;

•

“Renminbi” or “RMB” refers to the legal currency of China; “U.S. dollars” or “US$” refers to the legal currency of the United States; “HK$” or “Hong Kong dollars” refers to Hong Kong dollars, refers to the lawful currency of Hong Kong Special Administrative Region of China; and “€” refers to the legal currency of Eurozone;

•	“shares” or “ordinary shares” refers to our ordinary shares, par value of US$0.00125 per share;

•	“Takeovers Code” refers to Codes on Takeovers and Mergers and Share Buy-backs issued by the SFC;

•	“Track Record Period” refers to the years ended December 31, 2018, 2019, and 2020;

•

“VIE” or “consolidated affiliated Chinese entities” refers to our variable interest entities, the financial results of which are consolidated into our consolidated financial statements as if they were our subsidiaries; and

•

“we,” “us,” “our company,” or “Trip.com Group” refers to Trip.com Group Limited (formerly known as Ctrip.com International, Ltd.), its predecessor entities and subsidiaries, and, in the context of describing our operations and consolidated financial information, its consolidated affiliated Chinese entities, unless otherwise indicated herein. In calculating our operating data (other than the numbers of our intellectual properties), where applicable, we take into account the comparable operating data or other information of Qunar.

Our reporting currency is RMB. Unless otherwise noted, all translations from RMB to U.S. dollars in this prospectus supplement are made at a rate of RMB6.5250 to US$1.00, the exchange rate in effect as of December 31, 2020 as set forth in the H.10 statistical release of The Board of Governors of the Federal Reserve System. We make no representation that any RMB amounts could have been, or could be, converted into U.S. dollars at any particular rate, or at all. On April 2, 2021, the exchange rate was RMB6.5646 to US$1.00.

All discrepancies in any table between the amounts identified as total amounts and the sum of the amounts listed therein are due to rounding.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, in accordance with the Exchange Act, we file annual reports and other information with the SEC. Information we file with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov.

This prospectus supplement is part of a registration statement that we filed with the SEC, using a “shelf” registration process under the Securities Act of 1933, as amended, or the Securities Act, relating to the securities to be offered. This prospectus supplement does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to Trip.com Group Limited and the securities, reference is hereby made to the registration statement and the prospectus contained therein. The registration statement, including the exhibits thereto, may be inspected on the SEC’s website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with or submit to the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus supplement and the accompanying prospectus. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents should not create any implication that there has been no change in our affairs since such date. Information that we file with or submit to the SEC in the future and incorporate by reference will automatically update and supersede the previously filed information. See “Incorporation of Certain Documents by Reference” in the accompanying prospectus for more information. All of the documents incorporated by reference are available at www.sec.gov under Trip.com Group Limited, CIK number 0001269238.

We incorporate by reference the documents listed below in this prospectus supplement.

•	Our annual report on Form 20-F for the fiscal year ended December 31, 2020 filed with the SEC on March 15, 2021 (File No. 001-33853), or our 2020 Form 20-F;

•	Exhibit 99.1 to our current report on Form 6-K, furnished to the SEC on April 6, 2021 titled “Trip.com Group Limited Supplemental and Updated Disclosure;”

•

The description of the securities contained in our registration statement on Form 8-A filed on November 23, 2007 pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description; and

•

With respect to the offering of the securities under this prospectus supplement, all subsequent reports on Form 20-F, and any report on Form 6-K that indicates it (or any applicable portions thereof) is being incorporated by reference that we file with or furnish to the SEC on or after the date hereof and until the termination or completion of the offering by means of this prospectus supplement.

As you read the documents incorporated by reference, you may find inconsistencies in information from one document to another. If you find inconsistencies, you should rely on the statements made in the most recent document.

We will provide a copy of any or all of the information that has been incorporated by reference into the accompanying prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus supplement, upon written or oral request, to any person, including any beneficial owner of the securities, to whom a copy of this prospectus supplement is delivered, at no cost to such person. You may make such a request by writing or telephoning us at the following mailing address or telephone number:

Trip.com Group Limited

Building 16

968 Jin Zhong Road

Shanghai 200335

People’s Republic of China

(+86) 21 3406 4880 X 12229

Attention: Investor Relations

SPECIAL NOTES REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference may contain forward-looking statements that involve risks and uncertainties. All statements other than statements of historical facts are forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by terminology such as “may,” “will,” “expect,” “anticipate,” “aim,” “intend,” “plan,” “believe,” “estimate,” “is/are likely to,” “future,” “potential,” “continue,” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, and financial needs. These forward-looking statements include statements relating to, among other things:

•	our anticipated growth strategies;

•	our future business development, results of operations, and financial conditions;

•	our ability to continue to control costs and maintain profitability; and

•	the expected growth in the overall economy and demand for travel services in China and globally.

The forward-looking statements included in this prospectus supplement, in the accompanying prospectus, and in the documents incorporated by reference therein are subject to risks, uncertainties, and assumptions about our company. Our actual results of operations may differ materially from the forward-looking statements as a result of the risk factors disclosed in this prospectus supplement, in the accompanying prospectus, and in the documents incorporated by reference therein.

We would like to caution you not to place undue reliance on these forward-looking statements. You should read these statements in conjunction with the risk factors disclosed herein, in the accompanying prospectus, and in the documents incorporated by reference therein for a more complete discussion of the risks of an investment in our securities. We operate in a rapidly evolving environment. New risks emerge from time to time and it is impossible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ from those contained in any forward-looking statement. We do not undertake any obligation to update or revise the forward-looking statements except as required under applicable law.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements and notes thereto appearing elsewhere in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein. In addition to this summary, we urge you to read the entire prospectus supplement, the accompanying prospectus, and the documents incorporated by reference carefully, especially the risks of investing in our ADSs discussed under “Risk Factors” of this prospectus supplement and under “Item 3.D. Key Information—Risk Factors” in our 2020 Form 20-F, which contains our audited consolidated financial statements as of December 31, 2019 and 2020 and for the years ended December 31, 2018, 2019, and 2020, and our current report on Form 6-K furnished to the SEC on April 6, 2021, are incorporated by reference in this prospectus supplement and the accompanying prospectus. This prospectus supplement contains information from an industry report commissioned by us dated in or around April, 2021 and prepared by Analysys, an independent industry market research consulting firm, to provide information regarding our industry and our market position in China. We refer to this report as the “Analysys Report.”

Who We Are Today

Today, we are a leading one-stop travel platform globally, integrating a comprehensive suite of travel products and services and differentiated travel content. We are the go-to destination for travelers in China, and increasingly for travelers around the world, to explore travel and get inspired, to make informed and cost-effective travel bookings, and to enjoy hassle-free, on-the-go support and share travel experience. Users come to our platform for any type of trip, from in-destination activities, weekend getaways, and short-haul trips, to cross-border vacations and business trips. Our diverse product and service portfolio covers budget, high-end, customized, and boutique offerings that appeal to both our domestic users and our growing global user base. Founded in 1999, we now operate the most well-known travel brands in China according to the Analysys Report, and have solidified our leadership over the past two decades. We have been the largest online travel platform in China over the past decade and the largest online travel platform globally from 2018 to 2020, both in terms of gross merchandise volume, or GMV, according to the Analysys Report.

Our Mission

Our mission is to make every trip effortlessly enjoyable.

Travel is a way of life and life is a trip. Travel is more than transportation, lodging, dining, and sightseeing. Travel is a lifestyle and an indispensable dimension of life. We travel for fun and for work; we travel alone and with family and friends; we travel far away and nearby. Our travel experiences help shape who we are.

We make every trip personalized, convenient, enjoyable, and inspirational by building a travel ecosystem integrating rich and diverse travel products, services, and content offerings. Over the past two decades, we have been elevating the travel experience and lifestyles for people in China and around the world.

Overview

How We Create an Effortlessly Enjoyable Travel Experience

User Centricity. We are a user-centric company committed to providing each user with a personalized, convenient, enjoyable, and inspirational travel experience. Before a trip, we provide personalized content to inspire our users to make informed travel decisions and a smooth booking process with full pricing transparency. Throughout a trip, we provide convenient and reliable on-the-go support through our mobile applications and around-the-clock customer service centers. After a trip, we continue to engage with our users, encourage them to review and share their experiences, and then use the feedback to consistently refine our services and inspire other users.

Open Platform. We enable a network of ecosystem partners, including listed accommodations, airlines, and other travel product providers, to access our massive user traffic, deep travel insights, and technology-enabled solutions. As a result, our open platform seamlessly aggregates and presents diverse travel products and services across the world with great scalability.

Proprietary Technology. We focus on building technology to improve travel experience. We were the first travel platform in China to launch a mobile-based transaction platform that enables convenient booking anywhere and anytime. Our proprietary artificial intelligence (AI) and big data analytics technologies allow us to transform our massive travel data into business intelligence and operating know-how to consistently enhance our travel offerings and our operating efficiency.

Our Resilience

Our 17-year journey as a public company started in December 2003, shortly after the SARS outbreak in China, and the resilience that we demonstrated then continues today. Since the beginning of 2020, we, similar to other companies in the travel industry, have been negatively impacted by the COVID-19 pandemic. Nevertheless, we have continued to innovate our product, service, and content offerings to continuously deliver high-quality travel experience to our users. We not only strengthened collaboration with our hotel partners by launching a broader range of room and non-room offerings at attractive prices, but also developed “pre-order” offerings, which allow our users to lock in a competitive price while enjoying great flexibility in determining the actual travel date. We also launched our live streaming functions to help our ecosystem partners promote travel destinations across China and offer the latest great deals from hotels and flights to excursion tickets and in-destination activity packages. These efforts have created new ways to engage with users and ignite increasing local and domestic travel demand, and enabled us to continue to provide diverse marketing services to ecosystem partners.

As social and economic conditions gradually recovered from the COVID-19 pandemic within China, we observed an emerging demand for short-haul travel, local trips, and domestic boutique and premium accommodation experiences. We have rolled out new product offerings in these categories to better serve users’ travel demand and recorded a strong recovery in our domestic travel business. As of December 31, 2020, the number of in-destination activity ecosystem partners increased by approximately 25% compared to December 31, 2019. In the fourth quarter of 2020, we had an over 20% increase in our intra-provincial hotel GMV and an over 100% increase in number of reservations for attractions and activities, compared to the same period in 2019. Our continued innovations in products, services, and content offerings allow us to identify the evolving need of users, putting us in an advantageous position to capture pent-up demand for outbound travel post-COVID-19.

Our Value Propositions

Our Value Propositions to Users

Users come to us for inspiration, diverse selection, personalized, convenient, and enjoyable experiences, trustworthiness, value-based pricing, and efficiency.

Inspiration. The digital nature and scale of our platform have allowed us to accumulate content shared by travelers based on their real travel experiences and professionally generated content from our ecosystem partners. Our immersive and appealing content inspires travel ideas and bookings, and motivates future sharing from users after their own trips, thereby continuously enriching our content offerings.

Diverse Selection. Our one-stop travel platform offers a vast number of accommodations, transportation options, vacation packages, in-destination activities, and service offerings with expanding geographical coverage. From budget to premium, our diverse selection of travel product and service offerings, including long-tail and customized products, allows us to capture the varying demands of our broad user base. Our global travel offerings enable our users to book travel within China and elsewhere in the world.

Personalized, Convenient, and Enjoyable Experience. Our proprietary AI and big data analytics technologies enable us to provide each user with a personalized content feed. Our search and transaction engines integrate extensive product and service offerings around the world, provide real-time updates on pricing and availabilities, handle complex routing and matching calculations, and enable flexible payment options to maximize convenience for our users.

Trustworthiness. Our on-the-go travel services accompany users throughout their entire journey. Our service center is reachable 24/7. We proactively take swift measures to safeguard our users’ safety and economic interests constantly, especially when emergency situations arise such as the COVID-19 pandemic. This further solidifies the trustworthiness of our brands.

Value-Based Pricing. We are able to negotiate competitive prices for users not only because of our scale, but also because of our ability to improve our ecosystem partners’ operating efficiency by effectively matching demand with supply through our proprietary technology.

Efficiency. Leveraging our proprietary AI and big data analytics technologies, we have been continuously improving our user support efficiency and user experience through our self-developed automated instant messenger system, telephone system distribution software, and personalized search engine and recommendation system. We also use our industry-leading technologies in search and transactions of flight ticket, hotels, and accommodations to shorten search latencies and processing time, and generate relevant results efficiently to ensure good user experience. See “Item 4.B. Information on the Company—Business Overview—Technology” in our 2020 Form 20-F.

Our Value Propositions to Ecosystem Partners

Our ecosystem partners collaborate with us for our scale, innovation, and insights and technology solutions.

Scale. Leveraging our open platform, we enable our ecosystem partners to gain access to our massive user base. We improve the efficiency of our ecosystem partners and conversions on our open platform through targeted online marketing and content creation tools, demand forecast data insights, dynamic pricing engines, an integrated payment system, and supply chain financing facilitation. These value-added services help expand our travel offerings with competitive pricing and elevate travel experience and service for users, thereby enabling our platform to attract those users with the strong intent to travel, which drives high conversion rates and return on investment for our ecosystem partners.

Innovation. Due to our scale, deep understanding of the industry, and proprietary technology, we not only match demand with supply, but also create new demand and drive value creation for the entire industry. For example, we have recently identified increasing user demand for short-haul trips and weekend getaways. As a result, we have introduced new product offerings to capture these emerging trends and leveraged our live streaming function to promote local attractions and activities.

Insights and Technology Solutions. We combine our travel insights and technology know-how to help our ecosystem partners grow their businesses. We provide our ecosystem partners with a comprehensive suite of technology solutions such as targeted online marketing tools, demand forecast and user behavior analytics models, an integrated payment system, and supply chain financing facilitation. As our partners grow their businesses, we both stand to benefit.

We offer various travel offerings such as air tickets and hotel listings to our users and charge them directly. In order to better meet users’ increasing needs for diversified products and services, we allow trusted ecosystem partners to directly post their own product and service offerings on our open platform alongside products and services that are negotiated with business partners and offered by us. In substantially all of our hotel-related and air ticket-related transactions, we generally act as agent for our hotel reservation partners and airline ticket partners, and collect commissions from these ecosystem partners on products and services booked and sold through us. We allow ecosystem partners to determine the prices of their own products posted on our platform, and ensure adequate pricing competition among ecosystem partners through our open platform, thereby providing our users with a wide range of travel offerings with competitive and transparent pricing.

As our ecosystem partners increase their scale and achieve better profitability, we are able to offer products and services with better quality and value to our users, which ultimately enhances our value proposition to our users and the overall travel industry.

Our Strengths

We have achieved a leading position, in part, by establishing the following competitive strengths:

•	the leading travel platform in China with growing global presence;

•	one-stop destination for a comprehensive suite of travel offerings;

•	user centricity throughout the journey;

•	proprietary technologies underpinning our entire operations;

•	ecosystem empowering travel partners; and

•	management team with extensive industry experience and entrepreneurial culture.

Our Strategies

We operate our business with local focus and global vision. We will continue to refine and iterate our products and services, innovate our business model and technologies, and drive value creation for all the travel industry stakeholders in China. In the meantime, we plan to remain keenly focused on building our global presence for users within China and the expanding user base outside China. We believe that we are well-positioned to replicate our success in China and globally leveraging our extensive know-how and travel partnership network. In particular, we set the following strategies to:

•	expand our one-stop travel offerings;

•	upgrade our content capabilities;

•	further improve our service quality;

•	continue to invest in technology; and

•	enhance our global leadership.

Risk Factors

Our business and the Global Offering involve certain risks and uncertainties, some of which are beyond our control and may affect your decision to invest in us and/or the value of your investment. Some of the major risks we face include:

•

pandemics (such as COVID-19), epidemics, or fear of spread of contagious diseases could disrupt the travel industry and our operations, which could materially and adversely affect our business, financial condition, and results of operations;

•	our business could suffer if we do not successfully manage current growth and potential future growth, or if we are unable to execute our strategies effectively;

•

our business is sensitive to global economic conditions. A severe or prolonged downturn in the global or Chinese economy may have a material and adverse effect on our business, and may materially and adversely affect our growth and profitability;

•	general declines or disruptions in the travel industry may materially and adversely affect our business and results of operations;

•	fluctuation of fair value change of short-term investments we made may affect our results of operations;

•

we recorded a significant amount of goodwill and indefinite lived intangible assets in connection with our strategic acquisitions and investments, and we may incur material impairment charges to our goodwill and indefinite lived intangible assets if the recoverability of these assets became substantially reduced; and

•

our ADSs may be delisted under the Holding Foreign Companies Accountable Act if the Public Company Accounting Oversight Board, or the PCAOB, is unable to inspect auditors who are located in China. The delisting of our ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections deprives our investors with the benefits of such inspections.

See “Risk Factors” on page S-15 of this prospectus supplement for a discussion of risks related to our ordinary shares, ADSs, and the Listing, and “Risk Factors” in our 2020 Form 20-F and our current report on Form 6-K furnished to the SEC on April 6, 2021, as well as other documents incorporated by reference into the accompanying prospectus, which we strongly urge you to read in full before making an investment in our ordinary shares.

Our Shareholding and Corporate Structure

Our Major Shareholders

Baidu beneficially owned approximately 11.5% of our ordinary shares as of February 28, 2021. It is, and is expected to remain following the Global Offering, our single largest shareholder. As of February 28, 2021, our directors and executive officers (as a group) beneficially owned approximately 6.7% of our ordinary shares, and Naspers beneficially owned approximately 5.5% of our ordinary shares.

For further details, please see “Item 6.E. Directors, Senior Management and Employees—Share Ownership” in our 2020 Form 20-F and “Principal Shareholders.”

Our VIE Structure

Due to the current restrictions on foreign ownership of travel agency and value-added telecommunications businesses in China, we have conducted part of our operations in these businesses through a series of contractual arrangements between our PRC subsidiaries, our consolidated affiliated Chinese entities, and/or their respective shareholders. Our significant consolidated affiliated Chinese entities included Ctrip Commerce, Shanghai Huacheng, Chengdu Ctrip, and Qunar Beijing as of December 31, 2020. From time to time, we amended and restated the contractual arrangements that we had entered into with our consolidated affiliated Chinese entities in order to further strengthen our ability to control these entities and receive substantially all of the economic benefits from them. We have entered into additional contractual arrangements based on substantially the same series of amended and restated forms with our other consolidated affiliated Chinese entities subsequent to our adoption of these forms, and plan to enter into substantially the same series of agreements with all of our future consolidated affiliated Chinese entities.

For further details, please see “Item 4.A. Information on the Company—History and Development of the Company,” “Item 4.C. Information on the Company—Organizational Structure,” and “Item 7.B. Major Shareholders and Related Party Transactions—Related Party Transactions—Arrangements with Consolidated Affiliated Chinese Entities” in our 2020 Form 20-F, as well as other documents that are incorporated by reference into this prospectus supplement.

Public Offering and Listing in Hong Kong

We are offering 31,635,600 ordinary shares, par value US$0.00125 per share, for the Global Offering, consisting of an international offering of 29,421,100 ordinary shares offered hereby, and a Hong Kong public offering of 2,214,500 ordinary shares. The international offering contemplated herein consists of a U.S. offering and a non-U.S. offering made outside the U.S. in accordance with applicable law. We are paying a registration fee for ordinary shares sold in the United States, as well as for ordinary shares initially offered and sold outside the United States in the Global Offering that may be resold from time to time in the United States.

We have applied to list our ordinary shares on the Hong Kong Stock Exchange pursuant to Chapter 19C of the Hong Kong Stock Exchange Listing Rules under the stock code “9961.”

Fungibility and Exchanges between ADSs and Ordinary Shares

In connection with our initial public offering of ordinary shares in Hong Kong, or the Hong Kong public offering, and to facilitate fungibility and conversion between ADSs and ordinary shares and trading between Nasdaq and the Hong Kong Stock Exchange, we intend to move a portion of our issued ordinary shares from our Cayman share register to our Hong Kong share register.

In addition, all ordinary shares offered in both the international offering and the Hong Kong public offering will be registered on the Hong Kong share register in order to be listed and traded on the Hong Kong Stock Exchange. Holders of ordinary shares registered on the Hong Kong share register will be able to convert these ordinary shares into ADSs, and vice versa. See “Exchanges between ADSs and Ordinary Shares.”

It is unclear whether, as a matter of Hong Kong law, the trading or conversion of ADSs constitutes a sale or purchase of the underlying Hong Kong-registered ordinary shares that is subject to Hong Kong stamp duty. We advise investors to consult their own tax advisors on this matter. See “Risk Factors—Risks Related to the Global Offering—There is uncertainty as to whether Hong Kong stamp duty will apply to the trading of our ADSs or deposits of our ordinary shares in, or withdrawals of our ordinary shares from, the ADS facility following our initial public offering in Hong Kong and listing of our ordinary shares on the Hong Kong Stock Exchange.”

Corporate Information

We commenced our business in June 1999. In March 2000, we established an exempted company with limited liability under the Companies Act in the Cayman Islands, Ctrip.com International, Ltd. as our new holding company. In October 2019, we changed our company name to “Trip.com Group Limited.” Since our inception, we have conducted the majority of our operations in China and expanded our operations overseas in 2009. We conduct our operations in China principally through our wholly owned subsidiaries in China. We also conduct part of our operations in China through our consolidated affiliated entities in China, which hold the licenses and permits necessary to operate our websites and provide certain services. Our American depositary shares, each of which represents one ordinary share, par value US$0.00125 per share, of our company, currently trade on the Nasdaq Global Select Market under the symbol “TCOM.”

Our principal executive offices are located at 968 Jin Zhong Road, Shanghai 200335, People’s Republic of China. Our telephone number at this address is +86 (21) 3406-4880. Our registered office in the Cayman Islands is located at the offices of Maples Corporate Services Limited, P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. We have appointed Cogency Global Inc., which is located at 122 East 42nd Street, 18th Floor, New York, NY 10168, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States with this offering. Our corporate website is www.ctrip.com. Information appearing on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus.

Impact of the COVID-19 Pandemic and Recent Developments

The global travel market has taken a hit from the COVID-19 pandemic, due to the travel restrictions and a great number of canceled trips for both business and pleasure purposes, as well as a decrease in economic activities globally, according to the Analysys Report. Nevertheless, as vaccines roll out globally and the total vaccination rate continues to climb, it is estimated that the pandemic would be effectively contained, which in turn lays the foundation for a rapid resurgence of the global travel market. Driven by people’s increasing interest in travel, rising spending power and a possible rebound consumption boom, China’s and global travel market is estimated to recover to the pre-COVID level in 2021 and 2022, respectively, according to the Analysys Report. See “Industry Overview—Industry Recovery and New Norms after the COVID-19 Pandemic” included in our current report on Form 6-K furnished to the SEC on April 6, 2021. For further details, please see “Item 5.A. Operating and Financial Review and Prospects—Operating Results—Impact of COVID-19 on Our Operations” in our 2020 Form 20-F and “Certain Financial Data.”

THE GLOBAL OFFERING

Public Offering Price	HK$ , or US$ , per ordinary share

The Global Offering

We are offering 31,635,600 ordinary shares in the Global Offering, consisting of an international offering of 29,421,100 ordinary shares offered hereby, and a Hong Kong public offering of 2,214,500 ordinary shares. The allocation of ordinary shares between the Hong Kong public offering and the international offering is subject to reallocation. For more information, see “Underwriting.”

Option to Purchase Additional Ordinary Shares

We have granted the international underwriters an option, exercisable by the Joint Representatives, for themselves and on behalf of the international underwriters, until 30 days after the last day for the lodging of applications under the Hong Kong public offering, to purchase up to an additional 4,745,300 ordinary shares at public offering price. J.P. Morgan Securities plc expects to enter into a borrowing arrangement with Baidu Holdings Limited to facilitate the settlement of over-allocations.

Ordinary Shares Outstanding Immediately After the Global Offering

632,711,112 ordinary shares (or 637,456,412 ordinary shares if the Joint Representatives exercise in full, for themselves and on behalf of the international underwriters, their option to purchase additional ordinary shares), excluding 26,071,360 ordinary shares issued to our depositary bank for bulk issuance of ADSs reserved for future issuances upon the exercise or vesting of awards granted under our share incentive plans.

Use of Proceeds

We will determine the offer price for both the international offering and the Hong Kong public offering by reference to, among other factors, the closing price of our ADSs on the last trading day before the pricing of the global offering, which is expected to be on or about April 13, 2021. The maximum offer price for the Hong Kong public offering is HK$333.00, or US$42.95, per ordinary share (equivalent to US$42.95 per ADS). Assuming (i) the offering price is HK$333.00 per ordinary share, (ii) initially 29,421,100 ordinary shares are allocated to the international offering and (iii) initially 2,214,500 ordinary shares are allocated to the Hong Kong public offering, we estimate that we will receive net proceeds from the Global Offering of HK$10.4 billion, or US$1.3 billion (or HK$11.9 billion, or US$1.5 billion, if the Joint Representatives exercise in full, on behalf of the international underwriters, their option to purchase additional ordinary shares), after deducting estimated underwriting discounts and commissions and the estimated offering expenses payable by us. No fees or other remuneration will be paid by the underwriters to us or Baidu Holdings Limited for the loan of the ordinary shares discussed above in “Option to Purchase Additional Ordinary Shares.”

We plan to use the net proceeds we will receive from the Global Offering for the following purposes: (i) funding the expansion of our one-stop travel offerings and improve user experience; (ii) investing in technology to bolster our leading market position in products and services and improving our operating efficiency; and (iii) working capital and general corporate purposes to support our business operation and growth.

See “Use of Proceeds” for more information.

Lock-up	We and Baidu Holdings Limited have agreed with the underwriters not to sell, transfer or dispose of any ADSs, ordinary shares or similar securities for a period of 90 days after the Price Determination Date, expected to be on or about April 13, 2021 and in any event no later than April 16, 2021, subject to certain exceptions. See “Shares Eligible for Future Sale” and “Underwriting” for more information.

Risk Factors	You should carefully read “Risk Factors” beginning on page S-15 and the other information included in this prospectus supplement and the accompanying prospectus, our 2020 Form 20-F and our current report on Form 6-K furnished to the SEC on April 6, 2021 as well as other documents incorporated by reference herein and therein, for a discussion of factors you should carefully consider before deciding to invest in our ordinary shares.

Proposed Hong Kong Stock Exchange Code for the Ordinary Shares	We have applied to list our ordinary shares on the Hong Kong Stock Exchange under the stock code “9961.”

Payment and Settlement	The underwriters expect to deliver the ordinary shares against payment therefor through the facilities of the Central Clearing and Settlement System on or around , 2021.

RISK FACTORS

Investing in the ordinary shares and ADSs involves a high degree of risk. Before you decide to buy these securities, you should carefully consider the risks described below together with the risks described in our 2020 Form 20-F, Exhibit 99.1 to our current report on Form 6-K furnished to the SEC on April 6, 2021, and the other information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference. If any of these risks actually occurs, our business, financial condition, and results of operations could suffer, and you may lose all or part of your investment.

Please see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” for information on where you can find the documents we have filed with or furnished to the SEC and which are incorporated by reference in this prospectus supplement.

Risks Related to Our Ordinary Shares, ADSs and the Listing

As a company applying for listing under Chapter 19C, we adopt different practices as to certain matters as compared with many other companies listed on the Hong Kong Stock Exchange.

As we are applying for listing under Chapter 19C of the Hong Kong Listing Rules, we will not be subject to certain provisions of the Hong Kong Listing Rules pursuant to Rule 19C.11, including, among others, rules on notifiable transactions, connected transactions, share option schemes, content of financial statements as well as certain other continuing obligations. In addition, in connection with the Listing, we have applied for a number of waivers and/or exemptions from strict compliance with the Hong Kong Listing Rules, the Companies (Winding Up and Miscellaneous Provisions) Ordinance, the Takeovers Codes and the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong). As a result, we will adopt different practices as to those matters as compared with other companies listed on the Hong Kong Stock Exchange that do not enjoy those exemptions or waivers.

Furthermore, if 55% or more of the total worldwide trading volume, by dollar value, of our ordinary shares and ADSs over our most recent fiscal year takes place on the Hong Kong Stock Exchange, the Hong Kong Stock Exchange will regard us as having a dual primary listing in Hong Kong and we will no longer enjoy certain exemptions or waivers from strict compliance with the requirements under the Hong Kong Listing Rules, the Companies (Winding Up and Miscellaneous Provisions) Ordinance, the Takeovers Codes and the Securities and Futures Ordinance, which could result in us having to amend our corporate structure and Articles of Association and our incurring of incremental compliance costs.

The trading price of our ADSs has been and is likely to continue to be, and the trading price of our ordinary shares can be, volatile, which could result in substantial losses to holders of our ordinary shares and/or the ADSs.

The trading price of our ADSs has been and is likely to continue to be volatile and could fluctuate widely in response to a variety of factors, many of which are beyond our control. The trading price of our ordinary shares, likewise, can be volatile for similar or different reasons. For example, the trading prices of our ADSs on the Nasdaq have ranged from US$20.10 to US$51.91 per ADS in the Track Record Period, and the last reported trading price on the Latest Practicable Date was US$39.63 per ADS. In addition, the performance and fluctuation of the market prices of other companies with business operations located mainly in China, especially internet and technology companies, that have listed their securities in Hong Kong and/or the United States may affect the overall investor attitude towards Chinese public companies. The securities of some of these companies have experienced and may continue to experience significant volatility, resulting from, among other things, underperformance and deteriorating financial results, negative news or perceptions about inadequate corporate governance practices, and fraudulent behaviors of such companies.

Consequently, the trading performance of our ordinary shares and/or the ADSs may be adversely and materially affected, regardless of our actual operation performance.

In addition to market and industry factors, the price and trading volume for our ordinary shares and/or the ADSs may be highly volatile for factors specific to our operation, including the followings:

•	the COVID-19 pandemic and its impact on the travel industry;

•

actual or anticipated fluctuations in our quarterly operating results and variations in our results of operations that are not in line with market or research analyst expectations or changes in financial estimates by securities research analysts;

•	conditions in the internet or travel industries;

•	announcements of studies and reports relating to the quality of our product and service offerings or those of our competitors;

•	changes in the economic performance or market valuations of other internet or travel companies or other companies that primarily operate in China;

•	changes in major business terms between our ecosystem partners and us;

•

announcements made by us or our competitors of new features or functionalities or other product and service offerings, investments, acquisitions, strategic relationships, joint ventures, or capital commitments;

•

press and other reports, whether or not true, about our business, our directors, senior management, or other key employees, including negative reports published by short sellers, regardless of their veracity or materiality to us;

•	litigation and regulatory allegations or proceedings that involve us and our directors;

•	additions to or departures of our management;

•	political or market instability or disruptions, and actual or perceived social unrest in the markets where we operate;

•	fluctuations of exchange rates among the Renminbi, the Hong Kong dollar and the U.S. dollar;

•	sales or perceived potential sales or other dispositions of existing or additional ordinary shares and/ or ADSs or other equity or equity-linked securities;

•	any actual or alleged illegal acts of our directors, senior management, or other key employees;

•	any share repurchase program;

•	regulatory developments affecting us or our industry, users, licensors and other ecosystem partners; and

•	market and volume fluctuations in the stock market in general.

In addition, the stock market in general experiences price and volume fluctuations that are often unrelated or disproportionate to the operating performance of companies like us, such as the large decline in share prices in the United States in early 2020. These market and industry fluctuations may significantly affect the trading price of our ordinary shares and/or ADSs. In the past, following periods of instability in the market price of a company’s securities, shareholders have often instituted securities class action suits against that company. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, and, if adversely determined, could materially and adversely affect our business, financial condition, and results of operations.

The different characteristics of the capital markets in Hong Kong and the United States may negatively affect the trading prices of our ordinary shares or ADSs.

Upon the Listing, we will be subject to Hong Kong and United States regulatory requirements concurrently. The Hong Kong Stock Exchange and Nasdaq have different trading hours, trading characteristics (including trading volume and liquidity), trading and listing rules, and investor bases (including different levels of retail and institutional participation). As a result of these differences, the trading prices of our ordinary shares and our ADSs may not be the same, even allowing for currency differences. Fluctuations in the price of our ADSs due to circumstances peculiar to the U.S. capital markets could materially and adversely affect the price of the ordinary shares, or vice versa. Certain events having significant negative impact specifically on the U.S. capital markets may result in a decline in the trading price of our ordinary shares notwithstanding that such event may not impact the trading prices of securities listed in Hong Kong generally or to the same extent, or vice versa. Because of the different characteristics of the U.S. and Hong Kong capital markets, the historical market prices of our ADSs may not be indicative of the trading performance of the ordinary shares after the Global Offering.

Exchange between our ordinary shares and our ADSs may adversely affect the liquidity and/or trading price of each other.

Our ADSs are currently traded on Nasdaq. Subject to compliance with U.S. securities law and the terms of the Deposit Agreement, holders of our ordinary shares may deposit ordinary shares with the depositary in exchange for the issuance of our ADSs. Any holder of ADSs may also withdraw the underlying ordinary shares represented by the ADSs pursuant to the terms of the Deposit Agreement for trading on the Hong Kong Stock Exchange. In the event that a substantial number of ordinary shares are deposited with the depositary in exchange for ADSs or vice versa, the liquidity and trading price of our ordinary shares on the Hong Kong Stock Exchange and our ADSs on Nasdaq may be adversely affected.

The time required for the exchange between ordinary shares and ADSs might be longer than expected and investors might not be able to settle or effect any sale of their securities during this period, and the exchange of ordinary shares into ADSs involves costs.

There is no direct trading or settlement between Nasdaq and the Hong Kong Stock Exchange on which our ADSs and the ordinary shares are respectively traded. In addition, the time differences between Hong Kong and New York and unforeseen market circumstances or other factors may delay the deposit of ordinary shares in exchange for ADSs or the withdrawal of ordinary shares underlying the ADSs. Investors will be prevented from settling or effecting the sale of their securities during such periods of delay. In addition, there is no assurance that any exchange of ordinary shares into ADSs (and vice versa) will be completed in accordance with the timelines investors may anticipate.

Furthermore, the depositary for the ADSs is entitled to charge holders fees for various services including for the issuance of ADSs upon deposit of ordinary shares, cancelation of ADSs, distributions of cash dividends or other cash distributions, distributions of ADSs pursuant to share dividends or other free share distributions, distributions of securities other than ADSs and annual service fees. As a result, shareholders who exchange ordinary shares into ADSs, and vice versa, may not achieve the level of economic return the shareholders may anticipate.

Substantial future sales or perceived potential sales of ordinary shares, ADSs or other equity securities in the public market could lower the market price for the ADSs and adversely impact the price of the ADSs.

In the future, we may sell additional ordinary shares, ADSs or other equity securities to raise capital, and our existing shareholders could sell substantial amounts of the ADSs, including those issued upon the exercise of outstanding options, in the public market. We cannot predict the size of such future issuance or the effect, if any, that they may have on the market price for the ADSs. The issuance and sale of a substantial amounts of ordinary shares, ADSs, or other equity securities, or the perception that such issuances and sales may occur, could adversely affect the market price of our listed securities and impair our ability to raise capital through the sale of additional equity securities.

Provisions of our convertible notes could discourage an acquisition of us by a third party.

As of December 31, 2020, the aggregate principal amount of our outstanding convertible notes was US$1.1 billion. Certain provisions of our convertible notes could make it more difficult or more expensive for a third party to acquire us. The indentures for these convertible notes define a “fundamental change” to include, among other things: (i) any person or group gaining control of our company; (ii) our company merging with or into another company or disposing of substantially all of its assets; (iii) any recapitalization, reclassification or change of our ordinary shares or the ADSs as a result of which these securities would be converted into, or exchanged for, stock, other securities, other property or assets; (iv) the adoption of any plan relating to the dissolution or liquidation of our company; or (v) our ADSs ceasing to be listed on a major U.S. national securities exchange in certain circumstances, subject to certain exceptions where the applicable consideration comprises U.S.-listed common equity or ADSs. Upon the occurrence of a fundamental change, holders of these notes will have the right, at their option, to require us to repurchase all of their notes or any portion of the principal amount of such notes in integral multiples of US$1,000. In the event of a fundamental change, we may also be required to issue additional ADSs upon conversion of our convertible notes.

As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq corporate governance listing standards; these practices may afford less protection to shareholders than they would enjoy if we complied fully with the Nasdaq corporate governance listing standards.

As a Cayman Islands company listed on the Nasdaq, we are subject to the Nasdaq corporate governance listing standards. However, Nasdaq rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the Cayman Islands, which is our home country, may differ significantly from the Nasdaq corporate governance listing standards. As we have chosen, or may from time to time to choose, to follow home country practice exemptions with respect to certain corporate matters such as the requirement of majority independent directors on our board of directors, our shareholders may be afforded less protection than they otherwise would under the Nasdaq corporate governance listing standards applicable to U.S. domestic issuers.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies.

Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

•	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

•	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

•

the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•	the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our results on a quarterly basis as press releases, distributed pursuant to the rules and regulations of Nasdaq. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

As a Cayman Islands exempted company listed on Nasdaq, we are subject to Nasdaq corporate governance listing standards. However, Nasdaq rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the Cayman Islands, which is our home country, may differ significantly from Nasdaq corporate governance listing standards. For example, neither the Companies Act (As Revised) of the Cayman Islands nor our memorandum and articles of association requires a majority of our directors to be independent and we could include non-independent directors as members of our compensation committee and nominating committee, and our independent directors would not necessarily hold regularly scheduled meetings at which only independent directors are present. We follow home country practice with respect to annual meetings and do not hold an annual meeting of shareholders every year. We undertake we will hold annual general meeting every year after the Listing for so long as our Company remains listed on the Hong Kong Stock Exchange. If we choose to follow other home country practice in the future, our shareholders may be afforded less protection than they otherwise would under Nasdaq corporate governance listing standards applicable to U.S. domestic issuers.

You may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts or Hong Kong courts may be limited, because we are incorporated under Cayman Islands law, and because we conduct the majority of our operations in China and because the majority of our directors and officers reside outside of the United States.

We are incorporated in the Cayman Islands, and we conduct the majority of our operations in China through our wholly-owned subsidiaries and several consolidated affiliated Chinese entities in China. Most of our directors and officers reside outside of the United States or Hong Kong and most of the assets of those persons are located outside of the United States or Hong Kong. As a result, it may be difficult for you to effect service of process within the United States or Hong Kong upon these persons, or to bring an action against us or against these individuals in the Cayman Islands or in China in the event you believe that your rights have been infringed under securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and China may render you unable to enforce a judgment against our assets or the asses of our directors and officers. There is no statutory recognition in the Cayman Islands of Judgments obtained in the United States or Hong Kong, although the courts of the Cayman Islands will, at common law, recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without any re-examination of the merits of the underlying dispute based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the liquidated sum for which such judgment has been given, provided such judgment (i) is final and conclusive, (ii) is not in respect of taxes, a fine or a penalty, and (iii) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law or Hong Kong courts if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Our corporate affairs are governed by our second amended and restated memorandum and articles of association and by the Companies Act of the Cayman Islands, or the Companies Act, and the common law of the Cayman Islands. The rights of shareholders to take legal action against us and our directors, actions by minority shareholders, and the fiduciary responsibilities of our directors are to a large extent governed by the common law the of Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, which provides persuasive, but not binding, authority in a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in some jurisdictions in the United States or Hong Kong. In particular, the Cayman Islands has a less developed body of securities laws as compared to the United States or Hong Kong. In addition, shareholders in Cayman Islands companies may not have standing to initiate a shareholder derivative action in U.S. federal courts or Hong Kong courts.

As a result, our public shareholders may have more difficulties in protecting their interests in the face of actions by our management, directors or controlling shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States or Hong Kong.

The voting rights of ADS holders are limited by the terms of the deposit agreement, and ADS holders may not be able to exercise their right to direct how the ordinary shares represented by the ADSs are voted.

Holders of the ADSs will not have any right to attend general meetings of our shareholders or to cast any votes directly at such meetings, and will only be able to exercise the voting rights that attach to the underlying ordinary shares represented by the ADSs indirectly by giving voting instructions to the depositary in accordance with the provisions of the deposit agreement. Under the deposit agreement, ADS holders may vote only by giving voting instructions to the depositary, as the registered holder of the underlying ordinary shares which are represented by the ADSs. Upon receipt of voting instructions from ADS holder, the depositary will endeavor to vote the underlying ordinary shares in accordance with such instructions. Holder of the ADSs will not be able to directly exercise any right to vote with respect to the underlying shares unless ADS holders withdraw the shares and becomes the registered holder of such shares prior to the record date for the general meeting. Under our memorandum and articles of association, the minimum notice period required to be given by our company to our registered shareholders for convening a general meeting is seven days. When a general meeting is convened, there may not be a sufficient advance notice to enable ADS holders to withdraw the underlying shares represented by the ADSs and become the registered holder of such shares prior to the record date for the general meeting to allow ADS holder to attend the general meeting and to vote directly with respect to any specific matter or resolution that is to be considered and voted upon at the general meeting. In addition, under our memorandum and articles of association, for the purposes of determining those shareholders who are entitled to attend and vote at any general meeting, our directors may close our register of members and/or fix in advance a record date for such meeting, and such closure of our register of members or the setting of such a record date may prevent you from withdrawing the underlying shares which are represented by your ADSs and becoming the registered holder of such shares prior to the record date, so that you would not be able to attend the general meeting or to vote directly. Where any matter is to be put to a vote at a general meeting, if we ask it to, the depositary will endeavor to notify ADS holders of the upcoming vote and arrange to deliver our voting materials to ADS holders. We cannot assure that ADS holders will receive the voting materials in time to ensure that ADS holders can instruct the depositary to vote the underlying shares that are represented by the ADSs. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that ADS holders may not be able to exercise the right to direct the voting of the underlying shares that are represented by the ADSs and there may be nothing ADS holders can do if the shares underlying the ADSs are not voted as requested.

Under our deposit agreement, the depositary will give us a discretionary proxy to vote the ordinary shares underlying the ADSs at shareholders’ meetings if ADS holders do not vote, unless we have instructed the depositary that we do not wish a discretionary proxy to be given or any of the other situations specified under the deposit agreement takes place. The effect of this discretionary proxy is that ADS holders cannot prevent ordinary shares underlying the ADSs from being voted, absent the situations described above, and it may make it more difficult for shareholders to influence the management of our company. Holders of our ordinary shares are not subject to this discretionary proxy.

The right of ADS holders to participate in any future rights offerings may be limited, which may cause dilution to their holdings.

We may from time to time distribute rights to our shareholders, including rights to acquire our securities. However, we cannot make rights available to ADS holders in the United States unless we register the rights and the securities to which the rights relate under the Securities Act, or an exemption from the registration requirements is available. Also, under the deposit agreement, the depositary bank will not make these rights available to ADS holders unless the distribution to ADS holders of both the rights and any related securities are either registered under the Securities Act, or exempt from registration under the Securities Act. We are under no obligation to file a registration statement with respect to any such rights or securities or to endeavor to cause such a registration statement to be declared effective. Moreover, we may not be able to establish an exemption from registration under the Securities Act. Accordingly, ADS holders may be unable to participate in our rights offerings and may experience dilution in their holdings.

Holders of the ADSs may not receive distributions on ordinary shares or any value for them if it is illegal or impractical to make them available to them.

The depositary has agreed to pay to ADS holders the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities after deducting its fees and expenses. ADS holders will receive these distributions in proportion to the number of ordinary shares the ADSs represent. However, the depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any holders of ADSs. We have no obligation to register ADSs, ordinary shares, rights or other securities under U.S. securities laws. We also have no obligation to take any other action to permit the distribution of ADSs, ordinary shares, rights or anything else to holders of ADSs. This means that ADS holders may not receive the distribution we make on our ordinary shares or any value for them if it is illegal or impractical for us to make them available to them. These restrictions may have a material adverse effect on the value of the ADSs.

Holders of the ADSs may be subject to limitations on transfer of their ADSs.

The ADSs are transferable on the books of the depositary. However, the depositary may close its transfer books at any time or from time to time when it deems expedient in connection with the performance of its duties. In addition, the depositary may refuse to deliver, transfer or register transfers of ADSs generally when our books or the books of the depositary are closed, or at any time if we or the depositary thinks it advisable to do so because of any requirement of law or of any government or governmental body, or under any provision of the deposit agreement, or for any other reason.

Provisions of our rights agreement could delay or prevent an acquisition of our company, even if the acquisition would be beneficial to our shareholders.

In November 2007, we implemented a defense mechanism against hostile takeovers through a shareholder rights plan pursuant to a rights agreement, which was subsequently amended. The shareholder rights plan is accounted as dividend in our financial statements. Although the rights plan will not prevent a takeover, it is intended to encourage anyone seeking to acquire our company to negotiate with our board of directors prior to attempting a takeover by potentially significantly diluting an acquirer’s ownership interest in our outstanding shares. As the shareholder rights plan generally allows shareholders, except for the acquirer who triggers the exercise of Rights, to purchase additional shares at significantly discounted market price, the potential dilution effect is dependent on the number of shares purchased by the acquirer and other factors related to the acquisition, and may not be estimated at this time. In addition, the existence of the rights plan may also discourage transactions that otherwise could involve payment of a premium over prevailing market prices for the ADSs.

We are exposed to risks associated with the potential spin-off of one or more of our businesses.

We are exposed to risks associated with the potential spin-off of one or more of our businesses. We have applied for, and the Hong Kong Stock Exchange has granted, a waiver from strict compliance with the requirements in paragraph 3(b) of Practice Note 15 to the Hong Kong Listing Rules for any potential spin-off on the Hong Kong Stock Exchange within three years of the Listing. While we currently have not identified any target for a spin-off listing on the Hong Kong Stock Exchange, we may consider opportunities in a spin-off listing to bring value to our shareholders. The waiver granted by the Hong Kong Stock Exchange is conditional upon confirmation with the Hong Kong Stock Exchange prior to any spin-off that it would not render our Company, excluding the business to be spun off, failing to meet the eligibility and suitability requirements under Rule 19C.05 of the Hong Kong Listing Rules based on the financial information of the business to be spun off at the time of the Listing, and where more than one business is to be spun off, the assessment will be made on a cumulative basis.

There can be no assurance that we will not be classified as a passive foreign investment company, or PFIC, which may result in adverse U.S. federal income tax consequences for U.S. holders of the ADSs or ordinary shares.

A non-U.S. corporation, such as our company, will be classified as a PFIC for U.S. federal income tax purposes for any taxable year, if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year produce or are held for the production of passive income. Passive income generally includes dividends, interest, royalties, rents, annuities, net gains from the sale or exchange of property producing such income and net foreign currency gains. For this purpose, cash is categorized as a passive asset and the company’s unbooked intangibles associated with active business activity are taken into account as a non-passive asset.

Based on our income and assets, and the value of our ADSs, we do not believe that we were classified as a PFIC for the taxable year ending December 31, 2020 and we do not expect to be a PFIC for the foreseeable future. Although we do not anticipate becoming a PFIC, changes in the nature of our income or assets or the value of our ADSs may cause us to become a PFIC for the current or any subsequent taxable year. Recent fluctuations in the market price of our ADSs or ordinary shares increased our risk of becoming a PFIC. The market price of the ADSs and ordinary shares may continue to fluctuate considerably; consequently, we cannot assure you of our PFIC status for any taxable year. Under circumstances where revenues from activities that produce passive income significantly increase relative to our revenues from activities that produce non-passive income, or where we determine not to expend significant amounts of cash for working capital or other purposes, our risk of becoming classified as a PFIC may substantially increase.

If we were treated as a PFIC for any taxable year during which a U.S. Holder (as defined in “Taxation—U.S. Federal Income Tax Considerations”) held our ADSs or ordinary shares, certain adverse U.S. federal income tax consequences could apply to such U.S. Holder. For a more detailed discussion of U.S. federal income tax considerations to U.S. Holders if we are or become classified as a PFIC, see “Taxation—U.S. Federal Income Tax Considerations.”

Risks Related to the Global Offering

An active trading market for our ordinary shares on the Hong Kong Stock Exchange might not develop or be sustained and trading prices of our ordinary shares might fluctuate significantly.

Following the completion of the Global Offering, we cannot assure you that an active trading market for our ordinary shares on the Hong Kong Stock Exchange will develop or be sustained. The trading price or liquidity for our ADSs on the Nasdaq might not be indicative of those of our ordinary shares on the Hong Kong Stock Exchange following the completion of the Global Offering. If an active trading market of our ordinary shares on the Hong Kong Stock Exchange does not develop or is not sustained after the Global Offering, the market price and liquidity of our ordinary shares could be materially and adversely affected.

In 2014, the Hong Kong, Shanghai and Shenzhen Stock Exchanges collaborated to create an inter-exchange trading mechanism called Stock Connect that allows international and mainland Chinese investors to trade eligible equity securities listed in each other’s markets through the trading and clearing facilities of their home exchange. Stock Connect currently covers over 2,000 equity securities trading in the Hong Kong, Shanghai and Shenzhen markets. Stock Connect allows mainland Chinese investors to trade directly in eligible equity securities listed on the Hong Kong Stock Exchange, known as Southbound Trading; without Stock Connect, mainland Chinese investors would not otherwise have a direct and established means of engaging in Southbound Trading. However, it is unclear whether and when the ordinary shares of our Company, with a secondary listing in Hong Kong upon the Listing, will be eligible to be traded through Stock Connect, if at all. The ineligibility or any delay of our ordinary shares for trading through Stock Connect will affect mainland Chinese investors’ ability to trade our ordinary shares and therefore may limit the liquidity of the trading of our ordinary shares on the Hong Kong Stock Exchange.

Since there will be a gap of several days between pricing and trading of our ordinary shares, the price of our ADSs traded on the Nasdaq may fall during this period and could result in a fall in the price of our ordinary shares to be traded on the Hong Kong Stock Exchange.

The pricing of the ordinary shares will be determined on the Price Determination Date. However, our ordinary shares will not commence trading on the Hong Kong Stock Exchange until they are delivered, which is expected to be about four Hong Kong business days after the Price Determination Date. As a result, investors may not be able to sell or otherwise deal in our ordinary shares during that period. Accordingly, holders of our ordinary shares are subject to the risk that the trading price of our ordinary shares could fall when trading commences as a result of adverse market conditions or other adverse developments that could occur between the Price Determination Date and the time trading begins. In particular, as our ADSs will continue to be traded on the Nasdaq and their price can be volatile, any fall in the price of our ADSs may result in a fall in the price of our ordinary shares to be traded on the Hong Kong Stock Exchange.

There is uncertainty as to whether Hong Kong stamp duty will apply to the trading of our ADSs or deposits of our ordinary shares in, or withdrawals of our ordinary shares from, the ADS facility following our initial public offering in Hong Kong and listing of our ordinary shares on the Hong Kong Stock Exchange.

In connection with our initial public offering of ordinary shares in Hong Kong we will establish a branch register of members in Hong Kong, or the Hong Kong share register. Our ordinary shares that are traded on the Hong Kong Stock Exchange, including those to be issued in the Global Offering and those that may be withdrawn from the ADSs facility, will be registered on the Hong Kong share register, and the trading of these ordinary shares on the Hong Kong Stock Exchange will be subject to the Hong Kong stamp duty. To facilitate ADS-ordinary share interchanges and trading between the Nasdaq and the Hong Kong Stock Exchange, we also intend to move a portion of our issued ordinary shares from our principal register of members maintained in the Cayman Islands to our Hong Kong share register.

Under the Hong Kong Stamp Duty Ordinance, any person who effects any sale or purchase of Hong Kong stock, defined as stock the transfer of which is required to be registered in Hong Kong, is required to pay Hong Kong stamp duty. The stamp duty is currently set at a total rate of 0.2% of the greater of the consideration for, or the value of, shares transferred, with 0.1% payable by each of the buyer and the seller.

To the best of our knowledge, Hong Kong stamp duty has not been levied in practice on the trading of ADSs or deposits in or withdrawals of shares from the ADS facilities for companies that are listed in both the United States and Hong Kong and that have maintained all or a portion of their ordinary shares, including ordinary shares underlying ADSs, in their Hong Kong share registers. However, it is unclear whether, as a matter of Hong Kong law, the trading of ADSs or deposits in or withdrawals of shares from the ADS facilities for these dual-listed companies constitutes a sale or purchase of the underlying Hong Kong-registered ordinary shares that is subject to Hong Kong stamp duty. We advise investors to consult their own tax advisors on this matter. If Hong Kong stamp duty is determined by the competent authority to apply these transactions, the trading price and the value of your investment in our ordinary shares and/or ADSs may be affected.

Purchasers of our ordinary shares in the Global Offering will experience immediate dilution and may experience further dilution if we issue additional ordinary shares in the future.

The initial Hong Kong Offer Price of our ordinary shares in Hong Kong is higher than the net tangible assets per ordinary share of the outstanding ordinary shares issued to our existing shareholders immediately prior to the Global Offering. Therefore, purchasers of our ordinary shares in the Global Offering will experience an immediate dilution in terms of the pro forma net tangible asset value. In addition, we may consider offering and issuing additional ordinary shares or equity-related securities in the future to raise additional funds, finance acquisitions or for other purposes. Purchasers of our ordinary shares may experience further dilution in terms of the net tangible asset value per ordinary share if we issue additional ordinary shares in the future at a price that is lower than the net tangible asset value per ordinary share.

CERTAIN FINANCIAL DATA

Set forth below are certain consolidated statements of operations and comprehensive income/(loss) data and selected consolidated cash flow data for the years ended December 31, 2018, 2019, and 2020 and our selected consolidated balance sheet data as of December 31, 2018, 2019, and 2020. The selected consolidated statements of operations and comprehensive income/(loss) data for the years ended December 31, 2018, 2019, and 2020, selected consolidated balance sheets data as of December 31, 2019 and 2020 and selected consolidated cash flow data for the years ended December 31, 2018, 2019, and 2020 have been derived from our audited consolidated financial statements that are included in our 2020 Form 20-F and are incorporated into the accompanying prospectus by reference. Our audited consolidated financial statements are prepared in accordance with U.S. GAAP.

The consolidated financial information should be read in conjunction with, and is qualified in its entirety by reference to, our audited consolidated financial statements for the three years ended December 31, 2020 and as of December 31, 2019 and 2020 and related notes, “Item 5. Operating and Financial Review and Prospects” in our 2020 Form 20-F, and our current report on Form 6-K furnished to the SEC on April 6, 2021. Our historical results do not necessarily indicate results expected for any future periods.

	For the Year Ended December 31,
	2018(1)	2019	2020
	RMB	RMB	RMB	US$
	(in millions, except for share and per share data)
Selected Consolidated Statements of Income/(Loss) Data
Net revenues	30,965	35,666	18,316	2,807
Cost of revenues	(6,324)	(7,372)	(4,031)	(618)

Gross profit	24,641	28,294	14,285	2,189
Operating expenses
—Product development(2)	(9,620)	(10,670)	(7,667)	(1,175)
—Sales and marketing(2)	(9,596)	(9,295)	(4,405)	(675)
—General and administrative(2)	(2,820)	(3,289)	(3,636)	(557)

Total operating expenses	(22,036)	(23,254)	(15,708)	(2,407)

Income/(loss) from operations	2,605	5,040	(1,423)	(218)
Net interest (expense)/income and other (expense)/income(3)	(684)	4,047	198	30

Income/(loss) before income tax expense and equity in loss of affiliates	1,921	9,087	(1,225)	(188)
Income tax expense	(793)	(1,742)	(355)	(54)
Equity in loss of affiliates	(32)	(347)	(1,689)	(259)
Net income/(loss)	1,096	6,998	(3,269)	(501)

Net loss attributable to non-controlling interests	16	57	62	10
Accretion to redemption value of redeemable non-controlling interests(5)	—	(44)	(40)	(6)
Net income/(loss) attributable to Trip.com Group Limited	1,112	7,011	(3,247)	(497)

	As of December 31,
	2018(1)	2019(4)	2020
	RMB	RMB	RMB	US$
	(in millions)
Selected Consolidated Balance Sheets Data
Cash and cash equivalents	21,530	19,923	18,096	2,773
Restricted cash	4,244	1,824	1,319	202
Short-term investments	36,753	23,058	24,820	3,804
Current assets	79,394	67,955	58,011	8,890
Investments(3)	26,874	51,278	47,943	7,348
Total assets	185,830	200,169	187,249	28,698

	As of December 31,
	2018(1)	2019(4)	2020
	RMB	RMB	RMB	US$
	(in millions)
Current liabilities	68,784	69,182	58,369	8,945
Long-term debt	24,146	19,537	22,718	3,482
Total liabilities	97,097	93,324	85,682	13,132
Redeemable non-controlling interests(5)	—	1,142	—	—
Share capital	5	6	6	1
Total Trip.com Group Limited shareholders’ equity	86,715	103,442	100,354	15,380
Non-controlling interests	2,018	2,261	1,213	186
Total shareholders’ equity	88,733	105,703	101,567	15,566

Notes:

(1)	Effective from January 1, 2018, we adopted ASC Topic 606, a new accounting standard on the recognition of revenue issued by FASB in 2014.
(2)	Share-based compensation was included in the related operating expense categories as follows:

	For the Year Ended December 31,
	2018	2019	2020
	RMB	RMB	RMB	US$
	(in millions)
Product development	934	919	964	148
Sales and marketing	156	144	159	24
General and administrative	617	651	750	115

(3)

In 2018, we disposed certain long-term investments and recognized a gain of RMB1.2 billion. In January 2018, we adopted a new financial instruments accounting standard ASU No. 2016-01, which requires equity investments to be measured at fair value with subsequent changes recognized in net income, except for those accounted for under the equity method or requiring consideration. Fair value changes for such equity investments and exchangeable notes were a fair value loss of RMB3.1 billion, a fair value gain of RMB2.3 billion and a fair value loss of RMB612 million for the year ended December 31, 2018, 2019 and 2020, respectively. See “Item 5.A. Operating and Financial Review and Prospects—Operating Results” in our 2020 Form 20-F for further information. The new standard also changes the accounting for investments without a readily determinable fair value and that do not qualify for the practical expedient to estimate fair value. A policy election can be made for these investments whereby investment will be carried at cost and adjusted in subsequent periods for any impairment or changes in observable prices of identical or similar investments.

(4)

Effective from January 1, 2019, we adopted ASC No. 2018-11, a new accounting standard on the recognition of right-of-use assets and lease liabilities issued by FASB in 2018, and have applied this accounting standard on a modified retrospective basis and have elected not to restate comparative periods. See Notes 2 and 11 to our audited consolidated financial statements included our 2020 Form 20-F for further information.

(5)

One of our subsidiaries issued redeemable preferred shares to certain third-party investors in 2019. These preferred shares are redeemable at a holder’s option when that subsidiary fails to complete a qualified IPO in a pre-agreed period of time since its issuance with a redemption price measured by 10% interest per annum. These preferred shares are therefore accounted for as redeemable non-controlling interests in mezzanine equity and are accreted to the redemption value over the period starting from the issuance date. In 2020, we lost the control in this subsidiary, and therefore the financial position and results of operations of this subsidiary was deconsolidated.

Impact of COVID-19 Pandemic on Our Operations

Our results of operations for the year ended December 31, 2020 have been significantly and negatively impacted by the COVID-19 pandemic. The pandemic drove a significant decline in travel demand resulting in reservation cancelations and reduced new orders. In addition, the allowance for credit losses and impairments of long-term investments both increased. In response to the COVID-19 pandemic, we have swiftly adopted cost control measures to mitigate a significant slowdown in user demand. As the COVID-19 pandemic is still evolving, we will continuously review the provisions for losses and make adjustment accordingly.

For the year ended December 31, 2020, our financial performance was materially and adversely affected as a result of the domestic and international travel restrictions and significant incremental costs and expenses incurred to facilitate our users’ cancelations and refund requests. While we have seen recovery in the China travel market since the second half of 2020 due to the substantial containment of the COVID-19 pandemic in China, we have seen a slower recovery of the international travel market, and in turn, a slower recovery of our international business. In addition, we made provisions for the expected difficulty in collection of receivables, which resulted in additional allowance for expected credit losses from the receivables due from our customers, and significant downward adjustments and impairment to our long-term investments, as the impacts of the COVID-19 pandemic on certain of our long-term investments are considered to be other than temporary. In 2020, we recognized allowance for credit losses of RMB700 million primarily for our ecosystem partners, such as airlines, hotels, and packaged-tour providers in China and globally, and impairments of long-term investments of RMB905 million, compared to RMB191 million and RMB205 million in 2019, respectively. As of December 31, 2020, our long-term investments consisted of debt investment of RMB18.2 billion and equity investments of RMB29.7 billion. For a breakdown of long-term investments during the Track Record Period, please see Note 7 to audited consolidated financial statements included in our 2020 Form 20-F. Our net revenues in 2020 decreased by 49% from 2019. While the duration and the development of the pandemic is difficult to predict, our performance generally improved in the third and fourth quarter of 2020 compared to the first two quarters of 2020, in terms of our key financial metrics such as revenues and gross margin, and we have recorded net income in each of the third and fourth quarters of 2020, compared with net loss recorded in the first and second quarter of 2020, benefiting from the containment of the COVID-19 pandemic in China starting from the third quarter of 2020. Our GMV decreased by 51%, 72%, 51%, and 45% in the first, second, third, and fourth quarter of 2020, each comparing to the respective periods in 2019. In each of the third and fourth quarter of 2020, we recorded a reversal of allowance for credit losses for our travel ecosystem partners reflecting the improvement in credit risk profile with domestic travel industry recovery. In particular, we recorded reversal of allowance for credit losses for our ecosystem partners, including major airlines in China as they gradually recovered from the COVID-19 pandemic. As a result, our allowance for credit losses increased from the pre-COVID level in the first quarter of 2020, followed by a decrease thereafter. Since the third quarter of 2020, we have also seen reservations cancelation rate of users dropping back to a level prior to the COVID-19 pandemic, which was substantially lower than the reservation cancelation rate in the first quarter of 2020. In each of the third and fourth quarter of 2020, no significant impairment expense was recognized on our long-term investments.

The global spread of COVID-19 pandemic in a significant number of countries around the world has resulted in, and may intensify, global economic distress, and the extent to which it may affect our financial condition, results of operations, and cash flows will depend on future developments, which are highly uncertain and cannot be reasonably predicted. Since the beginning of 2021, a few waves of COVID-19 infections have emerged in various regions of China, and varying levels of travel restrictions were reinstated. In early 2021, precautionary measures, including varying levels of travel restrictions and encouragement of reduced travel during the Chinese New Year, were reinstated in China. These travel restrictions reduce users’ demand for our products, and are expected to materially and adversely affect our results of operations in the first quarter of 2021 and potentially beyond. According to the Analysys Report, the travel market in China exhibited a quick rebound after the Chinese New Year. See “Risk Factors—Risks Relating to Our Business and Industry—Pandemics (such as COVID-19), epidemics, or fear of spread of contagious diseases could disrupt the travel industry and our operations, which could materially and adversely affect our business, financial condition, and results of operations” in our current report on Form 6-K, furnished to the SEC on April 6, 2021.

Any future outbreak of contagious diseases or similar adverse public health developments, extreme unexpected bad weather, or severe natural disasters would affect our business and operating results. Ongoing concerns regarding contagious disease or natural disasters, particularly its effect on travel, could adversely affect our users’ desire to travel. If there is a recurrence of an outbreak of certain contagious diseases or natural disasters, travel to and from affected regions could be curtailed. Public policy regarding, or governmental restrictions on, travel to and from these and other regions on account of an outbreak of any contagious disease or occurrence of natural disasters could materially and adversely affect our business and operating results.

USE OF PROCEEDS

We will determine the offer price for both the international offering and the Hong Kong public offering by reference to, among other factors, the closing price of our ADSs on the last trading day before the pricing of the global offering, which is expected to be on or about April 13, 2021. The maximum offer price for the Hong Kong public offering is HK$333.00, or US$42.95, per ordinary share (equivalent to US$42.95 per ADS). Assuming (i) the offering price is HK$333.00 per ordinary share, (ii) initially 29,421,100 ordinary shares are allocated to the international offering and (iii) initially 2,214,500 ordinary shares are allocated to the Hong Kong public offering, we estimate that we will receive net proceeds from the Global Offering of HK$10.4 billion, or US$1.3 billion (or HK$11.9 billion, or US$1.5 billion, if the Joint Representatives exercise in full, for themselves and on behalf of the international underwriters, their option to purchase additional ordinary shares), after deducting estimated underwriting fees and the estimated offering expenses payable by us. On April 6, 2021, the last reported trading price of our ADSs on Nasdaq was US$40.18 per ADS, or HK$311.53 per ordinary share. Each ADS represents one ordinary shares. On December 31, 2020, the exchange rate set forth in the H.10 statistical release of The Board of Governors of the Federal Reserve System for Hong Kong dollars was HK$7.7534 to US$1.00. The above Hong Kong dollar amounts reflect translations from U.S. dollar amounts at this exchange rate.

The public offering price in the international offering may be higher than, or the same as, the public offering price in the Hong Kong public offering. In addition, the allocation of Offer Shares between the Hong Kong public offering and the international offering is subject to reallocation as described in “Underwriting.”

We plan to use the net proceeds we will receive from the Global Offering for the following purposes:

•	Approximately 45% of net proceeds, or HK$4.7 billion, assuming the Over-allotment Option is not exercised, to fund the expansion of our one-stop travel offerings and improve user experience.

•

We plan to use part of the net proceeds to broaden the one-stop travel offerings on our platform to cater to users with different needs and their evolving preferences. We plan to provide more in-depth travel experiences, incubate products in higher frequency categories such as weekend and local trips and in-destination activities, and further expand accommodation experiences beyond room offerings. We also intend to expand our offerings in budget hotel segments and leverage our offline network to better serve the travel needs of the mass user base in China, especially in lower tier cities. See “Business—Our Strategies—Expand our one-stop travel offerings” in our current report on Form 6-K, furnished to the SEC on April 6, 2021.

•

We will continue to focus on growing our user base and retaining our existing users through upgrading our content capabilities. We will continue to introduce more diversified and creative content formats such as image-embedded reviews and short videos, encourage every user, professional traveler, and ecosystem partner to share and interact on our platform, and further improve the conversion from content to travel product offerings. We will also continue to enhance our live streaming capabilities to empower ecosystem partners and help them unlock additional user growth. See “Business—Our Strategies—Upgrade our content capabilities” in our current report on Form 6-K, furnished to the SEC on April 6, 2021.

•

We will also make additional investments to further improve our service quality by delivering personalized, convenient, enjoyable, and inspirational user experience through more support such as immediate alerts on potential health and safety risks during the trip, more flexible reservation change and refund policies, broader on-the-go emergency service, and more quality content offerings. We will continue to refine our user review framework and expand multi-language support to improve the quantity and quality of the reviews that we receive and to reduce fraudulent reviews. See “Business—Our Strategies—Further improve our service quality” in our current report on Form 6-K, furnished to the SEC on April 6, 2021.

•

Approximately 45% of net proceeds, or HK$4.7 billion, assuming the Over-allotment Option is not exercised, to invest in technology to bolster our leading market position in products and services and improve our operating efficiency. See “Business—Our Strategies—Continue to invest in technology” in our current report on Form 6-K, furnished to the SEC on April 6, 2021.

•

We plan to improve the application of AI, big data analytics, virtual reality and cloud technologies to continuously deliver products, content, and services to our users, and offer more automated and intelligent user support and more convenient transaction experiences for our users.

•	We intend to invest resources to empower our ecosystem partners through providing enhanced technology solutions for product and services, content and marketing, and other supporting features.

•

We will continue to attract and nurture software engineers, data scientists, AI experts, and other research and development talent in areas that will improve our technology infrastructure, and continuously enhance the efficiency of our business management and operation.

•

Approximately 10% of net proceeds, or HK$1.0 billion, assuming the Over-allotment Option is not exercised, for general corporate purposes. We will use the remaining proceeds for general corporate purposes and working capital needs, as well as potential strategic investments and acquisitions, although we have not identified any specific investments or acquisition opportunities at this time. See “Business—Our Strategies—Enhance our global leadership” in our current report on Form 6-K, furnished to the SEC on April 6, 2021.

To the extent that the net proceeds of the Global Offering are not immediately required for the above purposes or if we are unable to put into effect any part of our plan as intended, we may hold such unused net proceeds in cash or short-term deposit at banks and/or authorized financial institutions.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our capitalization as of December 31, 2020:

•	on an actual basis; and

•

on an adjusted basis giving effect to our issuance and sale in the Global Offering of 31,635,600 ordinary shares, resulting in estimated net proceeds of HK$10.4 billion (US$1.3 billion), based on the assumed offer price of HK$333.00 or US$42.95, per ordinary share (equivalent to US$42.95 per ADS), after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, and assuming (i) the Joint Representatives do not exercise, on behalf of the international underwriters, their option to purchase additional ordinary shares and (ii) no adjustment to the allocation of ordinary shares between the Hong Kong public offering and the international offering.

This table should be read in conjunction with, and is qualified in its entirety by reference to, our audited consolidated financial statements and the notes thereto in our 2020 Form 20-F, which is incorporated by reference in this prospectus supplement and accompanying prospectus.

	As of December 31, 2020
	Actual		As Adjusted
	RMB	US$	RMB	US$
	(in millions, except for share and per share data)
Long-term Debt:
2025 Notes	31	5	31	5
2022 Notes	331	51	331	51
2022 Booking Notes	163	25	163	25
Exchangeable Senior Notes	4,249	651	4,249	651
Long-term loan	17,797	2,728	17,797	2,728
Securitization debt	147	23	147	23
Less: Debt issuance cost	(0)	(0)	(0)	(0)
Shareholders’ Equity:
Share capital, par value US$0.00125 per share, 1,400,000,000 shares authorized, 599,627,136 shares outstanding as at December 31, 2020; and 631,262,736 outstanding on a pro-forma basis as at December 31, 2020(1)	6	1	6	1
Additional paid-in capital	83,960	12,867	92,679	14,204
Statutory reserves	637	98	637	98
Accumulated other comprehensive loss	(1,608)	(247)	(1,608)	(247)
Retained earnings	19,470	2,984	19,468	2,984
Less: Treasury stock	(2,111)	(323)	(2,111)	(323)

Total Trip.com Group Limited shareholders’ equity	100,354	15,380	109,071	16,717
Non-controlling interests	1,213	186	1,213	186
Total shareholders’ equity	101,567	15,566	110,284	16,903
Total capitalization	187,249	28,698	195,966	30,035

Note:

(1)	The number of shares outstanding have been retrospectively adjusted for the Share Subdivision that became effective on March 18, 2021.

DILUTION

If you invest in our ordinary shares in the Global Offering, your interest will be diluted to the extent of the difference between the public offering price per ordinary share and our as adjusted net tangible assets attributable to our ordinary shareholders per ordinary share after the Global Offering. Dilution results from the fact that the public offering price per ordinary share is substantially in excess of the net tangible assets attributable to our ordinary shareholders per ordinary share attributable to the existing shareholders for our presently outstanding ordinary shares.

Our net tangible assets attributable to our ordinary shareholders as of December 31, 2020 was RMB27,745 million (US$4,252 million), or RMB46.27 (US$7.09) per ordinary share as of that date, and RMB46.27 (US$7.09) per ADS, after having accounted for the Share Subdivision (as defined below). Net tangible assets attributable to ordinary shareholders represents the amount of our total shareholders’ equity, less the amount of our intangible assets, goodwill. Dilution is determined by subtracting as adjusted net tangible assets attributable to our ordinary shareholders per ordinary share, after giving effect to the issuance and sale by us of ordinary shares in the Global Offering at an assumed offer price of HK$333.00, or US$42.95, per ordinary share, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us from the public offering price per ordinary share, and assuming the international underwriters do not exercise their option to purchase additional ordinary shares.

Without taking into account any other changes in net tangible assets attributable to our ordinary shareholders after December 31, 2020, other than to give effect to the issuance and sale by us of ordinary shares in the Global Offering at an assumed offer price of HK$333.00, or US$42.95, per ordinary share, assuming no adjustment to the allocation of ordinary shares between the Hong Kong public offering and the international offering and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, and assuming the international underwriters do not exercise their option to purchase additional ordinary shares, our as adjusted net tangible assets attributable to ordinary shareholders of the Company as of December 31, 2020 would have been US$5,588 million, or US$8.85 per outstanding ordinary share and US$8.85 per ADS, after having accounted for the Share Subdivision (as defined below). This represents an immediate increase in net tangible assets attributable to our ordinary shareholders of US$1.76 per ordinary share and US$1.76 per ADS to the existing shareholders and an immediate dilution in net tangible assets attributable to ordinary shareholders of US$34.10 per ordinary share and US$34.10 per ADS to investors purchasing ordinary shares in the Global Offering.

The following table illustrates such dilution:

	Per Ordinary Share	Per ADS
	US$	US$
Actual net tangible assets attributable to our ordinary shareholders as of December 31, 2020	7.09	7.09
As adjusted net tangible assets attributable to our ordinary shareholders after giving effect to the Global Offering	8.85	8.85
Assumed public offering price	42.95	42.95
Dilution in net tangible assets attributable to our ordinary shareholders to new investors in the Global Offering	34.10	34.10

The amount of dilution in net tangible assets attributable to our ordinary shareholders to new investors in the Global Offering set forth above is determined after giving effect to the Global Offering from the public offering price per ordinary share.

A US$1.00 increase/(decrease) in the assumed offer price of HK$333.00, or US$42.95, per ordinary share would increase/(decrease) our as adjusted net tangible assets attributable to our ordinary shareholders after giving effect to the Global Offering by US$31 million, the as adjusted net tangible assets attributable to our ordinary shareholders per ordinary share and per ADS after giving effect to the Global Offering by US$0.05 per ordinary share and US$0.05 per ADS and the dilution in net tangible assets attributable to our ordinary shareholders per ordinary share and per ADS to new investors in the Global Offering by US$0.95 per ordinary share and US$0.95 per ADS, assuming no change to the number of ordinary shares offered by us as set forth on the front cover page of this prospectus supplement, assuming no adjustment to the allocation of ordinary shares between the Hong Kong public offering and the international offering and after deducting estimated underwriting discounts and commissions.

If the Joint Representatives were to exercise in full, on behalf of the international underwriters, their option to purchase an additional 4,745,300 ordinary shares from us, the percentage of our ordinary shares held by existing shareholders would be 94.28%, and the percentage of our ordinary shares held by new investors would be 5.72%.

The discussion and tables above do not reflect (i) any outstanding share options or granted but not yet vested restricted share units, (ii) any issuance of our ordinary shares and/or ADSs from December 31, 2020 to the date of this prospectus supplement, and (iii) any ordinary shares and/or ADSs repurchased by us under the share repurchase program from December 31, 2020 to the date of this prospectus supplement. As of December 31, 2020, the awards that had been granted to our directors, officers, employees and consultants and remained outstanding included awards to purchase an aggregate of 58,518,368 ordinary shares, excluding awards that were forfeited or canceled after the relevant grant dates.

Translations of U.S. dollars into Hong Kong dollars and from Hong Kong dollars into RMB relating to estimated net proceeds and the assumed offering price were made at HK$7.7534 to US$1.00 and RMB0.8416 to HK$1.00, the respective exchange rate on December 31, 2020 as set forth in the H.10 statistical release of The Board of Governors of the Federal Reserve System. Unless otherwise stated, all translations of RMB into U.S. dollars in this “Dilution” section were made at RMB6.5250 to US$1.00, the exchange rate on December 31, 2020 as set forth in the H.10 statistical release of The Board of Governors of the Federal Reserve System.

PRINCIPAL SHAREHOLDERS

As of the date of this prospectus supplement, our authorized share capital is US$1,750,000 consisting of 1,400,000,000 ordinary shares with a par value of US$0.00125 each, of which 601,075,512 shares are issued and outstanding (excluding the 26,071,360 ordinary shares that were issued to Bank of New York Mellon, the depositary of our ADS program, for bulk issuance of ADSs reserved for future issuances upon the exercise or vesting of awards granted under our stock incentive plans and for our treasury ADSs, and treasury shares we own).

The following table sets forth information with respect to the beneficial ownership of our ordinary shares as of February 28, 2021 by:

•	each of our directors and executive officers; and

•	each person known to us to own beneficially more than 5% of our total outstanding shares.

The calculations in the table below are based on 601,075,512 ordinary shares as of February 28, 2021. On March 18, 2021, we effected a change to our authorized share capital by 1-to-8 subdivision of shares. Concurrently, we effected a proportionate change in ADS to ordinary share ratio from 8 ADSs representing 1 ordinary share to each ADS representing 1 ordinary share (the “Share Subdivision”). Such changes been reflected retroactively throughout this document.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership and voting power percentage of that person, we have included shares and associated votes that the person has the right to acquire within 60 days, including through the exercise of any option, warrant or other right or the conversion of any other security. These shares and associated votes, however, are not included in the computation of the percentage ownership of any other person. Ordinary shares held by a shareholder are determined in accordance with our register of members.

	Ordinary Shares Beneficially Owned(1)
	Number	% (2)
Directors and Senior Management:
James Jianzhang Liang(3)	19,040,376	3.1%
Min Fan(4)	10,092,112	1.7%
Jane Jie Sun(5)	9,326,668	1.5%
Neil Nanpeng Shen(6)	*	* %
Cindy Xiaofan Wang	*	* %
Other directors and executive officers as a group, each of whom individually owns less than 0.1%	*	* %
All directors and officers as a group(7)	41,803,176	6.7%
Principal Shareholders:
Baidu Entities(8)	69,159,340	11.5%
Pzena Investment Management, LLC(9)	39,405,880	6.6%
T.ROWE PRICE ASSOCIATES, INC.(10)	37,360,161	6.2%
MIH Internet SEA Private Limited(11)	32,870,648	5.5%
Morgan Stanley(12)	32,554,216	5.4%

*	Less than 1% of our total outstanding ordinary shares.

Notes:

(1)

Beneficial ownership is determined in accordance with the SEC rules, and includes voting or investment power with respect to the securities. Shareholding information of directors and senior management and principal shareholders are based on the latest publicly available information published as of the Latest Practicable Date, after accounting for the share subdivision.

(2)

For each person and group included in this table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of the number of ordinary shares outstanding as of February 28, 2021, the number of ordinary shares underlying share options held by such person or group that were exercisable within 60 days after February 28, 2021, and the number of ordinary shares in the form of ADSs assuming full conversion of notes held by such person or group to ADSs at the initial conversion rate.

(3)	Includes 7,846,776 ordinary shares held by Mr. Liang and 11,193,600 ordinary shares that were issuable upon exercise of options exercisable within 60 days after February 28, 2021 held by Mr. Liang.
(4)	Includes 9,093,178 ordinary shares held by Mr. Fan and 998,934 ordinary shares that were issuable upon exercise of options exercisable within 60 days after February 28, 2021 held by Mr. Fan.
(5)	Includes 4,117,068 ordinary shares held by Ms. Sun and 5,209,600 ordinary shares that were issuable upon exercise of options exercisable within 60 days after February 28, 2021.
(6)	Mr. Shen’s business address is Suite 3613, 36/F, Two Pacific Place, 88 Queensway, Hong Kong.
(7)

Includes 23,319,389 ordinary shares and 18,483,787 ordinary shares that were issuable upon exercise of options exercisable within 60 days after February 28, 2021 held by all of our current directors and executive officers, as a group.

(8)

Includes 69,159,340 ordinary shares (including 7,934,820 ordinary shares represented by ADSs) beneficially owned as of October 1, 2019 by Baidu Holdings Limited, a wholly-owned subsidiary of Baidu, Inc. (collectively, “Baidu Entities”). Information regarding beneficial ownership is reported as of October 1, 2019, based on the information contained in the Schedule 13D/A filed by Baidu Entities with SEC on October 2, 2019. Please see the Schedule 13D/A filed by Baidu Entities with SEC on October 2, 2019 for information relating to Baidu Entities. The address for Baidu Holdings Limited is c/o Baidu, Inc., No. 10 Shangdi 10th Street, Haidian District, Beijing 100085, the People’s Republic of China, and the address for Baidu, Inc. is No. 10 Shangdi 10th Street, Haidian District, Beijing 100085, the People’s Republic of China.

(9)

Includes 39,405,880 ordinary shares represented by ADSs held by Pzena Investment Management, LLC. Information regarding beneficial ownership is reported as of December 31, 2020, based on the information contained in the Schedule 13G filed by Pzena Investment Management, LLC with the SEC on February 2, 2021. Please see the Schedule 13G filed by Pzena Investment Management, LLC with SEC on February 2, 2021 for information relating to Pzena Investment Management, LLC. The address for Pzena Investment Management, LLC is 320 Park Avenue, 8th Floor, New York, NY 10022, the United States.

(10)

Includes 37,360,161 ordinary shares represented by ADS held by T.ROWE PRICE ASSOCIATES, INC. Information regarding beneficial ownership is reported as of December 31, 2020, based on the information contained in the Schedule 13G/A filed by T.ROWE PRICE ASSOCIATES, INC. with SEC on February 16, 2021. Please see the Schedule 13G/A filed by T.ROWE PRICE ASSOCIATES, INC. with SEC on February 16, 2021 for information relating to T.ROWE PRICE ASSOCIATES, INC. The address for T.ROWE PRICE ASSOCIATES, INC. is 100 E. Pratt Street, Baltimore, Maryland 21202, the United States.

(11)

Includes 32,870,648 Shares held by MIH Internet SEA Private Limited. Information regarding beneficial ownership is reported as of August 30, 2019, based on the information contained in the Schedule 13D filed by MIH Internet SEA Private Limited and Naspers Limited with the SEC on September 5, 2019. Please see the Schedule 13D filed by MIH Internet SEA Private Limited and Naspers Limited with SEC on September 5, 2019 for information relating to MIH Internet SEA Private Limited and Naspers Limited. The address for MIH Internet SEA Private Limited is #13-10 Parkview Square, 600 North Bridge Road, Singapore 188778.

(12)

Includes 32,554,216 Shares represented by ADS held by Morgan Stanley. Information regarding beneficial ownership is reported as of December 31, 2020, based on the information contained in the Schedule 13G filed by Morgan Stanley with SEC on February 12, 2021. Please see the Schedule 13G filed by Morgan Stanley with SEC on February 12, 2021 for information relating to Morgan Stanley. The address for Morgan Stanley. is 1585 Broadway New York, NY 10036, the United States.

Based on a review of the register of members maintained by our Cayman Islands registrar, we believe that as of February 28, 2021, 526,839,080 ordinary shares, after accounting for the share subdivision, were held by two record shareholders in the United States, including 526,839,072 ordinary shares, after accounting for the share subdivision, (including ordinary shares that were issued for bulk issuance of ADSs reserved for future issuances upon the exercise or vesting of awards granted under our stock incentive plans and treasury shares that were repurchased but not retired by the Company) held of record by The Bank of New York Mellon, the depositary for the ADS program. The number of beneficial owners of ADSs in the United States is likely to be much larger than the number of record holders of our ordinary shares in the United States.

We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our company.

J.P. Morgan Securities plc expects to enter into a borrowing arrangement with Baidu Holdings Limited to facilitate the settlement of over-allocations. J.P. Morgan Securities plc is obligated to return ordinary shares to

Baidu Holdings Limited by exercising the option to purchase additional ordinary shares from us or by making purchases in the open market.

DIVIDEND POLICY

During the past five years, we have not distributed dividends to our shareholders of record.

We have received dividends from our subsidiaries, which have received consulting or other fees from our consolidated affiliated Chinese entities. In accordance with current Chinese laws and regulations, our subsidiaries and affiliated entities in China are required to allocate to their statutory reserve funds at least 10% of their respective after-tax profits for the year determined in accordance with Chinese accounting standards and regulations. Each of our subsidiaries and affiliated entities in China may stop allocations to its statutory reserve funds if such reserve funds have reached 50% of their registered capital.

Our board of directors has complete discretion as to whether we will distribute dividends in the future, subject to the approval of our shareholders. Even if our board of directors determines to distribute dividends, the form, frequency and amount of our dividends will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions, potential tax implications and other factors as the board of directors may deem relevant. Any dividend we declare will be paid to the holders of ADSs, subject to the terms of the deposit agreement, to the same extent as holders of our ordinary shares, less the fees and expenses payable under the deposit agreement. Any dividend we declare will be distributed by the depositary bank to the holders of our ADSs. Cash dividends on our ordinary shares, including those represented by the ADSs, if any, will be paid in U.S. dollars.

SHARES ELIGIBLE FOR FUTURE SALE

Upon the closing of the Global Offering, we will have 632,711,112 ordinary shares (or 637,456,412 ordinary shares if the Joint Representatives exercise in full, for themselves and on behalf of the international underwriters, their option to purchase additional ordinary shares), excluding 26,071,360 ordinary shares issued to our depositary bank for bulk issuance of ADSs reserved for future issuances upon the exercise or vesting of awards granted under our share incentive plans.

All of the ordinary shares sold in the Global Offering will be freely transferable without restriction or further registration under the Securities Act. Sales of substantial amounts of our ordinary shares in the public market could materially and adversely affect prevailing market prices of our ADSs and ordinary shares.

Lock-Up Agreements

In connection with the Global Offering, we and Baidu Holdings Limited have agreed that, during the period commencing on the Price Determination Date and ending at the close of business 90 days after the Price Determination Date, not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right, or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any ordinary Shares or ADSs, or any securities convertible into or exercisable or exchangeable for ordinary Shares or ADSs, without the prior written consent of J.P. Morgan Securities (Asia Pacific) Limited, China International Capital Corporation Hong Kong Securities Limited, and Goldman Sachs (Asia) L.L.C. (for themselves and on behalf of the Underwriters). The foregoing lock-up restrictions are subject to certain exceptions for each party. See “Underwriting—Lock-up Agreements.”

Rule 144

“Restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act.

In general, under Rule 144 as currently in effect, beginning 90 days after we became a reporting company, a person (or persons whose shares are aggregated) who at the time of a sale is not, and has not been during the three months preceding the sale, an affiliate of ours and has beneficially owned our restricted securities for at least six months will be entitled to sell the restricted securities without registration under the Securities Act, subject only to the availability of current public information about us, and will be entitled to sell restricted securities beneficially owned for at least one year without restriction. Persons who are our affiliates and have beneficially owned our restricted securities for at least six months may sell a number of restricted securities within any three-month period that does not exceed the greater of the following:

•

1% of the then outstanding ordinary shares of the same class, in the form of ADSs or otherwise, which immediately after this offering will equal 6,327,111 ordinary shares, assuming no exercise by the Joint Representatives, on behalf the international underwriters, of their option to purchase additional ordinary shares; and

•

the average weekly trading volume of our ordinary shares of the same class, in the form of ADSs or otherwise, during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Sales by our affiliates under Rule 144 are also subject to certain requirements relating to manner of sale, notice and the availability of current public information about us.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases our ordinary shares from us in connection with a compensatory stock plan or other written agreement executed prior to the completion of this offering is eligible to resell those ordinary shares 90 days after we became a reporting company in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

EXCHANGES BETWEEN ADSS AND ORDINARY SHARES

Dealings and Settlement of Ordinary Shares in Hong Kong

Our ordinary shares will trade on the Hong Kong Stock Exchange in board lots of 50 ordinary shares. Dealings in our ordinary shares on the Hong Kong Stock Exchange will be conducted in Hong Kong dollars.

The transaction costs of dealings in our ordinary shares on the Hong Kong Stock Exchange include:

•	Hong Kong Stock Exchange trading fee of 0.005% of the consideration of the transaction, charged to each of the buyer and seller;

•	SFC transaction levy of 0.0027% of the consideration of the transaction, charged to each of the buyer and seller;

•	trading tariff of HK$0.50 on each and every purchase or sale transaction. The decision on whether or not to pass the trading tariff onto investors is at the discretion of brokers;

•	transfer deed stamp duty of HK$5.00 per transfer deed (if applicable), payable by the seller;

•	ad valorem stamp duty at a total rate of 0.2% of the value of the transaction, with 0.1% payable by each of the buyer and the seller;

•	stock settlement fee, which is currently 0.002% of the gross transaction value, subject to a minimum fee of HK$2.00 and a maximum fee of HK$100.00 per side per trade;

•

brokerage commission, which is freely negotiable with the broker (other than brokerage commissions for IPO transactions which are currently set at 1% of the subscription or purchase price and will be payable by the person subscribing for or purchasing the securities); and

•

the Hong Kong share registrar will charge between HK$2.50 to HK$20, depending on the speed of service (or such higher fee as may from time to time be permitted under the Hong Kong Listing Rules), for each transfer of ordinary shares from one registered owner to another, each share certificate canceled or issued by it and any applicable fee as stated in the share transfer forms used in Hong Kong.

Investors must settle their trades executed on the Hong Kong Stock Exchange through their brokers directly or through custodians. For an investor who has deposited his or her ordinary shares in his or her stock account or in his or her designated Central Clearing and Settlement System participant’s stock account maintained with the Central Clearing and Settlement System, or CCASS, settlement will be effected in CCASS in accordance with the General Rules of CCASS and CCASS Operational Procedures in effect from time to time. For an investor who holds the physical certificates, settlement certificates and the duly executed transfer forms must be delivered to his or her broker or custodian before the settlement date.

Exchanges between Ordinary Shares Trading in Hong Kong and ADSs

In connection with the Global Offering, we have established a branch register of members in Hong Kong, or the Hong Kong share register, which will be maintained by our Hong Kong share registrar, Computershare Hong Kong Investor Services Limited. Our principal register of members, or the Cayman share register, will continue to be maintained by our principal share registrar, Maples Fund Services (Cayman) Limited, or Maples.

All ordinary shares offered in the Global Offering will be registered on the Hong Kong share register in order to be listed and traded on the Hong Kong Stock Exchange. As described in further detail below, holders of ordinary shares registered on the Hong Kong share register will be able to exchange these ordinary shares into ADSs, and vice versa.

Our ADSs

Our ADSs are traded on Nasdaq. Dealings in our ADSs on Nasdaq are conducted in U.S. Dollars.

ADSs may be held either:

•

directly: (i) by having an American Depositary Receipt, or ADR, which is a certificate evidencing a specific number of ADSs, registered in the holder’s name; or (ii) by having uncertified ADSs registered in the holder’s name; or

•	indirectly, by holding a security entitlement in ADSs through a broker or other financial institution that is a direct or indirect participant in The Depository Trust Company, also called DTC

The depositary for our ADSs is The Bank of New York Mellon, whose office is located at 240 Greenwich Street, New York, New York 10286, United States.

Depositing Ordinary Shares Trading in Hong Kong for delivery of ADSs

An investor who holds ordinary shares registered in Hong Kong and who intends to convert them to ADSs to trade on Nasdaq must deposit or have his or her broker deposit the ordinary shares with the depositary’s Hong Kong custodian, The Hong Kong and Shanghai Banking Corporation Limited, Hong Kong, or the custodian, in exchange for ADSs.

A deposit of ordinary shares trading in Hong Kong in exchange for ADSs involves the following procedures:

•

If ordinary shares have been deposited with CCASS, the investor must transfer ordinary shares to the depositary’s account with the custodian within CCASS by following the CCASS procedures for transfer and submit and deliver a duly completed and signed ADS delivery form to the custodian via his or her broker.

•	If ordinary shares are held outside CCASS, the investor must arrange for the deposit of his or her ordinary shares into CCASS and then proceed as described above.

•

Upon payment of its fees and expenses and of any taxes or charges, such as stamp duties or stock transfer taxes or fees, if applicable, the depositary will register the corresponding number of ADSs in the name(s) requested by an investor and will deliver the ADSs as instructed in the ADS delivery form.

For ordinary shares deposited in CCASS, under normal circumstances, the above steps generally require two business days, provided that the investor has provided timely and complete instructions. For ordinary shares held outside CCASS in physical form, the above steps may take 14 business days, or more, to complete. Temporary delays may arise. For example, the transfer books of the depositary may from time to time be closed to ADS issuances. The investor will be unable to trade the ADSs until the procedures are completed.

Surrender ADSs to Ordinary Shares Trading in Hong Kong

An investor who holds ADSs and wishes to receive ordinary shares that trade on the Hong Kong Stock Exchange must surrender the ADSs the investor holds and withdraw ordinary shares from the ADS program and cause his or her broker or other financial institution to trade such ordinary shares on the Hong Kong Stock Exchange.

An investor that holds ADSs indirectly through a broker or other financial institution should follow the procedure of the broker or financial institution and instruct the broker to arrange for surrender of the ADSs, and transfer of the underlying Shares from the depositary’s account with the custodian within the CCASS system to the investor’s Hong Kong stock account.

For investors holding ADSs directly, the following steps must be taken:

•

To withdraw ordinary shares from our ADS program, an investor who holds ADSs may turn in such ADSs at the office of the depositary (and the applicable ADR(s) if the ADSs are held in certificated form), and send an instruction to cancel such ADSs to the depositary. Those instructions must have a Medallion signature guarantee.

•

Upon payment or net of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, if applicable, the depositary will instruct the custodian to deliver ordinary shares underlying the canceled ADSs to the CCASS account designated by an investor.

•	If an investor prefers to receive ordinary shares outside CCASS, he or she must so indicate in the instruction delivered to the depositary.

For the ordinary shares to be received in CCASS, under normal circumstances, the above steps generally require two business days, provided that the investor has provided timely and complete instructions. For the ordinary shares to be received outside CCASS in physical form, the above steps may take 14 business days, or more, to complete. The investor will be unable to trade the ordinary shares on the Hong Kong Stock Exchange until the procedures are completed.

Temporary delays may arise. For example, the transfer books of the depositary may from time to time be closed to ADS cancelations. In addition, completion of the above steps and procedures for delivery for ordinary shares in a CCASS account is subject to there being a sufficient number of ordinary shares on the Hong Kong share register to facilitate a withdrawal from the ADS program directly into the CCASS system. We are not under any obligation to maintain or increase the number of ordinary shares on the Hong Kong share register to facilitate such withdrawals.

Depositary Requirements

Before the depositary delivers ADSs or permits withdrawal of ordinary shares, the depositary may require:

•	production of satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•	compliance with procedures it may establish, from time to time, consistent with the deposit agreement, including completion and presentation of transfer documents.

The depositary may refuse to deliver, transfer, or register issuances, transfers and cancelations of ADSs generally when the transfer books of the depositary or our Hong Kong share registrar are closed or at any time if the depositary or we determine it advisable to do so.

All costs attributable to the transfer of ordinary shares to effect a withdrawal from or deposit of ordinary shares into our ADS program will be borne by the investor requesting the transfer or deposit. In particular, holders of ordinary shares and ADSs should note that the Hong Kong share registrar will charge between HK$2.50 to HK$20, depending on the speed of service (or such higher fee as may from time to time be permitted under the Hong Kong Listing Rules), for each transfer of ordinary shares from one registered owner to another, each share certificate canceled or issued by it and any applicable fee as stated in the share transfer forms used in Hong Kong. In addition, holders of ordinary shares and ADSs must pay up to US$5.00 per 100 ADSs (or portion thereof) for each issuance of ADSs and each cancelation of ADSs, as the case may be, in connection with the deposit of ordinary shares into, or withdrawal of ordinary shares from, the ADS facility.

UNDERWRITING

The Global Offering

The offering of our ordinary shares is referred to herein as the “Global Offering.” The Global Offering comprises:

(a)

the offering of initially 2,214,500 ordinary shares (subject to reallocation) in Hong Kong (the “Hong Kong offer shares”) as described in “—The Hong Kong Public Offering” below, which we refer to as the “Hong Kong Public Offering”; and

(b)

the offering of initially 29,421,100 ordinary shares (subject to reallocation and the option of the international underwriters to purchase additional ordinary shares mentioned below) (the “international offer shares” and together with the Hong Kong offer shares, the “Offer Shares”), which we refer to as the “International Offering.”

The International Offering contemplated herein consists of a U.S. offering and a non-U.S. offering made outside the U.S. in compliance with applicable law. We are paying a registration fee for ordinary shares sold in the United States, as well as for ordinary shares initially offered and sold outside the United States in the Global Offering that may be resold from time to time in the United States.

J.P. Morgan Securities (Asia Pacific) Limited, China International Capital Corporation Hong Kong Securities Limited and Goldman Sachs (Asia) L.L.C. are acting as joint representatives, or the Joint Representatives, for the Global Offering.

Under the terms and subject to the conditions in the Hong Kong Underwriting Agreement (as defined below), the Hong Kong underwriters below have severally agreed to apply or procure applications for the number of ordinary shares indicated below.

Hong Kong Underwriters	Number of Ordinary Shares
J.P. Morgan Securities (Asia Pacific) Limited
China International Capital Corporation Hong Kong Securities Limited
Goldman Sachs (Asia) L.L.C.
The Hongkong and Shanghai Banking Corporation Limited
CMB International Capital Limited
ICBC International Securities Limited
BOCI Asia Limited
CCB International Capital Limited
ABCI Securities Company Limited
DBS Asia Capital Limited
Mizuho Securities Asia Limited
Haitong International Securities Company Limited
Nomura International (Hong Kong) Limited
Total	2,214,500

Under the terms and subject to the conditions in the International Underwriting Agreement (as defined below), the international underwriters for whom J.P. Morgan Securities (Asia Pacific) Limited, China International Capital Corporation Hong Kong Securities Limited and Goldman Sachs (Asia) L.L.C. are acting as the Joint Representatives, have severally agreed to purchase or procure purchasers to purchase from us, and we have agreed to sell to them or such purchasers, severally, the number of ordinary shares indicated below:

International Underwriters	Number of Ordinary Shares
J.P. Morgan Securities plc
J.P. Morgan Securities LLC
China International Capital Corporation Hong Kong Securities Limited
Goldman Sachs (Asia) L.L.C.
The Hongkong and Shanghai Banking Corporation Limited
CMB International Capital Limited
ICBC International Securities Limited
BOCI Asia Limited
CCB International Capital Limited
ABCI Securities Company Limited
DBS Asia Capital Limited
Mizuho Securities Asia Limited
Haitong International Securities Company Limited
Nomura International (Hong Kong) Limited
Total	29,421,100

The Hong Kong underwriters and the international underwriters are collectively referred to herein as the underwriters.

The 31,635,600 ordinary shares being offered in the Global Offering will represent approximately 5.0% of our ordinary shares outstanding immediately after the completion of the Global Offering, assuming no exercise of the international underwriters’ option to purchase additional ordinary shares exercisable by the Joint Representatives on behalf of the international underwriters and no ordinary shares are issued pursuant to the conversion of convertible notes or our share incentive plans. If such option is exercised in full, the ordinary shares offered hereby will represent 5.7% of our ordinary shares outstanding immediately following the completion of the Global Offering assuming no ordinary shares are issued pursuant to the conversion of convertible notes or our share incentive plans.

The underwriters propose to offer our ordinary shares at the public offering price listed on the cover page of this prospectus supplement. Subject to the conditions in the Hong Kong Underwriting Agreement and the International Underwriting Agreement, the underwriters are obligated, severally but not jointly, to take and pay for all of the ordinary shares offered hereby if any such shares are taken. The offering of our ordinary shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

We have applied to list our ordinary shares on the Hong Kong Stock Exchange under the stock code “9961.” The shares will be traded in board lots of 50 ordinary shares each. Our ADSs are listed on Nasdaq under the symbol “TCOM.” Each ADS represents one ordinary share.

A prospectus supplement in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in the Global Offering. The Joint Representatives may agree to allocate a number of our ordinary shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the Joint Representatives to underwriters that may make internet distributions on the same basis as other allocations.

The Hong Kong Public Offering

We are initially offering 2,214,500 ordinary shares for subscription by the public in Hong Kong at the public offering price, representing approximately 7.0% of the total number of Offer Shares initially available under the Global Offering. The number of ordinary shares initially offered under the Hong Kong Public Offering, subject to any reallocation of ordinary shares between the International Offering and the Hong Kong Public Offering, will represent approximately 0.4% of the total ordinary shares in issue immediately following the completion of the Global Offering (assuming the option of the international underwriters to purchase additional ordinary shares is not exercised and no ordinary shares are issued pursuant to the conversion of convertible notes or our share incentive plans).

The Hong Kong Public Offering is open to members of the public in Hong Kong as well as to institutional and professional investors. Professional investors generally include brokers, dealers, companies (including fund managers) whose ordinary business involves dealing in shares and other securities and corporate entities that regularly invest in shares and other securities.

Completion of the Hong Kong Public Offering is subject to the conditions set out in “— Conditions of the Global Offering” below.

Allocation

Allocation of ordinary shares to investors under the Hong Kong Public Offering will be based solely on the level of valid applications received under the Hong Kong Public Offering.

The basis of allocation may vary, depending on the number of Hong Kong offer shares validly applied for by applicants. Such allocation could, where appropriate, consist of balloting, which could mean that some applicants may receive a higher allocation than others who have applied for the same number of Hong Kong offer shares, and those applicants who are not successful in the ballot may not receive any Hong Kong offer shares.

For allocation purposes only, the total number of Hong Kong offer shares available under the Hong Kong Public Offering (after taking into account any reallocation referred to below) will be divided equally (to the nearest board lot) into two pools: pool A and pool B. The Hong Kong offer shares in pool A will be allocated on an equitable basis to applicants who have applied for Hong Kong offer shares with an aggregate price of HK$5 million (excluding the brokerage, the SFC transaction levy and the Hong Kong Stock Exchange trading fee payable) or less. The Hong Kong offer shares in pool B will be allocated on an equitable basis to applicants who have applied for Hong Kong offer shares with an aggregate price of more than HK$5 million (excluding the brokerage, the SFC transaction levy and the Hong Kong Stock Exchange trading fee payable) and up to the total value in pool B.

Investors should be aware that applications in pool A and applications in pool B may receive different allocation ratios. If any Hong Kong offer shares in one (but not both) of the pools are unsubscribed, such unsubscribed Hong Kong offer shares will be transferred to the other pool to satisfy demand in that other pool and be allocated accordingly. For the purpose of the immediately preceding paragraph only, the “price” for Hong Kong offer shares means the price payable on application therefor (without regard to the public offering price as finally determined). Applicants can only receive an allocation of Hong Kong offer shares from either pool A or pool B and not from both pools. Multiple or suspected multiple applications under the Hong Kong Public Offering and any application for more than 1,107,250 Hong Kong offer shares is liable to be rejected.

Before submitting applications for the Hong Kong offer shares, applicants should have regard to the possibility that any announcement of a reduction in the number of Offer Shares may not be made until the last day for lodging applications under the Hong Kong Public Offering. Such notice will also include confirmation or revision, as appropriate, of the working capital statement and the Global Offering statistics as currently included or incorporated by reference in this prospectus supplement, and any other financial information which may change as a result of any such reduction. In the absence of any such notice so published, the number of Offer Shares will not be reduced.

Reallocation

The allocation of the Offer Shares between the Hong Kong Public Offering and the International Offering is subject to reallocation. Paragraph 4.2 of Practice Note 18 of the Hong Kong Listing Rules requires a clawback mechanism to be put in place which would have the effect of increasing the number of Offer Shares under the Hong Kong Public Offering to a certain percentage of the total number of Offer Shares offered under the Global Offering if certain prescribed total demand levels are reached.

2,214,500 Offer Shares are initially available in the Hong Kong Public Offering, representing approximately 7.0% of the Offer Shares initially available under the Global Offering. The allocation of ordinary shares between the Hong Kong Public Offering and the International Offering is subject to adjustment.

If the number of Offer Shares validly applied for under the Hong Kong Public Offering represents: (a) 10 times or more but less than 40 times, (b) 40 times or more but less than 60 times and (c) 60 times or more of the total number of Offer Shares initially available under the Hong Kong Public Offering, then Offer Shares will be reallocated to the Hong Kong Public Offering from the International Offering. As a result of such reallocation, the total number of Offer Shares available under the Hong Kong Public Offering will be increased to 3,479,950 Offer Shares (in the case of (a)), 4,429,000 Offer Shares (in the case of (b)) and 8,858,000 Offer Shares (in the case of (c)), representing approximately 11.0%, 14.0% and 28.0% of the total number of Offer Shares initially available under the Global Offering, respectively (before any exercise of the option of the international underwriters to purchase additional ordinary shares). In each case, the additional Offer Shares reallocated to the Hong Kong Public Offering will be allocated between pool A and pool B and the number of Offer Shares allocated to the International Offering will be correspondingly reduced in such manner as the Joint Representatives deem appropriate.

In addition, the Joint Representatives may reallocate Offer Shares from the International Offering to the Hong Kong Public Offering to satisfy valid applications under the Hong Kong Public Offering.

If the Hong Kong Public Offering is not fully subscribed, the Joint Representatives may reallocate all or any unsubscribed Hong Kong offer shares to the International Offering, in such proportions as the Joint Representatives deem appropriate. The Offer Shares to be offered in the Hong Kong Public Offering and the Offer Shares to be offered in the International Offering may, in certain circumstances, be reallocated between these offerings at the discretion of the Joint Representatives. In accordance with the Guidance Letter HKEX-GL91-18 issued by the Hong Kong Stock Exchange, if such reallocation is done other than pursuant to the clawback mechanism above, the maximum total number of Offer Shares that may be reallocated to the Hong Kong Public Offering following such reallocation shall be not more than double the initial allocation to the Hong Kong Public Offering (i.e., 4,429,000 ordinary shares, representing approximately 14.0% of the total number of Offer Shares initially available under the Global Offering).

Applications

Each applicant under the Hong Kong Public Offering will be required to give an undertaking and confirmation in the application submitted by him/her that he/she and any person(s) for whose benefit he/she is making the application has not applied for or taken up, or indicated an interest for, and will not apply for or take up, or indicate an interest for, any International offer shares under the International Offering. Such applicant’s application is liable to be rejected if such undertaking and/or confirmation is/are breached and/or untrue (as the case may be) or if he/she has been or will be placed or allocated International offer shares under the International Offering.

Applicants under the Hong Kong Public Offering are required to pay, on application, the maximum public offering price of HK$333.00 per Offer Share in addition to the brokerage, the SFC transaction levy and the Hong Kong Stock Exchange trading fee payable on each Offer Share, amounting to a total of HK$16,817.78 for one board lot of 50 ordinary shares. If the public offering price, as finally determined in the manner described in “— Pricing” is less than the maximum public offering price for the Hong Kong Public Offering of HK$333.00 per Offer Share, appropriate refund payments (including the brokerage, the SFC transaction levy and the Hong Kong Stock Exchange trading fee attributable to the surplus application monies) will be made to successful applicants, without interest.

Hong Kong Underwriting Agreement

We and the Hong Kong Underwriters have entered into an underwriting agreement dated April 7, 2021, or the Hong Kong Underwriting Agreement, relating to the Hong Kong Public Offering.

The International Offering

The International Offering will consist of an offering of initially 29,421,100 Offer Shares, representing approximately 93% of the total number of Offer Shares initially available under the Global Offering (subject to reallocation and the option of the international underwriters to purchase additional ordinary shares). The number of Offer Shares initially offered under the International Offering, subject to any reallocation of Offer Shares between the International Offering and the Hong Kong Public Offering, will represent approximately 4.65% of the total ordinary shares in issue immediately following the completion of the Global Offering (assuming the option of the international underwriters to purchase additional ordinary shares is not exercised and no ordinary shares are issued pursuant to the conversion of convertible notes or our share incentive plans).

Allocation

The International Offering will include the U.S. offering of ordinary shares in the United States as well as non-U.S. offering to institutional and professional investors and other investors in other jurisdictions outside the United States. Professional investors generally include brokers, dealers, companies (including fund managers) whose ordinary business involves dealing in shares and other securities and corporate entities that regularly invest in shares and other securities.

Allocation of Offer Shares pursuant to the International Offering will be effected in accordance with the “book-building” process and based on a number of factors, including the level and timing of demand, the total size of the relevant investor’s invested assets or equity assets in the relevant sector and whether or not it is expected that the relevant investor is likely to buy further ordinary shares and/or hold or sell its ordinary shares after the listing on the Hong Kong Stock Exchange. Such allocation is intended to result in a distribution of the ordinary shares on a basis which would lead to the establishment of a solid professional and institutional shareholder base to our benefit and the benefit of the shareholders as a whole.

The Joint Representatives (for themselves and on behalf of the underwriters) may require any investor who has been offered Offer Shares under the International Offering and who has made an application under the Hong Kong Public Offering to provide sufficient information to the Joint Representatives so as to allow them to identify the relevant applications under the Hong Kong Public Offering and to ensure that they are excluded from any allocation of Offer Shares under the Hong Kong Public Offering.

Reallocation

The total number of Offer Shares to be issued or sold pursuant to the International Offering may change as a result of the clawback arrangement described in “—The Hong Kong Public Offering—Reallocation” above, the exercise of the option of the international underwriters to purchase additional ordinary shares in whole or in part and/or any reallocation of unsubscribed Offer Shares originally included in the Hong Kong Public Offering.

International Underwriting Agreement

We expect to enter into an international underwriting agreement, or the International Underwriting Agreement (together with the “Hong Kong Underwriting Agreement”, the “Underwriting Agreements”) with the Joint Representatives and the Joint Sponsors relating to the International Offering on the date of the final prospectus supplement.

Pricing

Determining the Offer Price

We will determine the pricing for the Offer Shares for the purpose of the various offerings under the Global Offering on the Price Determination Date, which is expected to be on or about Tuesday, April 13, 2021 and, in any event, no later than Friday, April 16, 2021, by agreement with the Joint Representatives (for themselves and on behalf of the underwriters), and the number of Offer Shares to be allocated under the various offerings will be determined shortly thereafter.

We will determine the public offering price for the Hong Kong Public Offering by reference to, among other factors, the closing price of the ADSs on Nasdaq on the last trading day on or before the Price Determination Date, and the public offering price for the Hong Kong Public Offering will not be more than HK$333.00 per Hong Kong offer share. The historical prices of our ADSs and trading volume on Nasdaq are set out below.

Period	High (US$)	Low (US$)	ADTV (ADSs)(1)
Fiscal year ended December 31, 2020	38.94	21.63	5,552,862
Fiscal year of 2021 (up to the March 31, 2021)	44.57	31.15	4,970,192

Note:

(1)	Average daily trading volume, or (“ADTV”), represents the daily average number of our ADSs traded over the relevant period.

Applicants under the Hong Kong Public Offering must pay, on application, the maximum public offering price for the Hong Kong Public Offering of HK$333.00 per Hong Kong offer share plus brokerage of 1.0%, SFC transaction levy of 0.0027% and Hong Kong Stock Exchange trading fee of 0.005%, amounting to a total of HK$16,817.78 for one board lot of 50 ordinary shares.

We may set the public offering price for the International Offering, being the final offer price per international offer share in Hong Kong dollars (exclusive of brokerage of 1%, SFC transaction levy of 0.0027% and Hong Kong Stock Exchange trading fee of 0.005%) at a level higher than the maximum public offering price for the Hong Kong Public Offering, being the final offer price per Hong Kong offer share in Hong Kong dollars (exclusive of brokerage of 1%, SFC transaction levy of 0.0027% and Hong Kong Stock Exchange trading fee of 0.005%) if (a) the Hong Kong dollar equivalent of the closing trading price of the ADSs on the Nasdaq on the last trading day on or before the Price Determination Date (on a per-ordinary share converted basis) were to exceed the maximum public offering price for the Hong Kong Public Offering as stated in this prospectus supplement and/or (b) we believe that it is in our best interest as a listed company to set the public offering price for the International Offering at a level higher than the maximum public offering price for the Hong Kong Public Offering based on the level of interest expressed by professional and institutional investors during the book-building process.

If the public offering price for the International Offering is set at or lower than the maximum public offering price for the Hong Kong Public Offering, the public offering price for the Hong Kong Public Offering must be set at such price which is equal to the public offering price for the International Offering. In no circumstances will we set the public offering price for the Hong Kong Public Offering above the maximum public offering price for the Hong Kong Public Offering as stated in this prospectus supplement or the public offering price for the International Offering.

We reserve the right not to proceed with the Hong Kong Public Offering or the International Offering on or at any time until Price Determination Date if, for any reason, including as a result of volatility in the price of our ADSs or other changes in market conditions, we do not agree with the Joint Representatives (for themselves and on behalf of the underwriters) on the pricing of the Offer Shares by Friday, April 16, 2021.

Sales in the United States

Some of the international underwriters are expected to make offers and sales both inside and outside the United States through their respective selling agents. Any offers or sales in the United States will be conducted by broker-dealers registered with the SEC. J.P. Morgan Securities plc will offer our ordinary shares in the United States through its SEC-registered broker-dealer affiliate in the United States, J.P. Morgan Securities LLC. China International Capital Corporation Hong Kong Securities Limited is not a broker-dealer registered with the SEC, and, to the extent that its conduct may be deemed to involve participation in offers or sales of ordinary shares in the United States, those offers or sales will be made through one or more SEC-registered broker-dealers in compliance with applicable laws and regulations. Goldman Sachs (Asia) L.L.C. will offer our ordinary shares in the United States through its SEC-registered broker-dealer affiliate in the United States, Goldman Sachs & Co. LLC. The Hongkong and Shanghai Banking Corporation Limited will offer our ordinary shares in the United Shares through its SEC-registered broker-dealer affiliate in the United States, HSBC Securities (USA) Inc. CMB International Capital Limited is not a broker-dealer registered with the SEC and it may not make sales in the United States or to U.S. persons. CMB International Capital Limited has agreed that it does not intend to, and will not, offer or sell any of our ordinary shares in the United States or to U.S. persons in connection with this offering. ICBC International Securities Limited is not a broker-dealer registered with the SEC and it may not make sales in the United States or to U.S. persons. ICBC International Securities Limited has agreed that it does not intend to, and will not, offer or sell any of our ordinary shares in the United States or to U.S. persons in connection with this offering. BOCI Asia Limited is not a broker-dealer registered with the SEC and it may not make sales in the United States or to U.S. persons. BOCI Asia Limited has agreed that it does not intend to, and will not, offer or sell any of our ordinary shares in the United States or to U.S. persons in connection with this offering. CCB International Capital Limited is not a broker-dealer registered with the SEC and it may not make sales in the United States or to U.S. persons. CCB International Capital Limited has agreed that it does not intend to, and will not, offer or sell any of our ordinary shares in the United States or to U.S. persons in connection with this offering. ABCI Securities Company Limited is not a broker-dealer registered with the SEC and it may not make sales in the United States or to U.S. persons. ABCI Securities Company Limited has agreed that it does not intend to, and will not, offer or sell any of our ordinary shares in the United States or to U.S. persons in connection with this offering. DBS Asia Capital Limited is not a broker-dealer registered with the SEC and it may not make sales in the United States or to U.S. persons. DBS Asia Capital Limited has agreed that it does not intend to, and will not, offer or sell any of our ordinary shares in the United States or to U.S. persons in connection with this offering. Mizuho Securities Asia Limited is not a broker-dealer registered with the SEC and it may not make sales in the United States or to U.S. persons. Mizuho Securities Asia Limited has agreed that it does not intend to, and will not, offer or sell any of our ordinary shares in the United States or to U.S. persons in connection with this offering. Haitong International Securities Company Limited is not a broker-dealer registered with the SEC and it may not make sales in the United States or to U.S. persons. Haitong International Securities Company Limited has agreed that it does not intend to, and will not, offer or sell any of our ordinary shares in the United States or to U.S. persons in connection with this offering. Nomura International (Hong Kong) Limited is not a broker-dealer registered with the SEC and it may not make sales in the United States or to U.S. persons. Nomura International (Hong Kong) Limited has agreed that it does not intend to, and will not, offer or sell any of our ordinary shares in the United States or to U.S. persons in connection with this offering.

Compensation and Expenses

The following table shows the per ordinary share and total underwriting discounts and commissions to be paid to the underwriters by us. These amounts include gross proceeds of the Global Offering that may be paid to the underwriters and are shown assuming both no exercise and full exercise of the underwriters’ option to purchase up to an additional 4,745,300 ordinary shares. Total underwriting discounts and commissions to be paid to the underwriters represent                % of the total gross proceeds of the Global Offering (assuming the option to purchase additional ordinary shares is not exercised).

Paid by Us	No Exercise	Full Exercise
Per ordinary share	HK$	HK$
Total	HK$	HK$

The estimated offering expenses payable by us, including registration, filing and listing fees, printing fees and legal and accounting expenses, but exclusive of the underwriting discounts and commissions, are approximately HK$             million (US$             million).

In connection with the Global Offering, we have agreed to reimburse the underwriters for certain of their expenses in an amount up to US$            .

International Underwriters’ Option to Purchase Additional Ordinary Shares

In connection with the Global Offering, we have granted the international underwriters the right, exercisable by the Joint Representatives (for themselves and on behalf of the international underwriters) at any time until 30 days after the last day for lodging applications under the Hong Kong Public Offering, to purchase up to an aggregate of 4,745,300 additional ordinary shares, representing not more than 15% of the total number of Offer Shares initially available under the Global Offering, at the public offering price for the International Offering to, among other things, cover over-allocations in the International Offering, if any.

J.P. Morgan Securities plc or its affiliates expects to enter into a borrowing arrangement with Baidu Holdings Limited that is intended to facilitate the settlement of over-allocations. If such agreement is entered into, J.P. Morgan Securities plc or its affiliates is obligated to return ordinary shares to Baidu Holdings Limited by exercising the option to purchase additional ordinary shares from us or by making purchases in the open market. No fees or other remuneration will be paid by the underwriters to us or Baidu Holdings Limited for the loan of the ordinary shares.

If the international underwriters’ option to purchase additional ordinary shares is exercised in full, the additional ordinary shares to be issued pursuant thereto will represent approximately 0.7% of our total ordinary shares issued and outstanding immediately following the completion of the Global Offering. If the international underwriters exercise their option to purchase additional ordinary shares, an announcement will be made.

Lock-Up Agreements

We have undertaken to each of the Joint Representatives, the Joint Global Coordinators, the Joint Sponsors, the Joint Bookrunners, the Joint Lead Managers, and the Hong Kong underwriters that for the period commencing on the Price Determination Date and ending on, and including, the date that is 90 days after the Price Determination Date (the “Lock-Up Period”), or such earlier date that the Joint Sponsors and the Joint Representatives (for themselves and on behalf of the Underwriters) consent to in writing, and unless in compliance with the requirements of the Hong Kong Listing Rules, we will not, directly or indirectly, take any of the following actions with respect to our ordinary shares or ADSs, or any securities convertible into or exchangeable or exercisable for any of our ordinary shares or ADSs (collectively, “Lock-Up Securities”):

(a)	offer, sell, issue, pledge, contract to sell or otherwise dispose of Lock-Up Securities;

(b)	offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities;

(c)	establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act; or

(d)

file with the SEC a registration statement under the Securities Act relating to the Lock-Up Securities, other than registration statements on Form S-8 relating to the issuance, vesting, exercise or settlement of equity awards granted or to be granted pursuant to any employee benefit plan described in this prospectus supplement, without the prior written consent of the Joint Sponsors and the Joint Representatives, provided, however, that we shall be permitted during the Lock-Up Period to:

(i)

sell, or cause to be sold, the Offer Shares to be sold and/or issued hereunder, including, for avoidance of doubt, any ordinary shares to be loaned and sold pursuant to the borrowing arrangement by and among J.P. Morgan Securities plc and Baidu Holdings Limited, which arrangement is intended to facilitate stabilizing activities in connection with the Global Offering;

(ii)	issue ADSs upon conversion of ordinary shares into ADSs;

(iii)

issue securities upon conversion of convertible notes outstanding on the date of the Hong Kong Underwriting Agreement, and following the lapse of 30 days after the Price Determination Date, offer, sell, issue, or grant notes (similar to the convertible senior notes and exchangeable senior notes previously issued) or warrants convertible or exchangeable for ordinary shares or ADSs;

(iv)

grant or issue securities pursuant to our share incentive plans, including the effect of one or more bulk issuances of ordinary shares or ADSs in contemplation of future issuances under the share incentive plans;

(v)	effect any capitalization issue, capital reduction or consolidation or sub-division of the ordinary shares;

(vi)

issue any securities in connection with our acquisition of one or more businesses, assets, products or technologies, or in connection with any joint ventures, commercial relationships or other strategic corporate transactions involving us, provided that the recipients of such securities execute a lock-up agreement in favor of the underwriters containing substantially the same obligations; and

(vii)	repurchase securities pursuant to the Company’s share repurchase programs existing on the date of the Hong Kong Underwriting Agreement.

Lock-Up Undertakings by Baidu Holdings Limited

Baidu Holdings Limited has agreed with the underwriters that, without the prior written consent of the Joint Representatives (for themselves and on behalf of the Underwriters), it will not, and shall procure any entities controlled by Baidu Holdings Limited not to, during the period commencing on the Price Determination Date and ending at the close of business 90 days after the Price Determination Date relating to the Global Offering (such period, the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any ordinary Shares or ADSs, or any securities convertible into or exercisable or exchangeable for ordinary Shares or ADSs (collectively, “Covered Securities”), beneficially owned as at the pricing of the Global Offering by Baidu Holdings Limited, or publicly disclose the intention to make any offer, sale, pledge or disposition of such securities, (2) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the ordinary shares or ADSs or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of ordinary shares or ADSs or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any Covered Securities.

The restrictions described in the immediately preceding paragraph do not apply to, among other items:

(a)	transfers of Covered Securities as a bona fide gift or gifts or by testate succession or intestate distribution;

(b)

any ADSs or ordinary shares acquired by Baidu Holdings Limited in the open market, or any ADSs or ordinary Shares acquired in private transactions from third parties to the extent such acquired ordinary Shares or ADSs are not subject to any lock-up or similar transfer restrictions, upon or after the completion of the Global Offering;

(c)

transfers or distributes to wholly-owned, majority-owned affiliates or other controlled and consolidated affiliates (“affiliate” as defined in Rule 12b-2 of the Exchange Act) of Baidu Holdings Limited or to a trust, the direct or indirect beneficiary of which is Baidu Holdings Limited;

(d)	the transfer of Covered Securities pursuant to any contractual arrangement that provides for the repurchase of the ordinary shares or such other securities by the Company;

(e)	any Covered Securities loaned to the Stabilizing Manager pursuant to the Stock Borrowing Agreement;

(f)

any conversion of the Covered Securities into, or exchange or exercise of the Covered Securities for, ordinary shares or ADSs by it, provided that the ordinary shares or ADSs received by it upon such conversion, exchange or exercise shall be subject to the terms of the lock-up restriction set forth above;

(g)

establish any contract, instruction or plan (a “Plan”) pursuant to Rule 10b5-1 under the Exchange Act for the transfer of ADSs or ordinary shares, provided that (i) such Plan does not provide for the transfer of the Covered Securities during the Restricted Period and (ii) no filing under the Exchange Act or other public announcements shall be required or shall be voluntarily made by or on behalf of Baidu Holdings Limited or us regarding the establishment of such plan during the Restricted Period; and

(h)

any transfers, sales, tenders or other dispositions of ADSs or ordinary shares or any security convertible into or exercisable or exchangeable for ADSs or ordinary shares pursuant to a bona fide third party tender offer, merger, amalgamation, consolidation or other similar transaction made to or involving all holders of ADSs or ordinary shares or such other securities in connection with a change of control or majority of our ownership is transferred to such third party (including, without limitation, the entering into any lock-up, voting or similar agreement pursuant to which Baidu Holdings Limited may agree to transfer, sell, tender or otherwise dispose of ADSs or ordinary shares or other such securities in connection with such transaction, or vote any ordinary shares or other such securities in favor of any such transaction); provided that if such tender offer, merger, amalgamation, consolidation or other similar transaction is not completed, any ADSs or ordinary shares or any security convertible into or exercisable or exchangeable for ADSs or ordinary shares subject to this lock-up agreement shall remain subject to the restrictions contained in this lock-up agreement.

Conditions of the Global Offering

Acceptance of all applications for our Offer Shares is conditional on:

(a)

the listing committee of the Hong Kong Stock Exchange granting approval for the listing of, and permission to deal in, the ordinary shares in issue (including ordinary shares on conversion of convertible notes) and to be issued pursuant to the Global Offering (including the ordinary shares which may be issued pursuant to the exercise of the option of the international underwriters to purchase additional ordinary shares and the ordinary shares to be issued pursuant to our share incentive plans) on the Main Board of the Hong Kong Stock Exchange and such approval not subsequently having been withdrawn or revoked prior to the commencement of trading of our ordinary shares on the Hong Kong Stock Exchange;

(b)	the pricing of the Offer Shares having been agreed between the Joint Representatives (for themselves and on behalf of the underwriters) and us;

(c)	the execution and delivery of the International Underwriting Agreement on or around the Price Determination Date; and

(d)

the obligations of the Hong Kong underwriters under the Hong Kong Underwriting Agreement and the obligations of the International underwriters under the International Underwriting Agreement becoming and remaining unconditional and not having been terminated in accordance with the terms of the respective agreements, in each case on or before the dates and times specified in the respective Underwriting Agreements (unless and to the extent such conditions are validly waived on or before such dates and times) and, in any event, not later than the date which is 30 days from the date of the Hong Kong prospectus.

If, for any reason, we do not agree with the Joint Representatives (for themselves and on behalf of the underwriters) on the pricing of the Offer Shares on or before Friday, April 16, 2021, the Global Offering will not proceed and will lapse.

The consummation of each of the Hong Kong Public Offering and the International Offering is conditional upon, among other things, the other offering becoming unconditional and not having been terminated in accordance with its terms.

Dealings Arrangements

Assuming that the Hong Kong Public Offering becomes unconditional at or before 8:00 a.m. in Hong Kong on Monday, April 19, 2021, it is expected that dealings in the ordinary shares on the Hong Kong Stock Exchange will commence at 9:00 a.m. on Monday, April 19, 2021. The ordinary shares will be traded in board lots of 50 ordinary shares each and the stock code of the ordinary shares will be 9961.

Indemnification

We have agreed to indemnify several underwriters and their affiliates against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Stabilization

Underwriters use stabilization in some markets to facilitate the distribution of securities. To stabilize, the underwriters may bid for, or purchase, the securities in the secondary market during a specified period of time, to retard and, if possible, prevent a decline in the initial public market price of the securities below the offer price. Such transactions may be effected in all jurisdictions where it is permissible to do so, in each case in compliance with all applicable laws and regulatory requirements, including those of Hong Kong. In Hong Kong, the price at which the stabilization is effected is not permitted to exceed the public offering price.

The Company has appointed J.P. Morgan Securities (Asia Pacific) Limited as stabilizing manager. In connection with the Global Offering, the stabilization manager (or any person acting for it), on behalf of the underwriters, may over-allocate or effect transactions with a view to stabilizing or supporting the market price of the ordinary shares at a level higher than that which might otherwise prevail for a limited period after the listing date. However, there is no obligation on the stabilization manager (or any person acting for it) to conduct any such stabilizing action. Such stabilizing action, if taken: (a) will be conducted at the absolute discretion of the stabilization manager (or any person acting for it) and in what the stabilization manager reasonably regards as our best interest; (b) may be discontinued at any time; and (c) is required to be brought to an end within 30 days after the last day for lodging applications under the Hong Kong Public Offering. We will not, and will cause our affiliates or any of our or our affiliates’ respective directors, officers, employees, or any person acting on our behalf or on behalf of any of the foregoing persons not to conduct any stabilizing action.

Stabilization action permitted in Hong Kong pursuant to the Securities and Futures (Price Stabilizing) Rules of the Securities and Futures Ordinance (the “SFO”), includes: (a) over-allocating for the purpose of preventing or minimizing any reduction in the market price of the ordinary shares; (b) selling or agreeing to sell the ordinary shares so as to establish a short position in them for the purpose of preventing or minimizing any reduction in the market price of the ordinary shares; (c) purchasing, or agreeing to purchase, the ordinary shares pursuant to the option to purchase additional ordinary shares in order to close out any position established under Paragraphs (a) or (b) above; (d) purchasing, or agreeing to purchase, any of the ordinary shares for the sole purpose of preventing or minimizing any reduction in the market price of the ordinary shares; (e) selling or agreeing to sell any ordinary shares in order to liquidate any position established as a result of those purchases; and (f) offering or attempting to do anything as described in (b), (c), (d) or (e) above.

Specifically, prospective applicants for and investors in the ordinary shares should note that:

(a)	the stabilization manager (or any person acting for it) may, in connection with the stabilizing action, maintain a long position in the ordinary shares;

(b)	there is no certainty as to the extent to which and the time or period for which the stabilization manager (or any person acting for it) will maintain such a long position;

(c)	liquidation of any such long position by the stabilization manager (or any person acting for it) and selling in the open market may have an adverse impact on the market price of the ordinary shares;

(d)

no stabilizing action can be taken to support the price of the ordinary shares for longer than the stabilization period, which will begin on the listing date, and is expected to expire on Thursday, May 13, 2021, being the 30th day after the last day for lodging applications under the Hong Kong Public Offering. After this date, when no further stabilizing action may be taken, demand for the ordinary shares, and therefore the price of the ordinary shares, could fall;

(e)	the price of the ordinary shares cannot be assured to stay at or above the public offer price for the Hong Kong Public Offering by the taking of any stabilizing action; and

(f)

stabilizing bids or transactions effected in the course of the stabilizing action may be made at any price at or below the public offer price for the Hong Kong Public Offering and can, therefore, be done at a price below the price paid by applicants for, or investors in, the Offer Shares.

We will ensure or procure that an announcement in compliance with the Securities and Futures (Price Stabilizing) Rules of the SFO will be made within seven days of the expiration of the stabilization period.

In connection with the Global Offering, the underwriters may purchase and sell our ordinary shares or ADS in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of ordinary shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than each of the underwriters’ option to purchase additional shares from us in the offering. The underwriters may close out any covered short position by either exercising their option to purchase additional ordinary shares or ADSs or purchasing ordinary shares or ADSs in the open market. In determining the source of ordinary shares or ADSs to close out the covered short position, the underwriters will consider, among other things, the price of ordinary shares or ADSs available for purchase in the open market as compared to the price at which they may purchase additional ordinary shares pursuant to the option granted to them. “Naked” short sales are any sales in excess of such option. The underwriters must close out any naked short position by purchasing Shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the ordinary shares or ADSs in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of the ordinary shares or ADSs made by the underwriters in the open market prior to the completion of the offering. Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of our ordinary shares or ADSs, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of our ordinary shares or ADSs. As a result, the price of our ordinary shares or ADSs may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time.

The underwriters may also impose a penalty bid, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the ordinary shares or ADSs, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the ordinary shares or ADSs. As a result, the price of the ordinary shares or ADSs may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities (which may start at any time in the U.S. market beginning on the Price Determination Date) and may end any of these activities at any time. These transactions may be effected on the Nasdaq, on the Hong Kong Stock Exchange, in the over-the-counter market or otherwise.

In addition, stabilization transactions with respect to the ADSs may be effected by one of the underwriters or its affiliates before the listing of the ordinary shares on the Hong Kong Stock Exchange in accordance with applicable laws and regulations.

Activities by Underwriters

Described below are a variety of activities that each of the underwriters of the Global Offering may individually undertake, and which do not form part of the underwriting or the stabilizing process.

The underwriters and their respective affiliates are diversified financial institutions with relationships in countries around the world. These entities engage in a wide range of commercial and investment banking, brokerage, funds management, trading, hedging, investing and other activities for their own account and for the account of others. In the ordinary course of their various business activities, the underwriters and their respective affiliates may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers. Such investment and trading activities may involve or relate to our assets, securities and/or instruments and/or persons and entities with relationships with us and may also include swaps and other financial instruments entered into for hedging purposes in connection with our loans and other debt.

In relation to the ordinary shares, the activities of the underwriters and their respective affiliates could include acting as agent for buyers and sellers of the ordinary shares, entering into transactions with those buyers and sellers in a principal capacity, including as a lender to initial purchasers of the ordinary shares (which financing may be secured by the ordinary shares) or provide financing to investors to finance their subscriptions of ordinary shares in the Global Offering in compliance with all applicable laws, proprietary trading in the ordinary shares, and entering into over the counter or listed derivative transactions or listed or unlisted securities transactions (including issuing securities such as derivative warrants listed on a stock exchange) which have as their underlying assets, assets including the ordinary shares. Such transactions may be carried out as bilateral agreements or trades with selected counterparties. Those activities may require hedging activity by those entities involving, directly or indirectly, the buying and selling of the ordinary shares, which may have a negative impact on the trading price of the ordinary shares. Such derivative transactions and associated hedging activity could constitute a material portion of the offering. These transactions may have an effect on demand, price or other terms of the offering. All such activities could occur in Hong Kong and elsewhere in the world and may result in the underwriters and their respective affiliates holding long and/or short positions in the ordinary shares, in baskets of securities or indices including the ordinary shares, in units of funds that may purchase the ordinary shares, or in derivatives related to any of the foregoing.

In relation to issues by the underwriters or their respective affiliates of any listed securities having the ordinary shares as their underlying securities, whether on the Hong Kong Stock Exchange or on any other stock exchange, the rules of the stock exchange may require the issuer of those securities (or one of its affiliates or agents) to act as a market maker or liquidity provider in the security, and this will also result in hedging activity in the ordinary shares in most cases.

All such activities may occur both during and after the end of the stabilizing period as described in “ Stabilization” above. Such activities may affect the market price or value of the ordinary shares, the liquidity or trading volume in the ordinary shares and the volatility of the price of the ordinary shares, and the extent to which this occurs from day to day cannot be estimated.

It shall be noted that when engaging in any of these activities, the underwriters will be subject to certain restrictions, the following:

(a)

the underwriters (other than the stabilization manager or any person acting for it) must not, in connection with the distribution of the ordinary shares, effect any transactions (including issuing or entering into any option or other derivative transactions relating to the ordinary shares), whether in the open market or otherwise, with a view to stabilizing or maintaining the market price of any of the ordinary shares at levels other than those which might otherwise prevail in the open market; and

(b)

the underwriters must comply with all applicable laws and regulations, including the market misconduct provisions of the SFO, including the provisions prohibiting insider dealing, false trading, price rigging and stock market manipulation.

Certain of the underwriters or their respective affiliates have provided from time to time, and expect to provide in the future, investment banking and other services to us and each of our affiliates for which such underwriters or their respective affiliates have received or will receive customary fees and commissions.

Selling Restrictions

Notice to Prospective Investors in Canada

The ordinary shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the ordinary shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any related document) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each an “EEA State”), no ordinary shares have been offered or will be offered pursuant to the offer to the public in that EEA State prior to the publication of a prospectus in relation to the offer shares which has been approved by the competent authority in that EEA

State or, where appropriate, approved in another EEA State and notified to the competent authority in that EEA State, all in accordance with the EU Prospectus Regulation, except that it may make an offer to the public in that EEA State of any offer shares at any time under the following exemptions under the EU Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined under the EU Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under the EU Prospectus Regulation), subject to obtaining the prior consent of the Joint Representatives for any such offer; or

(c)

in any other circumstances falling within Article 1(4) of the EU Prospectus Regulation, provided that no such offer of the ordinary shares shall require us or the underwriters to publish a prospectus pursuant to Article 3 of the EU Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the EU Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the ordinary shares in any EEA State means the communication in any form and by any means of sufficient information on the terms of the offer and any ordinary shares to be offered so as to enable an investor to decide to purchase or subscribe for any offer shares, and the expression “EU Prospectus Regulation” means Regulation (EU) 2017/1129.

Notice to Prospective Investors in the United Kingdom

No ordinary shares have been offered or will be offered pursuant to the offer to the public in the United Kingdom prior to the publication of a prospectus in relation to the ordinary shares which has been approved by the Financial Conduct Authority in accordance with the UK Prospectus Regulation, except that it may make an offer to the public in the United Kingdom of any offer shares at any time under the following exemptions under the UK Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined under the UK Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under the UK Prospectus Regulation), subject to obtaining the prior consent of the Joint Representatives for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the UK Prospectus Regulation,

provided that no such offer of the offer shares shall require us or the underwriters to publish a prospectus pursuant to Article 3 of the UK Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

In the United Kingdom, the offer is only addressed to, and is directed only at, “qualified investors” within the meaning of Article 2(e) of the UK Prospectus Regulation, who are also (i) persons having professional experience in matters relating to investments who fall within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”); (ii) high net worth bodies corporate, unincorporated associations and partnerships and trustees of high value trusts as described in Article 49(2) of the Order; or (iii) persons to whom it may otherwise lawfully be communicated (all such persons being referred to as “relevant persons”). This prospectus supplement must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons.

For the purposes of this provision, the expression an “offer to the public” in relation to the offer shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any ordinary shares to be offered so as to enable an investor to decide to purchase or subscribe for any offer shares, and the expression “UK Prospectus Regulation” means the UK version of Regulation (EU) No 2017/1129 as amended by The Prospectus (Amendment etc.) (EU Exit) Regulations 2019, which is part of UK law by virtue of the European Union (Withdrawal) Act 2018.

Notice to Prospective Investors in Switzerland

The ordinary shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the ordinary shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor any other offering or marketing material relating to the offering, us or the ordinary shares has been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of ordinary shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of ordinary shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of ordinary shares.

Notice to Prospective Investors in Australia

This prospectus supplement:

(a)	does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”);

(b)

has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and

(c)

may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act (“Exempt Investors”).

The ordinary shares may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the ordinary shares may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any ordinary shares may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the ordinary shares, you represent and warrant to us that you are an Exempt Investor.

As any offer of ordinary shares under this prospectus supplement will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the ordinary shares you undertake to us that you will not, for a period of 12 months from the date of issuance of the ordinary shares, offer, transfer, assign or otherwise alienate those ordinary shares to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

Notice to Prospective Investors in Japan

The ordinary shares have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the ordinary shares nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to Prospective Investors in Hong Kong

The international offer shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” within the meaning of Part I of Schedule 1 to the SFO and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong) (the “CO”) or which do not constitute an offer or invitation to the public for the purposes of the CO or the SFO. No person shall issue, or possess for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the international offer shares which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to international offer shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of Part I of Schedule 1 to the SFO and any rules made thereunder.

In purchasing the ordinary shares, save as otherwise permitted under the Hong Kong Listing Rules or within the scope of any other waivers or consents granted or to be granted by the Hong Kong Stock Exchange, you will be deemed to have represented to and agreed as follows:

•

you and your ultimate beneficial owners are independent of, and not co-connected or acting in concert with, any of the directors, supervisors, chief executives or substantial shareholders of ours or any of our subsidiaries, or any of their respective close associates (as such term is defined in the Hong Kong Listing Rules);

•	you and your ultimate beneficial owners are not our affiliate or otherwise acting for our benefit;

•

you and your ultimate beneficial owners are not a director or existing shareholder holding 10% or more of the ordinary shares of our Company, or a close associate (as such term is defined in the Hong Kong Listing Rules) of any director or existing shareholder holding 10% or more of the ordinary shares of our Company or a nominee of any of the foregoing;

•

you and your ultimate beneficial owners are not making, have not made and will not make offers or sales of the Offer Shares to any core connected person (as the term is defined in the Hong Kong Listing Rules) of ours at the time of completion of this Global Offering;

•

you and your ultimate beneficial owners are not directly or indirectly funded or backed by us, any of the directors, substantial shareholders, chief executives of ours or any of our subsidiaries or any of their respective close associates (as defined in the Hong Kong Listing Rules) or any of the underwriters;

•

you and your ultimate beneficial owners are not (a) person(s) who is/are accustomed to take instructions from any of our core connected persons (as defined in the Hong Kong Listing Rules) in relation to the acquisition, disposal, voting or any other disposition of our securities;

•

you and your ultimate beneficial owners are not a core connected person or person who will become a core connected person of our Company (other than a shareholding holding 10% or more of the ordinary shares of our Company) immediately upon completion of the Global Offering, the subscription for Offer Shares by you or any person on whose behalf you may be acting is not financed directly or indirectly by any of our core connected persons, and you or any person on whose behalf you may be acting is not taking instructions from any of our core connected persons in making this subscription for Offer Shares;

•	you and your ultimate beneficial owners are not (an) existing beneficial owner(s) of any of our Offer Shares;

•	whether you acquire the Offer Shares on your own behalf or as a fiduciary or agent, the Offer Shares are acquired only for the purpose of investment;

•	you will require any person for whose accounts you are purchasing our Offer Shares and any person to whom you may offer or sell any of our Offer Shares to comply with the provisions of this section;

•

if you are a Hong Kong purchaser, your business involves the acquisition and disposal, or the holding, of securities (whether as principal or as agent) and you fall within the category of persons described as “professional investors” under the Securities and Futures (Professional Investor) Rules;

•

you have received a copy of this prospectus supplement and have not relied on any information, representation or warranty provided or made by or on behalf of the international underwriters, us, or any other party involved in the International Offering other than information contained in this prospectus supplement, and that none of the international underwriters, their respective affiliates, and their respective officers, agents and employees will be liable for any information or omission in this prospectus supplement, and you are responsible for making your own examination of our Company and your own assessment of the merits and risks of investing in the Offer Shares;

•

you and your ultimate beneficial owners will comply with all laws, regulations and restrictions (including the selling restrictions contained in this prospectus supplement) which may be applicable in your and your ultimate beneficial owners’ jurisdiction and you and your ultimate beneficial owners have obtained or will obtain any consent, approval or authorization required for you and your ultimate beneficial owners to subscribe for and accept delivery of our Offer Shares and you acknowledge and agree that none of us, our affiliates and the international underwriters and their respective affiliates shall have any responsibility in this regard;

•

you and your ultimate beneficial owners will comply with all guidelines issued by, and all requirements of the SFC and the Hong Kong Stock Exchange in relation to subscription and placings (including but not limited to the Hong Kong Listing Rules) and provide all information as may be required by the regulatory bodies, including, without limitation, the Hong Kong Stock Exchange and the SFC, and in particular, the details set out in Appendix 6 to the Hong Kong Listing Rules. You acknowledge that failure to provide information required by the regulatory bodies may subject you to prosecution and you undertake to fully indemnify the international underwriters and us for any non-compliance with the Hong Kong Listing Rules and all applicable laws;

•	you are not a co-connected client (as defined in Appendix 6 to the Hong Kong Listing Rules) of any of the underwriters;

•

you will on demand indemnify and keep indemnified us, our affiliates, officers, agents and employees and the international underwriters and their respective affiliates, officers, agents and employees for losses or liabilities incurred by any of the foregoing arising out of or in connection with any breach of either the selling restrictions, or your agreement to subscribe for or acquire your allocated Offer Shares, or any other breach of your obligations hereunder;

•

you had at all material times and still have full power and authority to enter into the contract to subscribe for or purchase our Offer Shares for your own account or for the account of one or more persons for whom you exercise investment discretion and your agreement to do so constitutes your valid and legally binding obligation and is enforceable in accordance with its terms;

•	you will not copy or otherwise distribute this prospectus supplement to any third party; and

•

we, the international underwriters and others will rely upon the truth and accuracy of your acknowledgments, representations, warranties and agreements set out above, (B) if any of the representations or warranties deemed to have been made by you by virtue of your purchase of the Offer

Shares are no longer accurate, you will promptly notify us and the international underwriters, and (C) if you are acquiring any of the Offer Shares as a fiduciary or agent for one or more accounts, you have sole investment discretion with respect to each such account and have full power to make the foregoing acknowledgments, representations, warranties and agreements on behalf of each such account.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of ordinary shares may not be circulated or distributed, nor may the ordinary shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, as modified or amended from time to time including by any subsidiary legislation as may be applicable at the relevant time (together, the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the ordinary shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the ordinary shares pursuant to an offer made under Section 275 of the SFA, except:

•	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA:

•	where no consideration is or will be given for the transfer;

•	where the transfer is by operation of law;

•	as specified in Section 276(7) of the SFA; or

•	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Notice to Prospective Investors in the Cayman Islands

This prospectus supplement does not constitute an invitation or offer to the public in the Cayman Islands of the ordinary shares, whether by way of sale or subscription. The underwriter has not offered or sold, and will not offer or sell, directly or indirectly, any ordinary shares in the Cayman Islands.

Notice to Prospective Investors in China

This prospectus supplement will not be circulated or distributed in the PRC and the ordinary shares will not be offered or sold, and will not be offered or sold to any person for re-offering or resale directly or indirectly to any residents of the PRC except pursuant to any applicable laws and regulations of the PRC. Neither this prospectus supplement nor any advertisement or other offering material may be distributed or published in the PRC, except under circumstances that will result in compliance with applicable laws and regulations.

Notice to Prospective Investors in Korea

The ordinary shares have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder (the “FSCMA”), and the ordinary shares have been and will be offered in Korea as a private placement under the FSCMA. None of the ordinary shares may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (the “FETL”). Furthermore, the purchaser of the ordinary shares shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the ordinary shares. By the purchase of the ordinary shares, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the ordinary shares pursuant to the applicable laws and regulations of Korea.

Notice to Prospective Investors in Malaysia

No prospectus or other offering material or document in connection with the offer and sale of the ordinary shares has been or will be registered with the Securities Commission of Malaysia (the “Commission”) for the Commission’s approval pursuant to the Capital Markets and Services Act 2007. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the ordinary shares may not be circulated or distributed, nor may the ordinary shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) a closed end fund approved by the Commission; (ii) a holder of a Capital Markets Services License; (iii) a person who acquires the ordinary shares, as principal, if the offer is on terms that the ordinary shares may only be acquired at a consideration of not less than RM250,000 (or its equivalent in foreign currencies) for each transaction; (iv) an individual whose total net personal assets or total net joint assets with his or her spouse exceeds RM3 million (or its equivalent in foreign currencies), excluding the value of the primary residence of the individual; (v) an individual who has a gross annual income exceeding RM300,000 (or its equivalent in foreign currencies) per annum in the preceding twelve months; (vi) an individual who, jointly with his or her spouse, has a gross annual income of RM400,000 (or its equivalent in foreign currencies), per annum in the preceding twelve months; (vii) a corporation with total net assets exceeding RM10 million (or its equivalent in a foreign currencies) based on the last audited accounts; (viii) a partnership with total net assets exceeding RM10 million (or its equivalent in foreign currencies); (ix) a bank licensee or insurance licensee as defined in the Labuan Financial Services and Securities Act 2010; (x) an Islamic bank licensee or takaful licensee as defined in the Labuan Financial Services and Securities Act 2010; and (xi) any other person as may be specified by the Commission; provided that, in the each of the preceding categories (i) to (xi), the distribution of the ordinary shares is made by a holder of a Capital Markets Services License who carries on the business of dealing in securities. The distribution in Malaysia of this prospectus supplement is subject to Malaysian laws. This prospectus supplement does not constitute and may not be used for the purpose of public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the registration of a prospectus with the Commission under the Capital Markets and Services Act 2007.

Notice to Prospective Investors in Taiwan

The ordinary shares have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the ordinary shares in Taiwan.

Notice to Prospective Investors in Saudi Arabia

This prospectus supplement may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations as issued by the board of the Saudi Arabian Capital Market Authority (“CMA”) pursuant to resolution number 2-11-2004 dated October 4 2004 as amended by resolution number 1-28-2008, as amended (the “CMA Regulations”). The CMA does not make any representation as to the accuracy or completeness of this prospectus supplement and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this prospectus supplement. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this prospectus supplement, you should consult an authorized financial adviser.

Notice to Prospective Investors in Brazil

The securities have not been, and will not be, registered with the Comissão de Valores Mobiliários, or CVM. Any public offering or distribution, as defined under Brazilian laws and regulations, of the securities in Brazil is not legal without such prior registration. Documents relating to the offering of the ordinary shares, as well as information contained therein, may not be supplied to the public in Brazil, as the offering of the ordinary shares is not a public offering of securities in Brazil, nor may they be used in connection with any offer for subscription or sale of the securities to the public in Brazil. The ordinary shares will not be offered or sold in Brazil, except in circumstances which do not constitute a public offering or distribution of securities under applicable Brazilian laws and regulations.

Notice to Prospective Investors in Qatar

The ordinary shares described in this prospectus supplement have not been, and will not be, offered, sold or delivered, at any time, directly or indirectly in the State of Qatar in a manner that would constitute a public offering. This prospectus supplement has not been, and will not be, registered with or approved by the Qatar Financial Markets Authority or Qatar Central Bank and may not be publicly distributed. This prospectus supplement is intended for the original recipient only and must not be provided to any other person. It is not for general circulation in the State of Qatar and may not be reproduced or used for any other purpose.

Notice to Prospective Investors in Kuwait

Unless all necessary approvals from the Kuwait Ministry of Commerce and Industry required by Law No. 31/1990 “Regulating the Negotiation of Securities and Establishment of Investment Funds,” its Executive Regulations and the various Ministerial Orders issued pursuant thereto or in connection therewith, have been given in relation to the marketing and sale of the ordinary shares, these may not be marketed, offered for sale, nor sold in the State of Kuwait. Neither this prospectus supplement (including any related document), nor any of the information contained therein is intended to lead to the conclusion of any contract of whatsoever nature within Kuwait.

Notice to Prospective Investors in the Dubai International Financial Center (“DIFC”)

This prospectus supplement relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement. The securities to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

In relation to its use in the DIFC, this prospectus supplement is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

Notice to Prospective Investors in the United Arab Emirates

The ordinary shares have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Center) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Center) governing the issue, offering and sale of securities. Further, this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Center) and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

TAXATION

Cayman Islands

According to Maples and Calder (Hong Kong) LLP, the Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or after execution brought within, the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaty with any country that is applicable to any payments made to or by us.

We have received an undertaking from the Clerk of the Cabinet of the Government of the Cayman Islands that, in accordance with section 6 of the Tax Concessions Act of the Cayman Islands, for a period of 20 years from December 12, 2019, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to us or our operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (i) on or in respect of the shares, debentures or other obligations of our company or (ii) by way of the withholding in whole or in part of any relevant payment of dividend or other distribution of income or capital by our company to our members or any payment (as defined in the Tax Concessions Act).

PRC Taxation

The PRC enterprise income tax is calculated based on the taxable income determined under the PRC laws and accounting standards. Under the PRC Enterprise Income Tax Law, as amended, or the EIT Law, all domestic and foreign-invested companies in China are subject to a uniform enterprise income tax at the rate of 25% and dividends from a PRC subsidiary that is a foreign invested enterprise, or the FIE, to its foreign parent company are subject to a withholding tax at the rate of 10%, unless such foreign parent company’s jurisdiction of incorporation has a tax treaty with China that provides for a reduced rate of withholding tax, or the tax is otherwise exempted or reduced pursuant to the PRC tax laws. Some of our subsidiaries in China are considered FIEs and are directly held by our subsidiaries in Hong Kong. According to the currently effective tax treaty between China and Hong Kong, dividends payable by an FIE in China to a company in Hong Kong which directly holds at least 25% of the equity interests in the FIE will be subject to a withholding tax of 5%. In February 2009, the State Taxation Administration of the PRC, or the STA, issued a notice on certain issues with respect to the enforcement of dividend provisions in tax treaties, or Notice No. 81. According to Notice No. 81, in order to enjoy the preferential treatment on dividend withholding tax rates, an enterprise must be the “beneficial owner” of the relevant dividend income, and no enterprise is entitled to enjoy preferential treatment pursuant to any tax treaties if such enterprise qualifies for such preferential tax rates through any transaction or arrangement, the major purpose of which is to obtain such preferential tax treatment. The tax authority in charge has the right to make adjustments to the applicable tax rates, if it determines that any taxpayer has enjoyed preferential treatment under tax treaties as a result of such transaction or arrangement. In February 2018, the STA issued an announcement of certain issues with respect to the “beneficial owner” in tax treaties, or Notice No. 9, which came into effect on April 1, 2018, and stipulated that a “beneficial owner” refers to a person who has ownership and disposal rights to the income or any rights and assets arising from such income, and the tax authority has discretion to determine whether or not an enterprise is a “beneficial owner.” However, since Notice No. 9 is newly issued, it remains unclear how the PRC tax authorities will implement Notice No. 9 in practice and to what extent it will affect the dividend withholding tax rates for dividends distributed by our PRC subsidiaries to our Hong Kong subsidiary. If the relevant tax authority determines that our Hong Kong subsidiary is a conduit company and does not qualify as the “beneficial owner” of the dividend income it receives from our PRC subsidiaries, the higher 10% withholding tax rate will apply to such dividends.

Under the EIT Law, an enterprise established outside of China with its “de facto management body” within China is considered a resident enterprise and will be subject to enterprise income tax at the rate of 25% on its worldwide income. The “de facto management body” is defined as the organizational body that effectively exercises overall management and control over production and business operations, personnel, finance and accounting, and properties of the enterprise. It remains unclear how the PRC tax authorities will interpret such a broad definition. If the PRC tax authorities determine that we should be classified as a resident enterprise, our global income will be subject to income tax at a uniform rate of 25%, which may have a material adverse effect on our financial condition and results of operations. Notwithstanding the foregoing provision, the EIT Law also provides that, if a resident enterprise directly invests in another resident enterprise, the dividends received by the investing resident enterprise from the invested enterprise are exempted from income tax, subject to certain conditions. However, it remains unclear how the PRC tax authorities will interpret the PRC tax resident treatment of an offshore company, like us, having indirect ownership interests in PRC enterprises through intermediary holding vehicles.

Moreover, under the EIT Law, foreign ADS holders and shareholders that are non-PRC resident enterprises may be subject to a 10% withholding tax upon dividends payable by an entity that is considered as a PRC resident enterprise and gains realized on the sale or other disposition of ADSs or ordinary shares, if such income is considered as income derived from within China. Any such tax will reduce the returns on your investment in the ADSs or ordinary shares. In addition, it is unclear whether our non-PRC individual shareholders (including our ADS holders or shareholders) would be subject to any PRC tax on dividends or gains obtained by such non-PRC individual shareholders in the event we are determined to be a PRC resident enterprise. If any PRC tax were to apply to such dividends or gains realized on the sale or other disposition of ADSs or ordinary shares, it would generally apply at a rate of 20%.

Hong Kong Taxation

In connection with the Hong Kong public offering, we will establish a branch register of members in Hong Kong, or the Hong Kong share register. Dealings in our ordinary shares registered on our Hong Kong share register will be subject to Hong Kong stamp duty. The stamp duty is charged to each of the seller and purchaser at the ad valorem rate of 0.1% of the consideration for, or (if greater) the value of, our ordinary shares transferred. In other words, a total of 0.2% is currently payable on a typical sale and purchase transaction of our ordinary shares. In addition, a fixed duty of HK$5.00 is charged on each instrument of transfer (if required).

To facilitate ADS-ordinary share conversion and trading between Nasdaq and the Hong Kong Stock Exchange, we also intend to move a portion of our issued ordinary shares from our register of members maintained in the Cayman Islands to our Hong Kong share register. It is unclear whether, as a matter of Hong Kong law, the trading or conversion of ADSs constitutes a sale or purchase of the underlying Hong Kong-registered ordinary shares that is subject to Hong Kong stamp duty. We advise investors to consult their own tax advisors on this matter. See “Risk Factors—Risks Related to the Global Offering—There is uncertainty as to whether Hong Kong stamp duty will apply to the trading of our ADSs or deposits of our ordinary shares in, or withdrawals of our ordinary shares from, the ADS facility following our initial public offering in Hong Kong and listing of our ordinary shares on the Hong Kong Stock Exchange.”

U.S. Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations of the ownership and disposition of the ADSs or ordinary shares under present law. This summary applies only to investors that are U.S. Holders (as defined below) that acquire the ADSs or ordinary shares in the Global Offering and that hold such ADSs or ordinary shares as capital assets. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, U.S. Treasury regulations promulgated thereunder, published positions of the Internal Revenue Service, court decisions and other applicable authorities, all as of the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect).

The following discussion does not deal with the tax consequences to any particular investor or to persons in special tax situations such as:

•	banks, insurance companies and other financial institutions;

•	tax-exempt entities;

•	real estate investment trusts;

•	regulated investment companies;

•	dealers or traders in securities;

•	certain former citizens or residents of the United States;

•	persons that elect to mark their securities to market;

•	persons holding our ADSs or ordinary share as part of a “straddle,” conversion, or integrated transaction;

•	persons that actually or constructively own ADSs or ordinary shares representing 10% or more of our voting power or value;

•	persons that have functional currency is other than the U.S. dollar; and

•	persons that actually or constructively own 10% or more of our equity (by vote or value).

In addition, this discussion does not address any U.S. state or local or non-U.S. tax considerations (other than the discussion below relating to certain withholding rules and the U.S.-PRC income tax treaty (otherwise referred to as the Treaty)) or any U.S. federal estate, gift, alternative minimum tax or Medicare contribution tax considerations. U.S. Holders should consult their tax advisors concerning the U.S. federal income tax considerations to them in light of their particular situation as well as any considerations arising under the laws of any other taxing jurisdiction.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our ADSs or ordinary shares that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any State thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust that (i) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons or (ii) has a valid election in effect under applicable Regulations to be treated as a U.S. person.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our ADSs or ordinary shares, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partners in a partnership holding our ADSs or ordinary shares should consult their tax advisors regarding the tax considerations generally applicable to them of the ownership and disposition of our ADSs or ordinary shares.

The discussion below assumes that the representations contained in the deposit agreement are true and that the obligations in the deposit agreement and any related agreement have been and will be complied with in accordance with its terms. If a U.S. Holder holds ADSs, such holder should be treated as the beneficial holder of the underlying ordinary shares represented by those ADSs for U.S. federal income tax purposes.

Distributions

Subject to the discussion below under “—Passive Foreign Investment Company Rules,” any cash distributions (including the amount of any PRC tax withheld if we are deemed to be a PRC resident enterprise under PRC tax law) paid on our ADSs or ordinary shares out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, will generally be includible in a U.S. Holder’s gross income as dividend income on the day actually or constructively received by such holder. Because we do not intend to determine our earnings and profits on the basis of U.S. federal income tax principles, any distribution paid will generally be treated as dividend income for U.S. federal income tax purposes. Dividends received on our ADSs or ordinary shares will not be eligible for the dividends received deduction allowed to corporations under the Code.

Individuals and other non-corporate recipients will be subject to tax at the lower capital gain tax rate applicable to “qualified dividend income,” provided that certain conditions are satisfied, including that (i) our ADSs or ordinary shares are readily tradable on an established securities market in the United States, or, in the event that we are deemed to be a PRC resident enterprise under the PRC tax law, we are eligible for the benefits of the Treaty, (ii) we are neither a PFIC nor treated as such with respect to a U.S. Holder (as discussed below) for the taxable year in which the dividend was paid and the preceding taxable year and (iii) certain holding period requirements are met. Our ADSs, but not our ordinary shares, are listed on the Nasdaq Global Select Market so we anticipate that our ADSs should qualify as readily tradable on an established securities market in the United States, although there can be no assurances in this regard. In the event that we are deemed to be a PRC resident enterprise under PRC tax law, a U.S. Holder may be subject to PRC withholding taxes on dividends paid on our ADSs or ordinary shares. If we are deemed to be a PRC resident enterprise, we may, however, be eligible for the benefits of the Treaty. If we are eligible for such benefits, dividends we pay on our ordinary shares, regardless of whether such shares are represented by our ADSs, would be eligible for the reduced rates of taxation applicable to qualified dividend income, as discussed above.

For U.S. foreign tax credit purposes, dividends will generally be treated as income from foreign sources and will generally constitute passive category income. Depending on a U.S. Holder’s particular circumstances, such holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any foreign withholding taxes imposed on dividends received on our ADSs or ordinary shares. If a U.S. Holder does not elect to claim a foreign tax credit for foreign tax withheld, such holder is permitted instead to claim a deduction, for U.S. federal income tax purposes, for the foreign tax withheld, but only for a year in which such holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex. U.S. Holders should consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Sale or Other Taxable Dispositions

Subject to discussion below under “—Passive Foreign Investment Company Rules,” a U.S. Holder will generally recognize capital gain or loss upon the sale or other taxable disposition of our ADSs or ordinary shares in an amount equal to the difference, if any, between the amount realized upon the disposition and such holder’s adjusted tax basis in such ADSs or ordinary shares. Any capital gain or loss will be long-term capital gain or loss if the U.S. Holder held the ADSs or ordinary shares for more than one year and will generally be U.S.-source gain or loss for U.S. foreign tax credit purposes. In the event that we are deemed to be a PRC resident enterprise under PRC tax law and gain from the disposition of the ADSs or ordinary shares is subject to tax in China, such gain may be treated as PRC-source gain for U.S. foreign tax credit purposes under the Treaty. The deductibility of a capital loss may be subject to limitations. U.S. Holders should consult their tax advisors regarding the tax considerations if a foreign tax is imposed on a disposition of our ADSs or ordinary shares, including the availability of the foreign tax credit under their particular circumstances.

Passive Foreign Investment Company Rules

A non-U.S. corporation, such as our company, will be classified as a PFIC for U.S. federal income tax purposes for any taxable year, if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average)

during such year produce or are held for the production of passive income. Passive income generally includes dividends, interest, royalties, rents, annuities, net gains from the sale or exchange of property producing such income and net foreign currency gains. For this purpose, cash is categorized as a passive asset and the company’s unbooked intangibles associated with active business activity are taken into account as a non-passive asset. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock.

Although the law in this regard is not entirely clear, we treat our consolidated affiliated Chinese entities as being owned by us for U.S. federal income tax purposes because we control their management decisions and we are entitled to substantially all of their economic benefits and, as a result, we consolidate their results of operations in our consolidated U.S. GAAP financial statements. If it were determined, however, that we are not the owner of our consolidated affiliated Chinese entities for U.S. federal income tax purposes, we would likely be treated as a PFIC for our current taxable year and any subsequent taxable years.

Assuming we are the owner of our consolidated affiliated Chinese entities for U.S. federal income tax purposes, based on our income and assets, and the value of our ADSs, we do not believe that we were classified as a PFIC for the taxable year ending December 31, 2020 and we do not expect to be a PFIC for the foreseeable future. Although we do not anticipate becoming a PFIC, changes in the nature of our income or assets or the value of our ADSs or ordinary shares may cause us to become a PFIC for the current or any subsequent taxable year. Recent fluctuations in the market price of our ADSs or ordinary shares increased our risk of becoming a PFIC. The market price of the ADSs and ordinary shares may continue to fluctuate considerably; consequently, we cannot assure you of our PFIC status for any taxable year. Under circumstances where revenues from activities that produce passive income significantly increase relative to our revenues from activities that produce non-passive income, or where we determine not to expend significant amounts of cash for working capital or other purposes, our risk of becoming classified as a PFIC may substantially increase.

If we are a PFIC for any taxable year during which a U.S. Holder holds our ADSs, or ordinary shares, such holder will be subject to special tax rules with respect to any “excess distribution” that such holder receives and any gain such holder realizes from a sale or other disposition (including a pledge) of our ADSs or ordinary shares, unless such holder makes a “mark-to-market” election as discussed below. Distributions a U.S. Holder receives in a taxable year that are greater than 125% of the average annual distributions such holder received during the shorter of the three preceding taxable years or such holder’s holding period for the ADSs or ordinary shares will be treated as an excess distribution. Under these special tax rules:

•	the excess distribution or gain will be allocated ratably over such holder’s holding period for the ADSs or ordinary shares;

•

amounts allocated to the current taxable year, and any taxable years in such holder’s holding period prior to the first taxable year in which we are classified as a PFIC, or a pre-PFIC year, will be taxable as ordinary income; and

•

amounts allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect applicable to such holder for that year, and such amounts will be increased by an additional tax equal to interest on the resulting tax deemed deferred with respect to such years.

If we are a PFIC for any taxable year during which a U.S. Holder holds our ADSs or ordinary shares and any of our non-U.S. subsidiaries are also PFICs, such holder will be treated as owning a proportionate amount (by value) of the shares of each such non-U.S. subsidiary classified as a PFIC for purposes of the application of these rules.

Alternatively, a U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock of a PFIC to elect out of the tax treatment discussed in the two preceding paragraphs. If a U.S. Holder makes a valid mark-to-market election for the ADSs, such holder will include in income each year an amount equal to the excess, if any, of the fair market value of the ADSs as of the close of such holder’s taxable year over such holder’s adjusted basis in such ADSs. The U.S. Holder will be allowed a deduction for the excess, if any, of the adjusted basis of the ADSs over their fair market value as of the close of the taxable year. However, deductions will be allowable only to the extent of any net mark-to-market gains on the ADSs included in the U.S. Holder’s income for prior taxable years. Amounts included in the U.S. Holder’s income under a mark-to-market election, as well as gain on the actual sale or other disposition of the ADSs, will be treated as ordinary income. Ordinary loss treatment will also apply to the deductible portion of any mark-to-market loss on the ADSs, as well as to any loss realized on the actual sale or disposition of the ADSs, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included in income for such ADSs. A U.S. Holder’s basis in the ADSs will be adjusted to reflect any such gain or loss amounts. If a U.S. Holder makes a valid mark-to-market election, and we subsequently cease to be classified as a PFIC, such holder will not be required to take into account the mark-to-market income or loss described above during any period that we are not classified as a PFIC.

The mark-to-market election is available only for “marketable stock,” which is stock that is traded other than in de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market, as defined in applicable Regulations. Our ADSs are listed on the Nasdaq Global Select Market, which is a qualified exchange for these purposes, and, consequently, assuming that the ADSs are regularly traded, it is expected that the mark-to-market election would be available to U.S. Holders of ADSs (but not our ordinary shares) if we are or become a PFIC.

Because, as a technical matter, a mark-to-market election cannot be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the PFIC rules with respect to such holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.

We do not intend to provide the information necessary for U.S. Holders to make qualified electing fund elections in the event that we are classified as a PFIC.

If we are classified as a PFIC, a U.S. Holder must file an annual report with the IRS. U.S. Holders should consult their tax advisors concerning the U.S. federal income tax considerations of owning and disposing of our ADSs or ordinary shares if we are or become a PFIC, including the unavailability of a qualified electing fund election, the possibility of making a mark-to-market election and the annual PFIC filing requirements, if any.

LEGAL MATTERS

We are being represented by Skadden, Arps, Slate, Meagher & Flom LLP with respect to certain legal matters as to United States federal securities and New York State law. We are being represented by Skadden, Arps, Slate, Meagher & Flom with respect to certain legal matters of Hong Kong law. The underwriters are being represented by Latham & Watkins LLP and Latham & Watkins LLP with respect to certain legal matters as to United States federal securities, New York State law, and Hong Kong law. The validity of the ordinary shares offered in the Global Offering and legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters as to PRC law will be passed upon for us by Commerce & Finance Law Offices and for the underwriters by Jingtian & Gongcheng Attorneys at Law. Skadden, Arps, Slate, Meagher & Flom LLP and Skadden, Arps, Slate, Meagher & Flom may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law and Commerce & Finance Law Offices with respect to matters governed by PRC law. Latham & Watkins LLP and Latham & Watkins LLP may rely upon Jingtian & Gongcheng Attorneys at Law with respect to matters governed by PRC law.

EXPERTS

The consolidated financial statements of Trip.com Group Limited., and management’s assessment of internal control over financial reporting (which is included in Management’s annual report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the annual report on Form 20-F for the fiscal year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers Zhong Tian LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The offices of PricewaterhouseCoopers Zhong Tian LLP are located at 11th Floor, PricewaterhouseCoopers Center, 202 Hu Bin Road, Shanghai 200021, China.

PROSPECTUS

Ctrip.com International, Ltd.

ORDINARY SHARES

We may from time to time in one or more offerings offer and sell our ordinary shares, including ordinary shares represented by American depositary shares, or ADSs.

In addition, from time to time, the selling shareholders to be named in a prospectus supplement may offer and sell our ordinary shares held by them. The selling shareholders may sell shares of our ordinary shares through public or private transactions at prevailing market prices or at privately negotiated prices. We will not receive any proceeds from the sale of shares of our ordinary shares by the selling shareholders.

We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. For a more complete description of the plan of distribution of these securities, see the section entitled “Plan of Distribution” beginning on page 29 of this prospectus.

The ADSs are listed on the Nasdaq Global Select Market under the symbol “CTRP.” On September 24, 2019, the last reported sale price of the ADSs on the Nasdaq Global Select Market was $31.75 per ADS.

Investing in the ADSs involves a high degree of risk. You should carefully consider the “Risk Factors” which may be included in any prospectus supplement or which are incorporated by reference into this prospectus.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 25, 2019.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. By using an automatic shelf registration statement, we or any selling shareholder may, at any time and from time to time, offer and sell the securities described in this prospectus in one or more offerings. We may also add, update or change information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information that we file or furnish to the SEC. As allowed by the SEC rules, this prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus or any prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

You should carefully read this document and any applicable prospectus supplement. You should also read the documents we have referred you to under “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference” below for information on our company, the risks we face and our financial statements. The registration statement and exhibits can be read at the SEC’s website or at the SEC as described under “Where You Can Find More Information About Us.” In this prospectus, unless otherwise indicated or unless the context otherwise requires:

(1) the terms “we,” “us,” “our company,” “our” and “Ctrip” refer to Ctrip.com International, Ltd., its predecessor entities and subsidiaries and, in the context of describing our operations and consolidated financial information, also include its affiliated Chinese entities;

(2) “shares” and “ordinary shares” refer to our ordinary shares, par value US$0.01 per ordinary share;

(3) “ADSs” refers to the American depositary shares, each of which represents 0.125 of an ordinary share;

(4) “China” and “PRC” refer to the People’s Republic of China and, solely for the purpose of this prospectus, exclude Taiwan, Hong Kong and Macau, and “Greater China” refers to the People’s Republic of China, Taiwan, Hong Kong and Macau; and

(5) all references to “RMB” and “Renminbi” are to the legal currency of China and all references to “U.S. dollars,” “US$,” “dollars” and “$” are to the legal currency of the United States.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain forward-looking statements that reflect our current expectations and views of future events. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by terminology such as “may,” “will,” “expect,” “anticipate,” “future,” “intend,” “plan,” “believe,” “estimate,” “is/are likely to” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include, among other things:

•	our anticipated growth strategies;

•	our future business development, results of operations and financial condition;

•	our ability to continue to control costs and maintain profitability; and

•	the expected growth in the overall economy and demand for travel services in China.

The forward-looking statements included in this prospectus and the documents incorporated by reference are subject to risks, uncertainties and assumptions about our company. Our actual results of operations may differ materially from the forward-looking statements as a result of the risk factors disclosed in the documents incorporated by reference herein or in any accompanying prospectus supplement, including the following risks:

•	slow-down of economic growth in China and the global economic downturn may have a material and adverse effect on our business, and may materially and adversely affect our growth and profitability;

•	general declines or disruptions in the travel industry may materially and adversely affect our business and results of operations;

•	the trading price of the ADSs has been volatile historically and may continue to be volatile regardless of our operating performance;

•

if we are unable to maintain existing relationships with travel suppliers and strategic alliances, or establish new arrangements with travel suppliers and strategic alliances similar to those we currently have, our business may suffer;

•	if we fail to further increase our brand recognition, we may face difficulty in retaining existing and acquiring new business partners and customers, and our business may be harmed;

•	if we do not compete successfully against new and existing competitors, we may lose our market share, and our business and results of operations may be materially and adversely affected;

•	our business could suffer if we do not successfully manage current growth and potential future growth;

•

our strategy to acquire or invest in complementary businesses and assets involves significant risks and uncertainty that may prevent us from achieving our objectives and harm our financial condition and results of operations;

•	our quarterly results are likely to fluctuate because of seasonality in the travel industry in Greater China;

•	our business may be harmed if our infrastructure and technology are damaged or otherwise fail or become obsolete;

•	our business depends substantially on the continuing efforts of our key executives, and our business may be severely disrupted if we lose their services;

•	inflation in China may disrupt our business and have an adverse effect on our financial condition and results of operations; and

•

if the ownership structure of our consolidated affiliated Chinese entities and the contractual arrangements among us, our consolidated affiliated Chinese entities and their shareholders are found to be in violation of any PRC laws or regulations, we and/or our consolidated affiliated Chinese entities may be subject to fines and other penalties, which may adversely affect our business and results of operations.

We would like to caution you not to place undue reliance on these forward-looking statements and you should read these statements in conjunction with the risk factors disclosed in the documents incorporated by reference herein or in any accompanying prospectus supplement for a more complete discussion of the risks of an investment in our securities and other risks outlined in our other filings with the SEC. The forward-looking statements included in this prospectus or incorporated by reference into this prospectus are made only as of the date of this prospectus or the date of the incorporated document, and we do not undertake any obligation to update the forward-looking statements except as required under applicable law.

OUR COMPANY

Overview

We are a leading provider of online travel and related services including accommodation reservation, transportation ticketing, packaged tours and in-destination services, corporate travel management, and other travel-related services. We aggregate hotel and transportation information to enable business and leisure travelers to make informed and cost-effective bookings. We help leisure travelers book tour packages and guided tours, and help corporate clients effectively manage their travel requirements. In addition, we offer a variety of other travel-related services, including but not limited to travelers’ reviews, attraction tickets, travel-related financing, car services, travel insurance and visa services to meet the various booking and travelling needs of both leisure and business travelers. Since our inception in 1999, we have become one of the best-known travel brands in China capable of providing truly one-stop travel services. Our leading market position has been further strengthened by our investment in Qunar, one of the leading mobile and online commerce platforms for travel in China. Qunar has been operating independently as a travel service provider since the completion of our investment.

We pioneered the development of a reservation and fulfillment infrastructure that enables our customers to:

•	choose and reserve hotel rooms in cities throughout China and abroad;

•	book and purchase transportation tickets for domestic and international flights and/or trains;

•	choose and reserve packaged tours that include transportation and accommodations, as well as guided tours and other value-added services in some instances; and

•	book and purchase other travel-related services for their leisure and business travels.

Meanwhile, Qunar has continued its independent innovation of technology capabilities and leveraged its proprietary mobile applications, complementary SaaS system and search services to provide more efficient and comprehensive services and reinforce its network effect.

We target our services primarily at business and leisure travelers in China who do not travel in groups, catering to their increasing needs for both domestic and international travel, with an emphasis on the latter, which enables us to quickly adjust to the changing market environment. These types of travelers, who are referred to in the travel industry as frequent independent travelers, or FITs, and whom we refer to as independent travelers in this prospectus, form a traditionally under-served yet fast-growing segment of the China travel market, and we saw opportunities of growth from this segment’s need for international travel. We present substantially all of our revenues on a net basis as the travel supplier is primarily responsible for providing the underlying travel services and we do not control the service provided by the travel supplier to the traveler. Revenues are recognized at gross amounts where we undertake substantive inventory risks by pre-purchasing inventories, which constituted an increasingly signification part of our revenues in recent years. We derive our accommodation reservation, transportation ticketing and packaged-tour revenues mainly through commissions from our travel suppliers that are primarily based on the transaction value of the rooms, transportation tickets and packaged-tour products, respectively, booked through our services.

We believe that we are the largest consolidator of hotel accommodations in China in terms of the number of room nights booked. As of June 30, 2019, we had secured room supply relationships with approximately 1.4 million hotels in China and abroad, which covered a broad range of hotels in terms of prices and geographical locations. Through strategic cooperation arrangements with other leading online accommodation reservation service providers in recent years, we expanded our overseas hotel network by gaining access to more international hotels on these platforms through our accommodation reservation services. The quality and depth of our hotel supplier network enable us to offer our customers a wide selection of hotel accommodations. We believe our ability to offer reservations at highly rated hotels is particularly appealing to our customers. The hotel business of Qunar, which covers a wide range of hotels from upscale hotels to mass-market hotels to family-run and small boutique hotels, has begun to benefit from our hotel accommodation capabilities by accessing our high-end hotel supplies.

We believe that we are the largest consolidator of airline tickets and the top air tickets distribution agency in China in terms of the total number of airline tickets booked and sold through us. Our airline ticket suppliers include all major PRC airlines and over 300 international airlines that operate flights originating in cities at home and abroad, and offer over 3 million flight routes, connecting over 5,000 cities in approximately 200 countries. Partnering with over 1,000 third-party travel service providers, we are among the few airline ticket consolidators in China that maintain a centralized reservation system and ticket fulfillment infrastructure covering substantially all of the economically prosperous regions of China. Our customers can make flight reservations on their chosen routes through mobile platform, internet websites and customer service centers and arrange electronic payment. In addition, we provide the same levels of centralization and convenience to customers seeking to make reservations on their chosen train and bus routes. We believe that we have realized a notable innovation in our transportation ticketing services, namely, our integrated product offering of air, train and bus tickets.

Our continuing development of an advanced and centralized system further strengthens our cross-selling strategy. When users search for any of the three transportation products on our database, our system can automatically provide the recommendations to the other two transportation modes with the same dates, origins and destinations. This capability significantly helps our customers to streamline their decision-making process in searching for the most convenient, cost-efficient transportation. Moreover, Qunar’s proprietary technology systems and its own cross-selling capabilities provide alternatives to customers with diverse needs and preferences.

We also offer independent leisure travelers bundled packaged-tour products, including group tours, semi-group tours, customized tours and packaged tours with different transportation arrangements, such as flights, cruises, buses or car rental. We are the top packaged-tour operator in China in terms of online market share and most recognized brand in China’s outbound travel services. We also have offline stores to provide local service support and reach out to users who are otherwise difficult to be converted to customers through online channel, especially in the lower-tier cities in China. We provide integrated transportation and accommodation services through cooperation with over 18,000 platform partners, and offer a variety of value-added services including transportation at destinations, as well as attraction tickets, local activities, insurance, visa services and tour guides. We offer customers one-stop services to meet their needs before, during and after their trips. We also provide high quality customer services, supplier management and customer relationship management services. Our packaged-tour products cover a variety of domestic and international destinations.

We have been building up a multifaceted ecosystem within the travel section, and offer our services to customers through an advanced transaction and service platform consisting of our mobile platform, multi-lingual websites and our centralized, 24-hour customer service centers. We have built up an industry-leading mobile platform which enhances user experience and user engagement. We have had billions of cumulative downloads for our mobile application as of June 30, 2019. In addition, our 24-hour service centers, which provide responsive and high quality customer services, further differentiate us from other online travel service providers. In the six months ended June 30, 2019, transactions effected through our mobile channel accounted for over 80% of our transaction orders.

We operate an open platform to further bridge the gap between travelers and travel suppliers with a diverse range of products and services. Travel suppliers ranging from airlines and third-party travel agencies to e-commerce websites offering travel products and services can list their inventories on our open platform to expand their business opportunities. We also offer high quality supplier management services and technology and financial support to enhance supplier experience and encourage supplier participation on the open platform. In addition, we offer high quality customer service to travelers for all the products and services they purchase through our open platform. We believe that our open platform helps us expand the number and types of products and services available to travelers and enhance our price competitiveness, and further build and strengthen the vibrant travel ecosystem on our open platform.

Corporate Information

We commenced our business in June 1999. In March 2000, we established an exempted company with limited liability under the Companies Law in the Cayman Islands, Ctrip.com International, Ltd., as our new holding company. Since our inception, we have conducted the majority of our operations in China and expanded our operations overseas in 2009. Our principal executive offices are located at 968 Jin Zhong Road, Shanghai 200335, People’s Republic of China, and our telephone number is +86 (21) 3406-4880. Our agent for service of process in the United States is Puglisi & Associates. Our principal website address is www.ctrip.com. The information on our websites should not be deemed to be part of this prospectus.

RISK FACTORS

Please see the factors set forth under the heading “Risk Factors” in our annual report on Form 20-F for the year ended December 31, 2018, which is incorporated in this prospectus by reference, and any accompanying prospectus supplement before investing in any securities that may be offered pursuant to this prospectus.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities we offer as set forth in the applicable prospectus supplement.

The specific allocations of the proceeds we receive from the sale of our securities will be described in the applicable prospectus supplement.

DESCRIPTION OF SHARE CAPITAL

At June 30, 2019, our authorized share capital is US$1,750,000 divided into 175,000,000 ordinary shares, par value US$0.01 each, 69,438,328 of which are issued and outstanding (excluding the 1,917,080 ordinary shares that we reserved for issuance upon the exercise of our outstanding options). As of the same date, there are 6,467,223 outstanding options and 579,618 restricted share units under our share incentive plans, which, once vested, are exercisable for the equivalent amount of our ordinary shares. We are a Cayman Islands exempted company and our affairs are governed by our memorandum and articles of association and the Companies Law (2018 Revision) of the Cayman Islands, which is referred to as the Companies Law below.

The following are summaries of material provisions of our memorandum and articles of association and the Companies Law insofar as they relate to the material terms of our ordinary shares.

Ordinary Shares

General. All of our outstanding ordinary shares are fully paid and non-assessable. Certificates representing the ordinary shares are issued in registered form. Our shareholders who are nonresidents of the Cayman Islands may freely hold and vote their shares.

Dividends. The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors subject to the Companies Law.

Voting Rights. Each ordinary share is entitled to one vote on all matters upon which the ordinary shares are entitled to vote. Voting at any meeting of shareholders is by show of hands unless before or on the declaration of the result of, the show of hands, a poll is demanded. A poll may be demanded by the chairman of our board of directors or any other shareholder or shareholders collectively present in person or by proxy and holding at least ten percent of the shares giving a right to attend and vote at the meeting.

A quorum required for a meeting of shareholders consists of at least two shareholders (or, if our company has only one shareholder, that one shareholder) holding at least one-third of the outstanding voting shares in our company, present or by proxy or, if a corporation or other non-natural person, by its duly authorized representative. Shareholders’ meetings may be convened by our board of directors on its own initiative or upon a request to the directors by shareholders holding in aggregate not less than ten percent in par value of our voting share capital. Advance notice of at least seven days is required for the convening of any of our shareholders meetings.

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast in a general meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes attaching to the ordinary shares cast in a general meeting. A special resolution is required for matters such as a change of name or amending the memorandum and articles of association. Holders of the ordinary shares may by ordinary resolution, among other things, make changes in the amount of our authorized share capital and consolidate and divide all or any of our share capital into shares of larger amount than our existing share capital and cancel any authorized but unissued shares.

Liquidation. On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of shares), assets available for distribution among the holders of ordinary shares shall be distributed among the holders of our ordinary shares on a pro rata basis. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders proportionately.

Calls on Shares and Forfeiture of Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares. We may issue shares on the terms that such shares are subject to redemption, at our option or at the option of the holders thereof on such terms and in such manner as may be determined, prior to the issue of such shares, by special resolution. Our company may also repurchase any of our shares (including redeemable shares) provided that the manner of such purchase has been authorized by an ordinary resolution of our shareholders. Under the Companies Law, the redemption or repurchase of any share may be paid out of our company’s profits or share premium account or out of the proceeds of a fresh issue of shares made for the purpose of such redemption of repurchase, or out of capital if our company shall, immediately following such payment, be able to pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Law, no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding, or (c) our company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares. All or any of the special rights attached to any class of shares may, subject to the provisions of the Companies Law, be varied either with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.

Shareholder Rights Plan

On November 23, 2007, our board of directors declared a dividend of one ordinary share purchase right, or a Right, for each of our ordinary shares outstanding at the close of business on December 3, 2007. As long as the Rights are attached to the ordinary shares, we will issue one Right (subject to adjustment) with each new ordinary share so that all such ordinary shares will have attached Rights. When exercisable, each Right will entitle the registered holder to purchase from us one ordinary share at a price of US$700 per ordinary share, subject to adjustment. On August 7, 2014, we entered into a First Amendment and, subsequently on the same day, a Second Amendment to the Rights Agreement dated as of November 23, 2007 between the Bank of New York Mellon and us. Through these two amendments, we (a) extended the term of our rights plan for another ten years and the Rights will expire on August 6, 2024, subject to the right of our board of directors to extend the rights plan for another ten years prior to its expiration; and (b) modified the trigger threshold of the Rights to allow more flexibility. Specifically, shareholders who file or are entitled to file beneficial ownership statement on Schedule 13G pursuant to Rule 13d-1(b)(1) of the Exchange Act, typically institutional investors with no intention to acquire control of the issuer, will be able to beneficially own up to 20% of our total outstanding shares before the Rights are triggered, while all other shareholders must maintain their beneficial ownership at a level below 10% of our total outstanding shares before the Rights are triggered, among other things. Certain named shareholders are defined as “Exempted Person” as long as their beneficial ownership do not exceed 10% of our total outstanding shares. On May 29, 2015, October 26, 2015, December 23, 2015 and August 30, 2019, we entered into a Third Amendment, a Fourth Amendment, a Fifth Amendment and a Sixth Amendment to the Rights Agreement with the Bank of New York Mellon, respectively, for the purposes of amending the definition of “Exempted Person.” Accordingly, (i) in so far as Priceline and any of its subsidiaries are concerned in connection with the determination of Exempt Person, the term “Exempt Person” will be applied only to the extent that the number of ordinary shares beneficially owned by such Exempt Person at all times does not exceed fifteen percent (15%) of the ordinary shares then outstanding in the aggregate, (ii) in so far as Baidu and any of its subsidiaries are concerned in connection with the determination of Exempt Person, the term “Exempt Person” will be applied only to the extent that the number of ordinary shares beneficially owned by such Exempt Person at all times does not exceed twenty-seven percent (27%) of the ordinary shares then outstanding in the aggregate, and (iii) in so far as Naspers Limited, MIH Internet SEA Private Limited and any of their subsidiaries are concerned in connection with the determination of Exempt Person, the term “Exempt Person” will be applied only to the extent that the number of ordinary shares beneficially owned by such Exempt Person at all times does not exceed eleven present (11%) of the ordinary shares then outstanding in the aggregate.

Registered Office and Objects

Our registered office in the Cayman Islands is located at the offices of Maples Corporate Services Limited, P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, or at such other place as our directors may from time to time decide. The objects for which our company is established are unrestricted and we have full power and authority to carry out any object not prohibited by the Companies Law, as amended from time to time, or any other law of the Cayman Islands.

Board of Directors

Our board of directors currently consists of nine directors. Our board of directors may exercise all the powers of the company to borrow money, to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and to issue debentures, debenture stock or other securities whether outright or as security for any debt, liability or obligation of our company or of any third party. A director may vote with respect to any contract, proposed contract or arrangement in which he or she is materially interested as long as he or she has made a declaration of the nature of such interest. A director is not required to hold any shares in our company by way of qualification, and there is no requirement for a director to retire at any age limit.

We have a compensation committee that assists the board in reviewing and approving the compensation structure and form of compensation of our directors and executive officers. Members of the compensation committee are not prohibited from direct involvement in determining their own compensation. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated.

Differences in Corporate Law

The Companies Law is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments, and accordingly there are significant differences between the Companies Law and the current Companies Act of England. In addition, the Companies Law differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Law applicable to us and the comparable provisions of the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. The Companies Law permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies together with a declaration as to the solvency of the consolidated or surviving company, a declaration as to the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Dissenting shareholders have the right to be paid the fair value of their shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) if they follow the required procedures set out in the Companies Law, subject to certain exceptions. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose a company is a “parent” of a subsidiary of it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Law also contains, there are statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by a majority in number of each class of shareholders or creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the Grand Court of the Cayman Islands can be expected to approve the arrangement if it determines that:

•	the statutory provisions as to the required majority vote have been met;

•

the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

•	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

•	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law.

The Companies Law also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, save that objectors to a takeover offer may apply to the Grand Court of the Cayman Islands for various orders that the Grand Court of the Cayman Islands has a broad discretion to make, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits. In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule, a derivative action may ordinarily not be brought by a minority shareholder. However, based on English authority, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected (and have had occasion) to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a minority shareholder may be permitted to commence a class action against, or derivative actions in the name of, our company to challenge:

(a) an act which is ultra vires or illegal and is therefore incapable of ratification by the shareholders,

(b) act which constitutes a fraud against the minority where the wrongdoers are themselves in control of the company, and

(c) an act which requires a resolution with a qualified (or special) majority (i.e. more than a simple majority) which has not been obtained.

Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association require us to indemnify our officers and directors for losses, damages or liabilities incurred or sustained in the execution or discharge of his duties, powers, authorities or discretions as such unless such losses, damages or liabilities arise from dishonesty, wilful default or fraud of such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our amended and restated memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company—a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our amended and restated memorandum and articles of association provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our amended and restated memorandum and articles of association allow our shareholders holding not less than ten per cent. in par value of the capital of the Company attaching to the issued and outstanding shares of our company entitled to vote at general meetings to requisition a shareholder’s meeting, in which case our directors shall convene an extraordinary general meeting. Other than this right to requisition a shareholders’ meeting, our amended and restated articles of association do not provide our shareholders other right to put proposal before annual general meetings or extraordinary general meetings not called by such shareholders. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our amended and restated memorandum and articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our amended and restated memorandum and articles of association, directors may be removed with or without cause, by an ordinary resolution of our shareholders. An appointment of a director may be on terms that the director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the company and the director, if any; but no such term shall be implied in the absence of express provision. In addition, a director’s office shall be vacated if the director (i) gives notice to the Company that he resigns the office of director, (ii) if he absents himself (without being represented by proxy or an alternate director appointed by him) from three consecutive meetings of the board of directors without special leave of absence from the directors, and they pass a resolution that he has by reason of such absence vacated office, (iii) if he dies, becomes bankrupt or makes any arrangement or composition with his creditors generally, or (iv) if he is found to be or becomes of unsound mind.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, the directors of the Company are required to comply with the fiduciary duties which they owe to the Company under Cayman Islands law, including the duty to ensure that, in their opinion, any such transactions are bona fide in the best interests of the Company and are entered into for a proper purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our amended and restated articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the written consent of all the holders of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Companies Law, our amended and restated memorandum and articles of association may only be amended by a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by our amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Inspection of Books and Records

Holders of our ordinary shares have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (except for our memorandum and articles of association). However, we intend to provide our shareholders with annual audited financial statements. See “Where You Can Find Additional Information.”

History of securities issuances

The following is a summary of securities issuances by in the past three years.

2019 share exchange with Naspers. In August 2019, we completed a share exchange transaction with Naspers Limited (“Naspers”) and its affiliates, pursuant to which we issued 4,108,831 ordinary shares to Naspers in exchange of 1,130,556 ordinary shares, $0.0005 par value per share, and 42,638,206 Class B convertible ordinary shares, $0.0005 par value per share, of MakeMyTrip Limited beneficially owned by Naspers. Immediately after the closing of the transaction, Naspers owned approximately 5.6% of our outstanding ordinary shares, and we owned ordinary shares and class B shares of MakeMyTrip, representing approximately 49.0% of MakeMyTrip’s total voting power.

2017 convertible bond conversion. In June 2017, we exchanged with a limited number of holders of the Company’s 1.25% convertible senior notes due October 15, 2018 (the “2018 Notes”) approximately US$327 million aggregate principal amount of the outstanding 2018 Notes for (i) approximately 8.3 million ADSs of the Company based on a conversion price of approximately US$39.19 per ADS and (ii) a cash amount inclusive of accrued and unpaid interest on the 2018 Notes. The issuance of the ADSs was made pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) of the Securities Act, on the basis that these exchanges constituted the exchanges with existing holders exclusively in privately negotiated transactions.

2017 offering of ADSs. In February 2017, we offered a total of 3,556,992 ADSs, representing 444,624 of our ordinary shares to Silver Dromedary Limited, one of the special purpose vehicles that held the ADSs for the benefit of Qunar employees for share exchange.

2016 offering of ADSs and convertible senior notes. In September 2016, we completed the offering of an aggregate of 32,775,000 ADSs, comprised of a primary offering of 28,500,000 ADSs and an additional 4,275,000 ADSs in connection with the underwriters’ exercise of overallotment option, at US$45.96 per ADS, for an aggregate offering price of approximately US$1.5 billion (the “2016 ADS Offering”). Concurrently with the 2016 ADS Offering, we completed private placements of our ordinary shares with the respective subsidiaries of Baidu, Inc., or Baidu, and The Priceline Group Inc., or Priceline, at US$45.96 per ADS, at an aggregate investment amount of US$100 million and US$25 million, respectively, pursuant to exemptions from registration with the Securities and Exchange Commission, or the SEC, under Regulation S and Section 4(a)(2) of the Securities Act, respectively.

Concurrently with the 2016 ADS Offering, we also offered convertible senior notes due 2022 in the aggregate principal amount of US$975 million (the “2022 Notes”), comprised of a primary offering of the notes in the principal amount of US$900 million and an additional US$75 million in connection with the underwriters’ exercise of overallotment option. The 2022 Notes were offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act, and certain non-U.S. persons in compliance with Regulation S under the Securities Act. The 2022 Notes will be convertible into Ctrip’s ADSs, based on an initial conversion rate of 15.2688 of our company’s ADSs per US$1,000 principal amount of the notes (which is equivalent to an initial conversion price of approximately US$65.49 per ADS). The conversion rate for the notes is subject to adjustment upon the occurrence of certain events. The 2022 Notes bear interest at a rate of 1.25% per year, payable semiannually in arrears on March 15 and September 15 of each year, beginning on March 15, 2017. The 2022 Notes will mature on September 15, 2022, unless previously repurchased, redeemed or converted in accordance with their terms prior to such date.

Concurrently with the offering of the 2022 Notes, we also completed a private placement of US$25 million aggregate principal amount of convertible notes due 2022, with a subsidiary of Priceline, pursuant to an exemption from registration with the SEC, under Section 4(a)(2) of the Securities Act. The terms and conditions of these convertible notes are substantially similar to the terms and conditions of the 2022 Notes.

Options and restricted share units. As of June 30, 2019, we granted options and restricted share units to purchase a total of 7,046,841 ordinary shares to some of our directors, officers and employees, without giving effect to options or restricted share units that were exercised, forfeited or terminated.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

The Bank of New York Mellon is acting as the depositary for the ADSs. The depositary’s corporate trust office is at 101 Barclay Street, New York, New York 10286. Each ADS represents 0.125 of an ordinary share (or a right to receive 0.125 of an ordinary share). The ADSs will also any represent other securities, cash or other property that may be held by the depositary. The depositary appointed the Hong Kong office of The Hongkong and Shanghai Banking Corporation Limited as the custodian to safe keep the securities on deposit.

You may hold ADSs either (A) directly (i) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having uncertificated ADSs registered in your name, or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution that is a direct or indirect participant in The Depository Trust Company, also called DTC. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Registered holders of uncertificated ADSs will receive statements from the depositary confirming their holdings.

As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. The depositary will be the holder of the ordinary shares underlying your ADSs. However, as a holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary and you, as an ADS holder and the beneficial owners of ADSs set out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.

We are providing ADS holders with this summary of the deposit agreement. As an ADS holder, you should read this summary together with the deposit agreement and the form of ADR. A copy of the deposit agreement is on file with the SEC as Exhibit 2.9 of our annual report on Form 20-F (file no. 001-33853) filed with the SEC on March 15, 2019. You may obtain a copy of the deposit agreement from the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can also inspect a copy of the deposit agreement at the corporate trust office of the depositary, currently located at 101 Barclay Street, New York, New York 10286, and at the principal offices of the custodian under the deposit agreement, currently located at 1 Queen’s Road, Central, Hong Kong. We urge you to review the deposit agreement in its entirety as well as the form of ADR attached to the deposit agreement.

Dividends and other distributions

The depositary has agreed to pay to you, as an ADS holder, the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities after deducting its fees and expenses. You will receive these distributions in proportion to the number of ordinary shares your ADSs represent.

•

Cash. The depositary will convert any cash dividend or other cash distribution we pay on the ordinary shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any approval from any government is needed and cannot be obtained without excessively burdensome or otherwise unreasonable efforts, or there are foreign exchange controls in place that prohibit such transfer, the deposit agreement allows The depositary to distribute RMB only to those ADS holders to whom it is possible to do so. It will hold RMB it cannot convert for the account of the ADS holders who have not been paid. It will not invest RMB and it will not be liable for interest.

Before making a distribution, any withholding taxes that must be paid will be deducted. The depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. if the exchange rates fluctuate during a time when The depositary cannot convert RMB, you may lose some or all of the value of the distribution.

•

Shares. The depositary may distribute additional ADSs representing any ordinary shares we may distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell ordinary shares which would require it to issue a fractional ADS and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, each ADS will also represent the new ordinary shares.

•

Rights to purchase additional shares. If we offer holders of our ordinary shares any rights to subscribe for additional ordinary shares or any other rights, the depositary may make these rights available to you. We must first instruct the depositary to do so and furnish it with satisfactory evidence that it is legal to do so. If we do not furnish this evidence and/or give these instructions, and the depositary decides it is practical to sell the rights, the depositary will sell the rights and distribute the proceeds, in the same way as it does with cash. The depositary may allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

If the depositary makes rights available to you, it will exercise the rights and purchase the ordinary shares on your behalf. The depositary will then deposit the ordinary shares and deliver the ADSs to you. It will only exercise rights if you pay it the exercise price and any other charges the rights require you to pay.

U.S. securities laws may restrict the sale, deposit, cancellation and transfer of the ADSs issued after exercise of rights. Under the deposit agreement, the depositary will not distribute rights to holders of ADSs unless the distribution and sale of rights and the securities to which these rights relate are either exempt from registration under the Securities Act with respect to all holders of ADSs, or are registered under the provisions of the Securities Act. We can give no assurance that we can establish an exemption from registration under the Securities Act and we are under no obligation to file a registration statement with respect to these rights or underlying securities or to endeavor to have a registration statement declared effective. In this case, the depositary may deliver the ADSs under a separate restricted deposit agreement which will contain the same provisions as the deposit agreement, except for changes needed to put the restrictions in place.

•

Other distributions. The depositary will send to you anything else we distribute on deposited securities by means it thinks are legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds in the same way as it does with cash or it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, ordinary shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, ordinary shares, rights or anything else to ADS holders. This means that you may not receive the distribution we make on our ordinary shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, withdrawal and cancellation

The depositary will deliver ADSs if you or your broker deposits ordinary shares. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, The depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs at its corporate trust office to the persons you request.

As an ADS holder, you may turn in your ADSs at the depositary’s office. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the underlying ordinary shares to an account designated by you or at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its corporate trust office, if feasible.

Voting rights

As an ADS holder, you may instruct the depositary to vote the ordinary shares underlying your ADSs. Otherwise, you will not be able to exercise your right to vote unless you withdraw the ordinary shares. However, you may not know about the meeting enough in advance to withdraw the ordinary shares.

If we ask for your instructions, the depositary will notify you of the upcoming vote and arrange to deliver our voting materials to you. The materials will:

•	describe the matters to be voted on; and

•

explain how you may instruct the depositary to vote the ordinary shares or other deposited securities underlying your ADSs as you direct. For instructions to be valid, the depositary must receive them on or before the date specified. the depositary will try, in compliance with Cayman Islands law and the provisions of our memorandum and articles of association, to vote or to have its agents vote the ordinary shares or other deposited securities as you instruct or as described below.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote the ordinary shares underlying your ADSs. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and there may be nothing you can do if the ordinary shares underlying your ADSs are not voted as you requested.

If the depositary does not receive voting instructions from you by the specified date, it will consider you to have authorized and directed it to give a discretionary proxy to a person designated by us to vote the number of deposited securities represented by your ADSs. The depositary will give a discretionary proxy to such person in those circumstances to vote on all questions to be voted upon unless we notify the depositary that:

•	we do not wish to receive a discretionary proxy;

•	there is substantial shareholder opposition to the particular question; or

•	the particular question would have a material and adverse impact on our shareholders.

Notices and reports

The depositary will make available for inspection by registered holders at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from our company, which are both (a) received by the depositary as the holder of the deposited securities, and (b) made generally available to the holders of such deposited securities by our company. The depositary will also, upon our written request, send to the registered holders copies of such reports when furnished by our company pursuant to the deposit agreement. Any such reports and communications, including any proxy soliciting material, furnished to the depositary by our company will be furnished in English.

Fees and expenses

Persons depositing or withdrawing shares must pay:	For:
US$5.00 (or less) per 100 ADSs (or portion thereof)	• Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property

• Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates

US$0.02 (or less) per ADS	• Any cash distribution to ADS holders

A fee equivalent to the fee that would be payable if securities distributed to you had been shares and the shares had been deposited for issuance of ADSs	• Distribution of securities distributed to holders of deposited securities which are distributed by the depositary to ADS holders

US$0.02(or less) per ADSs per calendar year	• Depositary services

Registration or transfer fees	• Transfer and registration of shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw shares

Expenses of the depositary	• Converting foreign currency to U.S. dollars

• Cable, telex and facsimile transmissions (when expressly provided in the deposit agreement)

Taxes and other governmental charges the depositary o the custodian have to pay on any ADS or share underlying an ADS, for example, stock transfer taxes, stamp duty or withholding taxes	• As necessary

Any charges incurred by the depositary or its agents for servicing the deposited securities	• As necessary

The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

From time to time, the depositary may make payments to us to reimburse and / or share revenue from the fees collected from ADS holders, or waive fees and expenses for services provided, generally relating to costs and expenses arising out of establishment and maintenance of the ADS program. In performing its duties under the deposit agreement, the depositary may use brokers, dealers or other service providers that are affiliates of the depositary and that may earn or share fees or commissions.

The depositary may convert currency itself or through any of its affiliates and, in those cases, acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the deposit agreement and the rate that the depositary or its affiliate receives when buying or selling foreign currency for its own account. The depositary makes no representation that the exchange rate used or obtained in any currency conversion under the deposit agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to ADS holders, subject to the depositary’s obligations under the deposit agreement. The methodology used to determine exchange rates used in currency conversions is available upon request.

Payment of taxes

As an ADS holder, you will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities underlying your ADSs. The depositary may refuse to transfer your ADSs or allow you to withdraw the deposited securities underlying your ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities underlying your ADSs to pay any taxes owed and you will remain liable for any deficiency. If it sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to you any proceeds, or send to you any property remaining after it has paid the taxes.

Reclassifications, recapitalizations and mergers

If we:	Then:
• Changes the nominal or par value of our shares	The cash, shares or other securities received by the depositary will become deposited securities. Each ADS will automatically represent its equal share of the new deposited securities.

• Reclassify, split up or consolidate any of the deposited securities	The depositary may, and will if we ask it to, deliver new ADSs or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

• Recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action

Amendment and termination

We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If the amendment will cause any of the following results, the amendment will become effective as to outstanding ADSs 30 days after the depositary notifies ADS holders of the amendment:

•	adds or increases fees or charges, except for:

•	taxes and other governmental charges;

•	registration fees;

•	cable, telex or facsimile transmission costs;

•	delivery costs or other such expenses; or

•	prejudices any important right of ADS holders.

At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

The depositary will terminate the deposit agreement if we ask it to do so. In such case, the depositary must notify you at least 90 days before termination. The depositary may also terminate the deposit agreement if the depositary has told us that it would like to resign and we have not appointed a new depositary bank within 90 days.

After termination, the depositary and its agents will be required to do only the following under the deposit agreement:

•	collect distributions on the deposited securities;

•	sell rights and other property; and

•	deliver shares and other deposited securities upon cancellation of ADSs.

One year after termination, the depositary may sell any remaining deposited securities. After that, the depositary will hold the proceeds of the sale, as well as any other cash it is holding under the deposit agreement for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and will have no liability for interest. The depositary’s only obligations will be an indemnification obligation and an obligation to account for the proceeds of the sale and other cash. After termination, our only obligations will be an indemnification obligation and our obligation to pay specified amounts to the depositary.

Limitations on obligations and liability

The deposit agreement expressly limits our obligations and the obligations of the depositary, and it limits our liability and the liability of the depositary. We and the depositary:

•	are only obligated to take the actions specifically provided for in the deposit agreement without negligence or bad faith;

•	are not liable if either is prevented or delayed by law or circumstances beyond their control from performing our obligations under the deposit agreement;

•	are not liable if either exercises discretion permitted under the deposit agreement;

•	have no obligation to become involved in a lawsuit or other proceeding related to the ADRs or the deposit agreement on your behalf or on behalf of any other party; and

•	may rely upon any documents they believe in good faith to be genuine and to have been signed or presented by the proper party.

In the deposit agreement, we and the depositary have agreed to indemnify each other under designated circumstances.

Requirements for depositary actions

The ADSs are transferable on the books of the depositary, provided that the depositary may close the transfer books at any time or from time to time when it deems expedient in connection with the performance of its duties. Before the depositary will deliver the underlying ordinary shares to an account designated by you or register transfer of ADS, make a distribution on ADSs, or process a withdrawal of shares, the depositary may require:

•	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;

•	production of satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•	compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver, transfer or register transfers of ADSs generally when our books or the books of the depositary are closed, or at any time if the depositary or we think it advisable to do so.

Your right to receive the ordinary shares underlying your ADSs

You have the right to surrender your ADSs and withdraw the underlying ordinary shares at any time except:

•

when temporary delays arise because: (1) the depositary or we have closed its or our transfer books; (2) the transfer of ordinary shares is blocked to permit voting at a shareholders’ meeting or (3) we are paying a dividend on the ordinary shares;

•	when you owe money to pay fees, taxes and similar charges; or

•	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of ordinary shares or other deposited securities.

The right of withdrawal may not be limited by any other provision of the deposit agreement.

Inspection of register of holders of ADSs

You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the Direct Registration System, also referred to as DRS, and Profile Modification System, also referred to as Profile, will apply to the ADSs. DRS is a system administered by DTC that facilitates interchange between registered holding of uncertificated ADSs and holding of security entitlements in ADSs through DTC and a DTC participant. Profile is feature of DRSs that allows a DTC participant, claiming to act on behalf of a registered holder of uncertificated ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/ Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery as described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commerical Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile system and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.

ENFORCEABILITY OF CIVIL LIABILITIES

We were incorporated in the Cayman Islands in order to take advantage of certain benefits associated with being a Cayman Islands exempted company, including:

•	political and economic stability;

•	an effective judicial system;

•	a favorable tax system;

•	the absence of exchange control or currency restrictions; and

•	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to:

•	the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and

•	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

Our business is conducted in China, and substantially all of our assets are located in China. A majority of our directors and officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Puglisi & Associates as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law, and Commerce & Finance Law Offices, our counsel as to PRC law, have advised us, respectively, that there is uncertainty as to whether the courts of the Cayman Islands and China, respectively, would:

•

recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

•	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Maples and Calder (Hong Kong) LLP has further advised us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (a) is given by a foreign court of competent jurisdiction, (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (c) is final and conclusive, (d) is not in respect of taxes, a fine or a penalty; and (e) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

Commerce & Finance Law Offices has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States.

TAXATION

Material income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.

SELLING SHAREHOLDERS

Selling shareholders to be named in a prospectus supplement may, from time to time, offer and sell some or all of the shares of our ordinary shares held by them pursuant to this prospectus and the applicable prospectus supplement. Such selling shareholders may sell shares of our ordinary shares held by them to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the applicable prospectus supplement. See “Plan of Distribution.” Such selling shareholders may also sell, transfer or otherwise dispose of some or all of our ordinary shares held by them in transactions exempt from the registration requirements of the Securities Act.

We will provide you with a prospectus supplement, which will set forth the name of each selling shareholder and the number of shares of our ordinary shares beneficially owned by such ordinary shares. The prospectus supplement also will disclose whether any of the selling shareholders have held any position or office with, have been employed by or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION

We and the selling shareholders may sell the securities offered through this prospectus (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, or (4) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information, if applicable:

•	the terms of the offering;

•	the names of any underwriters, dealers or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any offering price to the public;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Sale through underwriters or dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The prospectus supplement will include the names of the principal underwriters the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct sales and sales through agents

We and the selling shareholders may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us and the selling shareholders. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We and the selling shareholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed delivery contracts

If the prospectus supplement indicates, we or the selling shareholders may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Institutional Investors

If indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from various institutional investors to purchase securities. In this case, then payment and delivery will be made on a future date that the prospectus supplement specifies. The underwriters, dealers or agents may impose limitations on the minimum amount that the institutional investor can purchase. They may also impose limitations on the portion of the aggregate amount of the securities that they may sell. These institutional investors include:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies;

•	educational and charitable institutions; and

•	other similar institutions as we may approve.

The obligations of any of these purchasers pursuant to delayed delivery and payment arrangements will not be subject to any conditions. However, one exception applies. An institution’s purchase of the particular securities cannot at the time of delivery be prohibited under the laws of any jurisdiction that governs:

•	the validity of the arrangements; or

•	the performance by us or the institutional investor.

Market making, stabilization and other transactions

Unless the applicable prospectus supplement states otherwise or the shares are offered by the selling shareholders, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we and the selling shareholders use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative transactions and hedging

We, the selling shareholders, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us, the selling shareholders or others (or, in the case of derivatives, securities received from us or the selling shareholders in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic auctions

We and the selling shareholders may also make sales through the Internet or through other electronic means. Since we and the selling shareholders may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. Of course, many pricing methods can and may also be used.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

We are being represented by Skadden, Arps, Slate, Meagher & Flom LLP with respect to legal matters of United States federal securities and New York State law. Certain legal matters in connection with this offering will be passed upon for the underwriters by a law firm named in the applicable prospectus supplement. The validity of the ordinary shares represented by the ADSs offered in this offering and legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP. Legal matters as to PRC law will be passed upon for us by Commerce & Finance Law Offices and for the underwriters by a law firm named in the applicable prospectus supplement. Skadden, Arps, Slate, Meagher & Flom LLP may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law and Commerce & Finance Law Offices with respect to matters governed by PRC law.

EXPERTS

The consolidated financial statements of Ctrip.com International, Ltd., and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus Supplement by reference to the annual report on Form 20-F for the year ended December 31, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers Zhong Tian LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The offices of PricewaterhouseCoopers Zhong Tian LLP are located at 6/F DBS Bank Tower, 1318 Lu Jia Zui Ring Road, Pudong New Area, Shanghai, 200120, the People’s Republic of China.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We are currently subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Under the Exchange Act, we are required to file with or furnish to the SEC reports, including annual reports on Form 20-F and other information. All information filed with or furnished to the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. You can call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Additional information may also be obtained over the Internet at the SEC’s website at www.sec.gov. We also maintain a website at ir.ctrip.com, but information contained on our website is not incorporated by reference in this prospectus or any prospectus supplement. You should not regard any information on our website as a part of this prospectus or any prospectus supplement.

As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we intend to furnish the depositary with our annual reports, which will include a review of operations and annual audited consolidated financial statements prepared in conformity with accounting principles generally accepted in the United States and all notices of shareholders’ meeting and other reports and communications that are made generally available to our shareholders. The depositary will make such notices, reports and communications available to holders of ADSs and, upon our written request, will mail to all record holders of ADSs the information contained in any notice of a shareholders’ meeting received by the depositary from us.

We have filed with the SEC a registration statement on Form F-3 relating to the securities covered by this prospectus. This prospectus and any prospectus supplement are part of the registration statement and do not contain all the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s website.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below:

•	Our annual report on Form 20-F for the fiscal year ended December 31, 2018 filed on March 15, 2019, as amended;

•	Our current report on Form 6-K furnished to the SEC on September 25, 2019, including exhibit 99.1 thereto;

•

The description of the securities contained in our registration statement on Form 8-A filed on November 23, 2007 pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description;

•

The description of the securities contained in our registration statement on Form 8-A filed on November 25, 2003 pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description; and

•

With respect to each offering of securities under this prospectus, all reports on Form 20-F and any report on Form 6-K that so indicates it is being incorporated by reference, in each case, that we file with the SEC on or after the date on which the registration statement is first filed with the SEC and until the termination or completion of that offering under this prospectus.

Our annual report on Form 20-F for the fiscal year ended December 31, 2018 filed on March 15, 2019, as amended, contains a description of our business and audited consolidated financial statements with a report by our independent registered public accounting firm. These financial statements are prepared in accordance with U.S. GAAP.

Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Ctrip.com International, Ltd.

968 Jin Zhong Road

Shanghai 200335, People’s Republic of China

Tel: (86 21) 3406-4880

Attention: Investor Relations Department

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.